   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2001

                                                      REGISTRATION NO. 333-55098
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                               AMENDMENT NO. 4 TO

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

        (Exact name of registrant as specified in governing instruments)

                      8540 SOUTH EASTERN AVENUE, SUITE 200
                            LAS VEGAS, NEVADA 89123

                    (Address of principal executive offices)

                                CONNIE S. FARRIS
                            CHIEF EXECUTIVE OFFICER
                   CONREX INTERNATIONAL FINANCIAL, INC. D/B/A
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                      8540 SOUTH EASTERN AVENUE, SUITE 200
                            LAS VEGAS, NEVADA 89123
                    (Name and address of agent for service)
                           --------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                            ELLIOT H. LUTZKER, ESQ.
                            SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                         NEW YORK, NEW YORK 10158-0125
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE FOLLOWING EFFECTIVENESS OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF SECURITIES                  AMOUNT BEING        OFFERING PRICE          AGGREGATE            AMOUNT OF
              BEING REGISTERED                    REGISTERED            PER UNIT          OFFERING PRICE      REGISTRATION FEE
Units(1)....................................      100,000(2)             $1,000            $100,000,000          $25,000(3)

(1) The market making transactions in connection with the sale of the Units are being registered simultaneously herewith.

(2) The Registrant is offering Units at $1,000 per Unit. Units will initially be sold at a minimum of two units ($5,000 or five units for Nevada residents) with additional purchases in multiples of $1,000. The Registrant will issue and sell up to $100,000,000 in Units.


(3) Of this amount, $6,250 was paid on February 6, 2001, with the initial filing of this registration statement, $6,250 was paid on or about July 26, 2001 with the filing of Amendment No. 2 of this registration statement and $12,500 was paid on or about August 29, 2001 with the filing of Amendment No. 3 of this registration statement.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

            CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
                       INFORMATION REQUIRED BY FORM S-11

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                                 LOCATION IN PROSPECTUS
----------------------------------------------                       -------------------------------------------
          1.            Forepart of Registration Statement and
                          Outside Front Cover Page.................  Outside Front Cover Page of Prospectus

          2.            Inside Front and Outside Back Cover
                          Pages of Prospectus Pages................  Inside Front and Outside Back Cover

          3.            Summary Information, Risk Factors and Ratio
                          of Earnings to Fixed Charges.............  Summary of the Offering; Risk Factors

          4.            Determination of Offering Price............                       *

          5.            Dilution...................................                       *

          6.            Selling Security Holders...................                       *

          7.            Plan of Distribution.......................  Plan of Distribution

          8.            Use of Proceeds............................  Use of Proceeds

          9.            Selected Financial Data....................                       *

         10.            Management's Discussion and Analysis of
                          Financial Condition and Results of
                          Operations...............................  Management's Discussion and Analysis of
                                                                       Financial Condition of the Fund

         11.            General Information as to Registrant.......  Front Cover Page; Terms of the Offering;
                                                                     Our Manager and its Affiliates

         12.            Policy with Respect to Certain
                          Activities...............................  Lending Standards and Policies; Summary of
                                                                       Operating Agreement

         13.            Investment Policies of Registrant..........  Use of Proceeds; Lending Standards and
                                                                       Policies

         14.            Description of Real Estate.................                       *

         15.            Operating Data.............................                       *

         16.            Tax Treatment of Registrant and Its
                          Security Holders.........................  Risk Factors; Federal Income Tax
                                                                       Consequences

         17.            Market Price of and Dividends on the
                          Registrant's Common Equity and Related
                          Stockholder Matters......................                       *

         18.            Description of Registrant's Securities.....  Summary of Operating Agreement, Rights of
                                                                       Members and Description of Units

         19.            Legal Proceedings..........................  Legal Proceedings

         20.            Security Ownership of Certain Beneficial
                          Owners and Management....................  Security Ownership of Certain Beneficial
                                                                       Owners and Management

REGISTRATION STATEMENT ITEM NUMBER AND CAPTION                                 LOCATION IN PROSPECTUS
----------------------------------------------                       -------------------------------------------
         21.            Directors and Executive Officers...........  Our Manager and its Affiliates

         22.            Executive Compensation.....................  Our Manager and its Affiliates;
                                                                     Compensation of our Manager and its
                                                                       Affiliates

         23.            Certain Relationships and Related
                          Transactions.............................  Conflicts of Interest; Our Manager and its
                                                                       Affiliates; Lending Standards and
                                                                       Policies

         24.            Selection, Management and Custody of
                          Registrant's Investments.................  Lending Standards and Practices;
                                                                       Compensation of our Manager and its
                                                                       Affiliates

         25.            Policies with Respect to Certain
                          Transactions.............................  Conflicts of Interest; Summary of Operating
                                                                       Agreement

         26.            Limitations of Liability...................  Fiduciary Responsibility; Summary of
                                                                     Operating Agreement

         27.            Financial Statements and Information.......  Financial Statements

         28.            Interests of Named Experts and Counsel.....  Legal Opinion; Experts

         29.            Disclosure of Commission Position on
                          Indemnification for Securities Act
                          Liabilities..............................  Fiduciary Responsibilities of Manager

         30.            Quantitative and Qualitative Disclosures
                          About Market Risk........................                       *

------------------------

*   Not Applicable

                 SUBJECT TO COMPLETION DATED SEPTEMBER 26, 2001


PROSPECTUS
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

            $100,000,000 (MAXIMUM) UNITS/$1,500,000 (MINIMUM) UNITS
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC

                           MINIMUM INVESTMENT: $2,000


    GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, is a newly-formed Nevada Limited Liability Company. We are offering and selling to the public a minimum of 1,000 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of 2 units at $2,000 and 5 units at $5,000 for Nevada residents. The units are being distributed on a "best efforts" basis. The proceeds of this offering will be held in escrow until the $1,500,000 minimum amount is received, and promptly returned to you if the minimum amount is not received by April 30, 2002. Our sole business will be to utilize the proceeds of this offering to make loans, or purchase entire or fractional interests in loans secured by mortgages or deeds of trust.


                                                  PRICE TO              SELLING           NET PROCEEDS TO
                                                INVESTORS(1)         COMMISSIONS(2)         THE FUND(3)
Per $1,000 invested.......................         $1,000                  $0                  $1,000
Minimum Total.............................       $1,500,000                $0                $1,500,000
Maximum Total.............................      $100,000,000               $0               $100,000,000

(1) The initial minimum purchase is $2,000. Investors can only purchase units in multiples of $1,000. The minimum purchase for Nevada investors is $5,000.

(2) Units will be offered and sold by sales representatives licensed by the National Association of Securities Dealers, LLC to sell the units and similar securities. Some of the sales representatives are employed by our lead underwriter, Global Express Securities, Inc., an NASD-licensed broker-dealer that is an affiliate of our manager. Global Express Securities may also engage other dealers to sell our units. All sales commissions will be paid by our manager. Our manager will pay at its own expense, up to 10% of the gross proceeds of the sale of the units to the lead underwriter as compensation and up to .5% to the lead underwriter for reimbursements of actual expenses, and will also pay all organizational and offering expenses, including without limitation, legal and accounting expenses, reproduction costs, selling expenses, and filing fees paid to the Securities and Exchange Commission and state securities commissions. Therefore, the entire proceeds from sales of this offering will be available for investment in mortgage loans.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    "THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT."


    THIS OFFERING INVOLVES SIGNIFICANT RISKS, DESCRIBED IN DETAIL BEGINNING ON PAGE 8 HEREIN.

These risks include:

    - No operating history or assets.                - Total reliance on our manager.
    - Our manager has no track record.               - No public market for the units.
    - Tax risks consequences associated with an
      investment in the units.

    - Purchasers in this offering may not sell or transfer the units in the future without the approval of our manager and the sale or transfer of the units must be in compliance with state and federal securities law.

    - Conflicts of interest with our manager including allocating management time and mortgage loan opportunities between us, our manager and its other clients.

    - Payment of substantial fees to our manager and its affiliates including servicing fees, originating or brokering fees, and participation in proceeds from the sale, refinancing or other disposition of collateral.

    - The mortgage loans will be selected for us by our manager and you will have no opportunity to evaluate the terms of the mortgages, the real property that is our collateral or other economic or financial data concerning our loans.

    - Our underwriting standards and procedures may be more lenient than conventional lenders and we approve mortgage loans quickly.

    - Lack of diversification of geographic area and property type of our loans.

                               September   , 2001

                         NOTICE TO CALIFORNIA RESIDENTS

    All units of limited partnership interests resulting from any offer or sale in California will bear the following legend restricting transfer:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                            ------------------------


    CURRENTLY, WE INTEND TO OFFER THE UNITS FOR SALE IN ARIZONA, CALIFORNIA, COLORADO, FLORIDA, HAWAII, ILLINOIS, NEVADA, OKLAHOMA AND TEXAS. WE WILL END THIS OFFERING IN THESE STATES ON OCTOBER 31, 2002 OR AT SUCH EARLIER TIME THAT ALL $100,000,000 OF UNITS ARE SOLD. IF WE DESIRE TO EXTEND THIS OFFERING UP UNTIL OCTOBER 31, 2003, EACH OF THESE STATES REQUIRES US TO FILE THE APPROPRIATE DOCUMENTS WITH SUCH STATE'S AGENCY AND WE WILL PROVIDE INVESTORS IN THESE STATES WITH WRITTEN NOTICE OF SUCH EXTENSION. WE MAY REGISTER IN ADDITIONAL STATES TO SELL THE UNITS AND WILL COMPLY WITH APPLICABLE STATE "BLUE SKY" LAWS TO EXTEND THE OFFERING. ALL SUBSCRIPTIONS WILL BE HELD IN AN ESCROW ACCOUNT AT SOUTHWEST ESCROW COMPANY WHICH WILL SERVE AS ESCROW AGENT. IF WE DO NOT RECEIVE ACCEPTABLE SUBSCRIPTIONS FOR $1,500,000 OR MORE OF UNITS BY APRIL 30, 2002, WE WILL NOTIFY YOU IN WRITING AND THE ESCROW AGENT WILL PROMPTLY RETURN ALL SUBSCRIPTION AMOUNTS TOGETHER WITH INTEREST EARNED WHILE THE FUNDS WERE HELD IN ESCROW TO YOU AND THE OTHER SUBSCRIBERS. YOU WILL EARN INTEREST ON THE FUNDS HELD IN THE ESCROW ACCOUNT AS SOON AS YOUR FUNDS CLEAR. YOU WILL NOT BE A MEMBER OF GLOBAL EXPRESS FUND WHILE YOUR FUNDS ARE HELD IN THE ESCROW ACCOUNT AND YOU WILL ONLY BECOME A MEMBER ONCE WE ACCEPT YOUR SUBSCRIPTION AND TRANSFER YOUR FUNDS OUT OF ESCROW AND INTO GLOBAL EXPRESS FUND'S OWN ACCOUNT. AFTER THE MINIMUM OFFERING AMOUNT HAS BEEN RAISED, WE WILL ACCEPT OR REJECT ALL SUBSCRIPTIONS WITHIN 5 BUSINESS DAYS AFTER RECEIPT AND WILL INSTRUCT THE ESCROW AGENT PROMPTLY TO RELEASE THE FUNDS OF THE ACCEPTED SUBSCRIPTIONS TO US AND TO REFUND THE FUNDS OF ANY REJECTED SUBSCRIPTIONS. WE MAY TERMINATE THIS OFFERING AT ANY TIME BY WRITTEN NOTICE TO THE INVESTORS AND REFUND ANY SUBSCRIPTIONS THAT WE HAVE NOT ACCEPTED.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHERE YOU CAN FIND MORE INFORMATION.........................       1

FORWARD-LOOKING STATEMENTS..................................       1

SUMMARY OF THE OFFERING.....................................       2

RISK FACTORS................................................       8

INVESTMENT RISK FACTORS.....................................       8
  Our ability to diversify our mortgage loans will depend on how much money we raise in this offering; even if we
    raise $100,000,000 we may have a large share of funds
    invested in a few large loans...........................       8
  There will not be a public or other resale market for the
    units and you may not be able to sell or transfer your
    units...................................................       8
  You have a limited ability to have your shares redeemed by
    us. These limitations include:..........................       8
  You cannot revoke your subscription.......................       9
  We must rely on Global Express Capital Mortgage to manage
    our operations and select our loans for investment......       9
  We have no operating history and we have no assets........       9
  We may invest in or purchase loans made to our manager and
    its affiliates..........................................       9
  Our manager has no prior experience in managing a real
    estate fund.............................................       9
  Our manager has no significant assets and will fund the
    operations of Global Express Fund from fees it earns in
    making or acquiring the mortgage loans..................       9
  Our manager will have conflicts between its duty to Global
    Express Fund and its own interests......................      10
  We must rely completely on our manager's employees and
    facilities because we do not have any of our own and our
    manager is our sole managing member.....................      10
  We will not maintain adequate working capital reserves and if our manager fails to fund our operations we may have
    to liquidate our investments............................      10
  Risks we do not control will affect the value of the
    collateral for our mortgage loans and could also affect
    your ability to resell the units........................      10
  You have limited voting rights and must rely entirely on
    our manager to manage Global Express Fund...............      11
  Our manager is not required to devote full time to our
    business................................................      11
  Our manager has other clients which may result in a
    conflict of interest for our manager between us and its
    other clients...........................................      11
  Some decisions will be approved, whether or not you agree,
    by less than all of the members.........................      11
  Our manager can dissolve Global Express Fund at any time
    even if the mortgage loans are sold below cost..........      11

REAL ESTATE RISK FACTORS....................................      12
  Our underwriting standards and procedures are more lenient than conventional lenders, which may create additional
    risks to your return....................................      12
  We approve mortgage loans quickly which may increase risks
    of borrowers' default...................................      12
  We may invest in higher risk loans........................      12
  Our loans are not guaranteed by any government agency.....      12
  Loan defaults and foreclosures by borrowers may adversely
    affect Global Express Fund..............................      12
  There are special risks in development and construction
    loans...................................................      13
    1. Our ability to sell lots, homes or commercial units
     is subject to a number of risks........................      13
    2. A borrower may be unable to obtain required
     government approval of projects........................      13
    3. A builder may become financially unable to complete
     projects...............................................      13

                                                                PAGE
                                                              --------
    4. A borrower's ability to lease or sell its property
     depends on current market conditions...................      13
    5. There may only be a limited right to use utilities in
     the development of projects............................      14
    6. The completion of a project is subject to a number of
     risks..................................................      14
  Some of our borrowers may have an existing business
    relationship with our manager...........................      14
  The loans we will make lack diversification of geographic
    area and property type..................................      14
  We may engage in leasehold financing which has additional
    risks...................................................      14
  The delay in accepting subscriptions or in our making or
    acquiring mortgage loans will reduce distributions to
    you.....................................................      15
  Our results of operations are subject to fluctuations in
    interest rates and other economic conditions............      15
  We may experience uninsured losses from the mortgaged
    properties..............................................      15
  The borrowers or we may be subject to environmental
    liabilities.............................................      16
  If we acquire property after foreclosure we will have the
    additional risks of real estate ownership...............      16
  There may be risks of real estate development on property
    acquired by us..........................................      16
  Bankruptcy of the borrower and legal limitations on
    personal judgments may increase the chances that we will
    incur a loss on a defaulted loan........................      17
  There are risks associated with junior mortgage positions.
    We may not recover our initial investment in a
    foreclosure.............................................      17
  Our loans will be made to companies which own only the
    real estate they give us as collateral..................      17
  If a loan is guaranteed we may not be able to enforce the
    loans against the guarantor.............................      17
  We must rely on appraisals which may not be accurate......      17
  We are subject to state lending regulations...............      18
  Our manager is subject to state regulation of mortgage
    brokers.................................................      18
  There are risks associated with unintended violations of
    usury statutes..........................................      18

TAX RISK FACTORS............................................      18
  General tax risks.........................................      18
  Employee benefit plans, retirement plans and IRA's may be
    taxed on unrelated business taxable income from this
    investment..............................................      19
  If we lose our "partnership" status we would be taxed as a
    corporation.............................................      19
  The IRS may challenge our allocations of income, gain,
    loss and deduction......................................      19
  You may be taxed on income which exceeds the cash
    distributions made to you...............................      19
  The state or locality in which you are a resident or in
    which we own properties may impose income or other taxes
    on us or on your share of our taxable income............      19
  There are risks that partnership income will be
    characterized as portfolio income.......................      19
  Tax-exempt investors will have ERISA risks................      20
  You will receive K-1 information tax return which could
    increase the complexity of your tax return..............      20

INVESTOR SUITABILITY STANDARDS..............................      21
  Minimum Suitability Standards.............................      21
  Minimum Purchase Amount...................................      21
  IRA Investors and ERISA Plans.............................      21
  Subscription Agreement Warranties.........................      22
  Subscription Procedure....................................      23

USE OF PROCEEDS.............................................      24

CAPITALIZATION OF GLOBAL EXPRESS FUND.......................      24

TERMS OF THE OFFERING.......................................      24
  Minimum-Maximum Offering..................................      24

                                                                PAGE
                                                              --------
  Description of Returns....................................      25
  Description of the Units--Principal Payments..............      25
  Description of the Units--Late Fees and Extension Fees....      25
  Subscription Agreements...................................      25
  Restrictions on Transfer; Permitted Transferees...........      26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  OF GLOBAL EXPRESS FUND....................................      28

Twelve Month Plan of Operations.............................      28

LENDING STANDARDS AND POLICIES..............................      28
  General Standards for Mortgage Loans......................      28
  Use of Loan Funds.........................................      31
  Loan Repayment............................................      31
  Credit Evaluations........................................      31
  Sale of Loans.............................................      32
  Loan Servicing............................................      32

OTHER OPERATING POLICIES....................................      33

OUR MANAGER AND ITS AFFILIATES..............................      34
  Officer of our Manager....................................      34
  Prior Experience of Global Express Capital Mortgage.......      34
  Prior Experience of Global Financial, Inc.................      36

COMPENSATION TO MANAGER AND ITS AFFILIATES..................      36

CONFLICTS OF INTEREST.......................................      39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      43

INVESTMENT BY GLOBAL EXPRESS CAPITAL MORTGAGE IN MORTGAGE
  LOANS SECURED BY REAL ESTATE PORTFOLIO....................      44

INVESTMENT BY GLOBAL EXPRESS FINANCIAL, INC. IN MORTGAGE
  LOANS SECURED BY REAL ESTATE PORTFOLIO....................      46

FIDUCIARY RESPONSIBILITIES OF OUR MANAGER...................      46

BASIC LEGAL ASPECTS OF MORTGAGES AS COMPARED TO DEEDS OF
  TRUST; JUDICIAL AND NON-JUDICIAL FORECLOSURES, AND LIMITS
  ON ENFORCEABILITY OF GUARANTIES...........................      47
  Mortgages Compared to Deeds of Trust......................      47
  Foreclosure...............................................      48
  Other Loan Enforcement Issues.............................      48

ERISA CONSIDERATIONS........................................      49
  General...................................................      49
  Plan Asset Regulations....................................      49
  Annual Valuation..........................................      49

FEDERAL INCOME TAX CONSEQUENCES.............................      49
  Global Express Fund Tax Status............................      49
  Partnership Status........................................      50
  Taxation of Undistributed Global Express Fund Income
    (Individual Investors)..................................      50
  Distributions of Income...................................      50
  Property Held Primarily for Sale; Potential Dealer
    Status..................................................      51
  Allocations...............................................      51

                                                                PAGE
                                                              --------
  Limitations on Deductions of Our Losses and Expenses......      51
  Tax Returns Audit.........................................      52
  Portfolio Income..........................................      52
  Unrelated Business Taxable Income.........................      52
  Basis Adjustment..........................................      53
  Non-U.S.Holders...........................................      53
  Audit.....................................................      54
  State and Local Taxes.....................................      54

SUMMARY OF OPERATING AGREEMENT..............................      55
  Rights and Liabilities of Members.........................      55
  Term of Global Express Fund...............................      55
  Capital Contributions.....................................      56
  Rights, Powers and Duties of Manager......................      56
  Profits and Losses........................................      56
  Distributions.............................................      57
  Assignment and Transfer of Units..........................      57
  Repurchase of Units, Withdrawal from Global Express
    Fund....................................................      57
  Meetings and Action by Written Consent....................      58
  Accounting and Reports....................................      58
  Dissolution of Global Express Fund........................      58

PLAN OF DISTRIBUTION........................................      59

LEGAL PROCEEDINGS...........................................      60

LEGAL OPINION...............................................      60

EXPERTS.....................................................      60

ADDITIONAL INFORMATION......................................      60

GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
  FINANCIAL STATEMENTS......................................     F-1

CONREX INTERNATIONAL FINANCIAL INC. D/B/A GLOBAL EXPRESS
  CAPITAL MORTGAGE FINANCIAL STATEMENTS.....................    F-12

EXHIBITS
  Exhibit A: Suitability Standards..........................     A-1
  Exhibit B: Amended and Restated Operating Agreement.......     B-1
  Exhibit C: Subscription Agreement and Power of Attorney...     C-1

                      WHERE YOU CAN FIND MORE INFORMATION


    We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our Members annual reports containing audited financial statements.


                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                            SUMMARY OF THE OFFERING

    THE FOLLOWING INFORMATION IS ONLY A BRIEF SUMMARY OF THE UNITS BEING OFFERED FOR SALE HEREBY. WE RECOMMEND THAT YOU THOROUGHLY READ THIS PROSPECTUS. THIS SUMMARY IS NOT AS COMPLETE OR ACCURATE AS THE LONGER DESCRIPTIONS YOU WILL FIND IN THE MAIN BODY OF THIS PROSPECTUS.


Global Express Capital Real Estate
  Investment Fund I, LLC..................  Global Express Capital Real Estate Investment Fund I,
                                            LLC, is a Nevada Limited Liability Company which was
                                            formed on November 21, 2000 to engage in this offering.
                                            Under our amended and restated operating agreement, our
                                            existence ends on December 31, 2016. Our offices are
                                            located at 8540 South Eastern Avenue, Suite 200, Las
                                            Vegas, Nevada 89123, telephone number 702-794-4411.

Use of Proceeds...........................  The proceeds of the offering will be used to make mortgage loans or deeds of trust (in this prospectus we
                                            will refer to mortgage loans and deeds of trust
                                            collectively as mortgage loans) or purchase entire or
                                            fractional interests in mortgage loans, that are made
                                            for the acquisition, development or construction of
                                            commercial or single or multiple family residential real
                                            estate in the United States. The mortgage loans may
                                            include interim loans that are made to a real estate
                                            developer or investor on a short-term basis until they
                                            can finance the real estate project with an
                                            institutional lender.

Manager...................................  Our manager is Conrex Financial International, Inc., a
                                            Nevada corporation, qualified to do business in Nevada
                                            under the name Global Express Capital Mortgage, with
                                            principal offices located at 8540 South Eastern Avenue,
                                            Ste. 200, Las Vegas, Nevada 89123, telephone number
                                            702-794-4411. Our manager is wholly-owned by Global
                                            Express Capital Corporation, which is wholly owned by
                                            John Tooke and Connie S. Farris. Investment decisions in
                                            Global Express Fund will be made by Connie S. Farris who
                                            has substantial prior experience in the mortgage
                                            industry.

Risks.....................................  An investment in the units is subject to significant risks which should be carefully evaluated before you
                                            invest (See "Risk Factors" after this Summary),
                                            including the following:

                                            - There is no public market for the resale of the units
                                            and we do not expect one will ever develop. Also, the
                                              sale and transfer of the units is severely restricted
                                              and therefore, you must be prepared to forego the use
                                              of the invested funds until we return your investment
                                              to you.

                                            - We have no operating history or assets. We completely
                                            rely on our manager, its employees and facilities, and
                                              our manager has no prior experience in managing a real
                                              estate fund. You will have limited voting rights and
                                              no opportunity to evaluate the terms of mortgages, the
                                              real property that is our collateral or other
                                              financial data concerning our loans and therefore you
                                              must be prepared to rely heavily upon our manager to
                                              manage Global Express Fund. Also our
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                                              manager can dissolve Global Express Fund at any time
                                              and you could lose a significant part of your
                                              investment.

                                            - Conflicts of interest exist between our manager's duty
                                            to us and to its own interest in connection with the
                                              selection of loans, mortgage loan opportunities and
                                              allocation of time between itself and Global Express
                                              Fund.

                                            - We may invest a substantial portion of the proceeds of
                                            this offering in loans made for the construction of
                                              property and if the value of the properties serving as
                                              collateral for our loans is reduced, the borrower's
                                              ability to repay the loans would be reduced, which may
                                              delay or reduce your return. Any defaults on our loans
                                              may decrease our revenues and distributions to you.

                                            - Our mortgage loans will be secured by properties in
                                              primarily five states and therefore any economic
                                              downturn in these states or in the type of property
                                              may significantly delay or reduce the return of your
                                              investment.

                                            - Our manager and its affiliates will receive
                                            substantial fees in connection with this offering and
                                              ongoing operations, including fees for originating or
                                              brokering loans and servicing fees.

                                            - Our underwriting standards and procedures may be more
                                              lenient than conventional lenders which may create
                                              additional risks to your return. Also, we generally do
                                              not spend more than 30 days assessing the character
                                              and credit history of our borrowers which may create a
                                              greater risk of default by our borrowers.

Mortgage Loan Portfolio...................  The mortgage loans will be secured by whole or partial interests in first and/or second mortgages, deeds of
                                            trust or similar collateral on undeveloped land or
                                            single and multiple family residential or commercial
                                            real estate located in the United States. Our manager
                                            anticipates that the real estate securing the loans will
                                            predominantly be in the States of Nevada, California,
                                            Arizona, Texas and Florida.

Diversification...........................  No single mortgage loan is expected to exceed 20% of the face amount of the pool. In addition, no more than 30%
                                            of the face amount of the pool will be made to any one
                                            borrower.

Term of Investment........................  Our goal is to return all of your investment by
                                            December 31, 2016. Your invested capital will be
                                            returned to you from the repayments of principal on the
                                            mortgage loans. However, if a borrower defaults on
                                            repayment of the principal on any mortgage loan, the
                                            return of your invested capital will be delayed,
                                            possibly indefinitely. Any costs associated with
                                            collecting payments on delinquent loans, including legal
                                            fees, will reduce the amount repaid to investors.

Minimum and Maximum Offering..............  We must receive a minimum of $1,500,000 from investors before we can begin operation and make or acquire the
                                            first mortgage loans. After the minimum offering amount
                                            has been
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                                            raised, we will accept or reject all subscriptions
                                            within 5 business days of receipt. If we do not receive
                                            and accept $1,500,000 in subscriptions by April 30,
                                            2002, we will notify investors in writing that we are
                                            terminating this offering and your funds together with
                                            the interest or other income earned thereon will
                                            promptly be returned to you by the escrow agent. Until
                                            we receive a total of $1,500,000, any payments received
                                            from you or other subscribers will be held in an
                                            interest-bearing escrow account. All subscriptions are
                                            non-cancelable and irrevocable. After we issue the first
                                            $1,500,000 or more in units, we intend to continue to
                                            offer the units and sell a total of 100,000 units for
                                            $100,000,000. Currently, we intend to offer the units
                                            for sale in Arizona, California, Colorado, Florida,
                                            Hawaii, Illinois, Nevada, Oklahoma and Texas. We will
                                            end this offering in these states on October 31, 2002 or
                                            at such earlier time that all $100,000,000 of units are
                                            sold. If we desire to extend this offering up until
                                            October 31, 2003, each of these states requires us to
                                            file the appropriate documents with such state's agency
                                            and we will provide investors in these states with
                                            written notice of such extension. We may register in
                                            additional states to sell the units and will comply with
                                            applicable state "blue sky" laws to extend the offering.
                                            We may terminate this offering at any time by written
                                            notice to the investors and refund any subscriptions
                                            that we have not accepted. If we terminate this offering
                                            our manager will promptly prepare a form of notice and
                                            furnish the underwriter and selected dealers with copies
                                            to distribute to all persons who have received this
                                            prospectus either directly from the underwriter or from
                                            a selected dealer. You will not earn a return on
                                            mortgage loans that are made or acquired before the date
                                            we accept your subscription and your capital
                                            contribution is made available to us.

Return on Investment......................  When we make or acquire mortgage loans you will receive a return on your "pro rata share" of principal or
                                            acquisition cost of the mortgage loan, as long as the
                                            mortgage loans continues to pay interest when due. Your
                                            pro rata share will entitle you to receive a return in
                                            proportion to your investment over the total amount of
                                            investments in Global Express Fund. Accordingly, the
                                            greater the total investments, the smaller your
                                            ownership interest in Global Express Fund will be since
                                            your ownership interest will be diluted; however, your
                                            rate of return will remain the same. We cannot guarantee
                                            you the full return of your investment. See the
                                            operating agreement and the summary of the operating
                                            agreement in this prospectus for the precise definition
                                            of "pro rata share."

Compensation to Manager and Its
  Affiliates..............................  Our manager may receive substantial fees and other compensation, including charges to borrowers for
                                            originating loans, fees for managing or selling any
                                            property received in connection with a loan foreclosure
                                            or workout and participations in proceeds from the sale,
                                            refinancing or other
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                                            disposition of the real estate securing mortgage loans
                                            after repayment of such mortgage loan. These charges,
                                            fees and participations will not reduce the returns you
                                            are entitled to receive.

Cash Distributions........................  We plan to distribute to you by the fifth day of each month, your share of interest received on mortgage
                                            loans, interest received on our cash, repayments of
                                            principal on mortgage loans, late fees and extension
                                            fees. The maximum time from the commencement of this
                                            offering until the first distribution in connection with
                                            our investment in mortgage loans is estimated at six
                                            months. If any borrowers do not make the payments
                                            required under their mortgage loans, the return to
                                            investors will be lowered accordingly.

Conflicts of Interest.....................  Certain relationships exist among Global Express Fund, our manager and Global Express Securities and the
                                            officers, directors and other affiliates of our manager
                                            and Global Express Securities which could result in
                                            conflicts of interest, including the following:

                                            - Our manager and its officers, directors and affiliates
                                            are engaged in the business activities involving real
                                              estate lending and expect to engage in additional
                                              business activities which may be competitive to us and
                                              also arrange for the origination or purchase of
                                              mortgage loans for other clients. Accordingly, our
                                              manager and its affiliates may have conflicts of
                                              interest in allocating management time and mortgage
                                              loan opportunities between itself, us and other
                                              clients.

                                            - Our manager and its affiliates will sell us the
                                            mortgage loans or receive a commission as a broker for
                                              the loans, which could result in our manager selecting
                                              loans that have a higher interest rate and greater
                                              risk.

                                            - Our manager and its affiliates will receive
                                            substantial fees in connection with this offering and
                                              our ongoing operations.

                                            - Global Express Capital Corporation which is wholly
                                            owned by John Tooke & Connie S. Farris, owns all of the
                                              outstanding capital stock of our manager and 20% of
                                              the outstanding capital stock of Global Express
                                              Securities, Inc., our lead underwriter. John Tooke
                                              owns the balance of 80% of the outstanding capital
                                              stock of Global Express Securities which he intends to
                                              contribute to Global Express Capital Corporation after
                                              the NASD approves the transfer.

Membership Interest.......................  You will not be a member of Global Express Fund while your funds are held in the escrow account and you will
                                            only become a member once we accept your subscription
                                            and transfer your funds out of escrow and into Global
                                            Express Fund's own account. Your rights as a member are
                                            described in Global Express Fund's operating agreement
                                            whose full text is included in this prospectus and are
                                            also governed by Nevada law. We will issue to you a unit
                                            certificate to evidence your membership interest in
                                            Global Express Fund.
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Cash......................................  Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in
                                            interest-bearing bank accounts, money market funds or
                                            used to purchase short-term U.S. Treasury bills, which
                                            will earn interest at short-term interest rates.
                                            Investors will be entitled to a pro-rata portion of the
                                            short-term interest earned.

Late Fees, Extension Fees.................  Borrowers may request an extension of the repayment term of a mortgage loan. If our manager deems the extension
                                            to be in the best interest of the investors, it may
                                            grant the extension for a fee, typically 1% of the
                                            principal balance on the mortgage loan for a 90 day
                                            extension. If a payment on a mortgage loan is made after
                                            the due date, the borrower will be required to pay a
                                            late fee, typically equal to 10% of the total amount of
                                            the payment. Holders of units will receive all of the
                                            late fees and the extension fees. Your share of late
                                            fees and extension fees will be based on your pro rata
                                            share of these fees when they are earned.

Tax Considerations........................  Global Express Fund will elect to be taxed as a partnership for federal income tax purposes and for
                                            purposes of any state or local tax if such election is
                                            recognized by the state and local taxing authorities.
                                            Accordingly, there will be no company level tax in any
                                            jurisdiction that recognizes that election. Most, if not
                                            all, of the return paid to you from the interest we earn
                                            on the mortgage loans, from the interest earned on our
                                            cash and from late fees and extension fees will be taxed
                                            as ordinary income to you if you are subject to federal
                                            income tax. If we have more than 100 members and the
                                            membership interests are "publicly traded" as that term
                                            is used in the Internal Revenue Code, then Global
                                            Express Fund will be taxed as a corporation and
                                            therefore, will incur double taxation. Our operating
                                            agreement provides that no transfer will be permitted if
                                            it results in our being a publicly traded partnership,
                                            however there can be no assurance that we will be able
                                            to identify transfers that would result in the Internal
                                            Revenue Service determining that there has been a
                                            secondary market in the stock and that would result in
                                            such determination. Under partnership tax rules, you
                                            will report on your federal income tax for each year
                                            during which you are a partner, your distributive share
                                            of the items of income gain, loss, deduction and credit
                                            of the partnership, irrespective of whether you receive
                                            a distribution.

Expenses Paid by Manager..................  Our manager has agreed to pay for the expenses of this offering, including sales commissions, federal and state
                                            securities registration fees, legal and accounting fees
                                            and printing and mailing fees. Our manager will also
                                            operate Global Express Fund, at its own expense, or pay
                                            the expenses of such operation, including servicing of
                                            loans that are not delinquent, maintaining an office,
                                            reviewing loan proposals, and preparing financial
                                            statements and tax returns. You will not be charged in
                                            any way for any such expenses. Our manager will not be
                                            responsible for the cost of collecting
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                                            mortgage loans that have defaulted on their payments for
                                            more than 90 days or on which we have instituted legal
                                            proceedings and will be reimbursed for any funds that it
                                            contributes or advances for such purpose out of the
                                            proceeds of collection of delinquent loans.

The Offering..............................  We are offering for sale a minimum of 1,000 and a maximum of 100,000 units of membership interest of
                                            Global Express Fund at $1,000 per unit. The minimum
                                            initial purchase is two units for $2,000, except to the
                                            extent that state suitability standards dictate
                                            otherwise (i.e., $5,000 for Nevada residents).

Investor Suitability Standards............  To purchase units, you must have at least either a net worth, exclusive of home, home furnishings and
                                            automobiles, of at least $45,000 and a minimum annual
                                            gross income of at least $45,000; or a minimum net worth
                                            of at least $150,000. As described more fully in
                                            "Investor Suitability Standards," a significant number
                                            of states have more stringent requirements than those
                                            set forth above. Additionally, you will have to make
                                            additional representations to us before we determine
                                            that the investment is suitable for you.

Limited Right to Resell or Transfer Your
  Units...................................  There will be no public trading market for resale of the units. To resell or transfer your units, you must first
                                            obtain the approval of our manager, which it is not
                                            required to grant. In addition, our manager may not
                                            approve a resale or transfer, if as a result Global
                                            Express Fund would become a "publicly traded
                                            partnership", or which would otherwise cause Global
                                            Express Fund to be taxable as a corporation or which
                                            will violate any federal or state securities laws.

Limited Right to Withdraw.................  You may withdraw, or partially withdraw, from Global
                                            Express Fund and obtain the return of all or part of
                                            your capital account within 61 to 91 days after you
                                            deliver written notice of withdrawal to Global Express
                                            Capital Mortgage, subject to certain conditions,
                                            including, you cannot withdraw until one year after you
                                            purchased the units and we can only make cash payments
                                            in return of an outstanding capital account from net
                                            proceeds and capital contributions.

Reports to Investors......................  You will be provided with annual reports, including audited financial statements and year-end tax
                                            information returns. Our quarterly, annual and other
                                            reports that we file with the SEC will also be
                                            accessible to you at the SEC's public reading rooms or
                                            on the SEC's website.

To Purchase Units.........................  To purchase units you must complete and sign the subscription agreement, attached as Exhibit C to this
                                            prospectus, and deliver it to the underwriter or dealer
                                            that has solicited your investment, together with your
                                            payment for the number of units as specified in the
                                            subscription agreement. We may accept or reject your
                                            subscription in whole or in part. Our acceptance of your
                                            subscription is effective when the subscription
                                            agreement is signed by our manager.
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                                  RISK FACTORS

    You should carefully consider the following risk factors and the other information in this prospectus before purchasing units.

INVESTMENT RISK FACTORS

OUR ABILITY TO DIVERSIFY OUR MORTGAGE LOANS WILL DEPEND ON HOW MUCH MONEY WE
RAISE IN THIS OFFERING; EVEN IF WE RAISE $100,000,000 WE MAY HAVE A LARGE SHARE
OF FUNDS INVESTED IN A FEW LARGE LOANS.

    Our ability to reduce risk by purchasing multiple loans will be limited by the amount of funds we raise. We may not sell all of the units we are offering.
If only $1,500,000 is raised, we may be able to acquire only one loan. Thus, while we are still selling units, most or even all of the proceeds of this offering may be invested in one loan, or only in a few loans, and such loans may be made to only one or a few borrowers, and secured by only one type of property. It may not be possible to sell additional units especially if there were a default in one or the mortgage loans before more units are sold. The extent of diversification among different borrowers and types of properties will depend largely on the total amount of units sold. Even if we raise the $100,000,000 maximum amount of this offering, no single mortgage loan is expected to exceed 20% of the face amount of the pool. In addition, no more than 30% of the face amount of the pool will be made to any one borrower. There is less risk to you if the portfolio of mortgage loans is more diversified among multiple borrowers and multiple types of property.

THERE WILL NOT BE A PUBLIC OR OTHER RESALE MARKET FOR THE UNITS AND YOU MAY NOT
BE ABLE TO SELL OR TRANSFER YOUR UNITS.

    There is no public trading market for your units and we do not expect one will ever develop. Therefore, you cannot freely sell or transfer your units or use them as collateral for a loan. Our operating agreement restricts the transfer of the units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code.
Classification as a publicly traded partnership would significantly decrease the value of the units of all our members and therefore, our manager must consent to any sale or assignment of your units. Our manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. In addition, the sale or transfer of the units may be restricted by state securities laws and any person who buys units from you must meet the investor suitability requirements in his home state as described in this prospectus. As a result, you may not be able to sell your units promptly or at the price you want. You should purchase the units only with the intent of holding the units until we return your investment to you or for at least one year.

YOU HAVE A LIMITED ABILITY TO HAVE YOUR SHARES REDEEMED BY US. THESE LIMITATIONS
INCLUDE:

    - You will be paid within 61 to 91 days after you deliver written notice of withdrawal to Global Express Capital Mortgage.

    - You can only redeem your units after you have held them for one year.

    - We will only make redemption payments on the last day of any month.

    - Redemption payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation.

    - Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions.

    - There is no reserve fund for repurchases.

    If we do not sell a significant number of units in this offering, your ability to have your units redeemed will be adversely affected, particularly if the amount of requested withdrawals should increase substantially. Additionally, because a substantial portion of our loans is "interest only," we will not receive net proceeds as frequently as we would with loans where the principal is repaid in periodic

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installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested withdrawals.

YOU CANNOT REVOKE YOUR SUBSCRIPTION.


    Once you sign the subscription documents and forward such documents together with payment for a unit, you will not be able to revoke your subscription. The offering period can be held open until April 30, 2002 without any subscriptions being accepted if subscriptions in the amount of the minimum offering are not achieved before then. Accordingly, if you subscribe before we close on the minimum offering your subscription amount will be held in escrow earning a low rate of return and will not be available to you.


WE MUST RELY ON GLOBAL EXPRESS CAPITAL MORTGAGE TO MANAGE OUR OPERATIONS AND
SELECT OUR LOANS FOR INVESTMENT.

    Our ability to achieve our investment objectives and to pay distributions to you depends upon our manager's performance in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the terms of mortgages, the real property that is our collateral or other economic or financial data concerning our loans. You must rely entirely on the judgment of our manager in investing the proceeds of this offering.

WE HAVE NO OPERATING HISTORY AND WE HAVE NO ASSETS.

    We were organized solely for the purpose of this offering and have no operating history. We also are relying solely on this offering for our investment capital and have no other assets. Accordingly, your review of our manager's past performance for the past ten months of this year should not determine the likelihood of our success in achieving our investment objectives.

WE MAY INVEST IN OR PURCHASE LOANS MADE TO OUR MANAGER AND ITS AFFILIATES.

    We may invest in or purchase loans made to our manager and its affiliates that are determined to be suitable for our loan portfolio. Our manager is our sole manager and the officers and directors of our manager will make all decisions regarding the mortgage loans we will invest in or purchase.
Accordingly, although an investment or purchase in these loans will be made on terms no more favorable to our manager or its affiliates than to other borrowers, we face a conflict of interest in determining whether a loan is appropriate for our loan portfolio. Our manager may determine that an investment in these loans is suitable because it satisfies the objectives of our manager or its affiliates.

OUR MANAGER HAS NO PRIOR EXPERIENCE IN MANAGING A REAL ESTATE FUND.

    We are relying on our manager to conduct our business. Our manager and one of its principals have experience with finding mortgage loan investments for their clients. However, our manager has not previously managed a fund such as Global Express Fund or any other real estate fund.

    The President and principal stockholder of our manager was previously involved with Global Financial, Inc., in the placement of investor funds in loans made to builders of single family residences. The performance tables for
the years 1998-2000 of Global Financial, Inc. are set forth on pages    herein.
While we believe this information could be materially helpful to an investor it should be clearly distinguished from this offering. None of the loans in which
Global Financial, Inc.'s investors participated were part of either public or private pools.

OUR MANAGER HAS NO SIGNIFICANT ASSETS AND WILL FUND THE OPERATIONS OF GLOBAL
EXPRESS FUND FROM FEES IT EARNS IN MAKING OR ACQUIRING THE MORTGAGE LOANS.

    Our manager has no significant assets and will fund our operations from fees it earns in making or acquiring the mortgage loans. Our manager intends to use the fees paid by the borrower that it earns

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in making or acquiring the mortgage loans to pay the costs of this offering and operating Global Express Fund.

OUR MANAGER WILL HAVE CONFLICTS BETWEEN ITS DUTY TO GLOBAL EXPRESS FUND AND ITS
  OWN INTERESTS.

    Our manager will have conflicts between its duty to us and its own interests. Our manager or its affiliates will sell us the mortgage loans or receive a commission as a broker for many of the mortgage loans. This could result in our manager selecting loans that have a higher interest rate and greater risk. Our manager may also arrange loans within its lending parameters to refinance or lend additional funds to borrowers that have existing loans arranged by our manager for itself, its affiliates or its clients, because this satisfies the objectives of our manager, its affiliates or such other clients of our manager. In addition, as part of the consideration for making a mortgage loan, our manager may be entitled to participate in the proceeds of a sale, re-financing or other disposition of the underlying real property or development project that collateralizes a mortgage loan. As such participant, our manager may have interest that are identical with the borrower and will conflict with its own interests.

WE MUST RELY COMPLETELY ON OUR MANAGER'S EMPLOYEES AND FACILITIES BECAUSE WE DO
NOT HAVE ANY OF OUR OWN AND OUR MANAGER IS OUR SOLE MANAGING MEMBER.

    We do not have any of our own employees or facilities and are relying completely on those of our manager. Our manager is our sole managing member and we have no ownership interest in the manager. Our manager is wholly-owned by Global Express Capital Corporation which is wholly-owned by John Tooke and
Connie S. Farris. Accordingly, nobody has the responsibility of making an independent review for us of our manager's performance of its duties.

WE WILL NOT MAINTAIN ADEQUATE WORKING CAPITAL RESERVES AND IF OUR MANAGER FAILS
TO FUND OUR OPERATIONS WE MAY HAVE TO LIQUIDATE OUR INVESTMENTS.

    We intend to maintain little or no working capital reserves to meet our obligations, including operating expenses, as we will rely on our manager to fund this operation. Our manager is not required to pay costs associated with delinquent loans including making payments with respect to senior encumbrances or completion of construction on development projects. If we do not have adequate cash reserves, we could suffer a loss of our investment. In the event our manager cannot or does not pay our operating costs it will be necessary to borrow funds, and there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

RISKS WE DO NOT CONTROL WILL AFFECT THE VALUE OF THE COLLATERAL FOR OUR MORTGAGE
LOANS AND COULD ALSO AFFECT YOUR ABILITY TO RESELL THE UNITS.

    The values of the land and improvements that secure our mortgage loans will be affected by:

    - changes in the general economic climate

    - oversupply of space or reduced demand for real estate in local area

    - competition from other available space

    - governmental regulations

    - changes in zoning or tax laws

    - interest rate levels

    - availability of financing

    - potential liability under environmental laws

    These factors may cause the value of our collateral to fall below the outstanding balance plus accrued interest and potential collection expenses.
Under such circumstances payment defaults on our mortgage loans are more likely to occur and we would incur a loss when we seek to exercise our foreclosure or other rights as a mortgage lender. In addition, even if you are otherwise permitted to resell the units, these factors could deter potential buyers of the units and lower the resale price.

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YOU HAVE LIMITED VOTING RIGHTS AND MUST RELY ENTIRELY ON OUR MANAGER TO MANAGE
  GLOBAL EXPRESS FUND.

    You will have no right or power to take part in the management of Global
Express Fund, except through the exercise of your limited voting rights described in the operating agreement. You should not purchase units unless you are willing to trust our manager to manage Global Express Fund.

OUR MANAGER IS NOT REQUIRED TO DEVOTE FULL TIME TO OUR BUSINESS.

    The staff and officers of our manager are not required to devote full time to our affairs, but only such time as Global Express Fund's affairs may reasonably require.

OUR MANAGER HAS OTHER CLIENTS WHICH MAY RESULT IN A CONFLICT OF INTEREST FOR OUR
MANAGER BETWEEN US AND ITS OTHER CLIENTS.

    Our manager and its affiliates also arrange the origination or purchase of mortgage loans for other clients. Our manager and its affiliates may have conflicts of interests in allocating management time and mortgage loan opportunities between us and other clients. Our manager may establish other funds that have the same or similar objectives and our manager may have conflicts of interest in determining which entity or other client will make or purchase a mortgage loan.

SOME DECISIONS WILL BE APPROVED, WHETHER OR NOT YOU AGREE, BY LESS THAN ALL OF
  THE MEMBERS.

    You may be outvoted by other members of Global Express Fund on some key decisions. Set forth below are actions that require the approval of members of Global Express Fund, but except as indicated do not require unanimous approval.
There may accordingly be significant changes in our capital structure or management of which you do not approve.

    - Amendment to the operating agreement requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, except for (i) admission of additional members on the terms this offering, which does not require the approval of the members
      (ii) changes that would increase your liabilities or decrease your interest in Global Express Fund's income, gains or distributions or
      (iii) early termination of Global Express Fund, which requires approval of all the members.

    - Remove our manager which can only be done in the case of commission of a felony, gross negligence or willful misconduct or, after our manager has received distributions from Global Express Fund that equal or exceed 125% of the aggregate expenses, of our manager and Global Express Securities.
      This requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

    - Approve the recapitalization, sale of substantially all of Global Express
      Fund's assets, restructuring of Global Express Fund or merger of Global
      Express Fund with another entity, that in each case adversely affects the members. This requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

    - Election of a successor manager, after a manager has been removed or has resigned. This requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members.

OUR MANAGER CAN DISSOLVE GLOBAL EXPRESS FUND AT ANY TIME EVEN IF THE MORTGAGE
LOANS ARE SOLD BELOW COST.

    You could lose a significant part of your investment if our manager decides to terminate Global Express Fund when many of the mortgage loans are still outstanding. Our manager will sell mortgage

                                       11
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loans to be able to distribute cash to the members and it may have to sell these mortgage loans at significant losses.

REAL ESTATE RISK FACTORS
OUR UNDERWRITING STANDARDS AND PROCEDURES MAY BE MORE LENIENT THAN CONVENTIONAL
LENDERS, WHICH MAY CREATE ADDITIONAL RISKS TO YOUR RETURN.

    We may invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders. We intend to adopt the underwriting standards of our manager in evaluating potential investments in mortgage loans. Generally, our manager's underwriting standards are less strict than conventional mortgage lenders. We anticipate that our focus will be on the value of the underlying real estate which will serve as collateral on our mortgage loans and less on the character and credit history of the borrower, as discussed in further detail below. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by conventional lenders. However, in return we anticipate receiving a higher interest rate and our manager intends to take steps to mitigate the risks, such as imposing a lower loan to value ratio which may provide us with a greater equity cushion if real estate values drop. However, this is still a great risk and there can be no assurance that you will not lose all or part of your investment.

WE APPROVE MORTGAGE LOANS QUICKLY WHICH MAY INCREASE RISKS OF BORROWERS'
  DEFAULT.

    Generally, we will not spend more than 30 days assessing the character and credit history of our borrowers. There is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower or reveal the need for additional precautions. We may approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Accordingly, there may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you. The interest rate we charge and the collateral we require may not protect us adequately or generate adequate returns for the risk undertaken.

WE MAY INVEST IN HIGHER RISK LOANS.

    Many of our loans will be construction loans, land and/or land acquisition loans or bridge loans. These are higher risk loans and have a higher delinquency rate. This increases the likelihood of a loss of a significant portion of your investment.

OUR LOANS ARE NOT GUARANTEED BY ANY GOVERNMENT AGENCY.

    Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. As a result, our recourse if there is a default may only be to foreclose upon the mortgaged real property, which could result in total or near total loss of the share of your units allocated to such loan, and in the event of defaults on multiple loans or all of the loans, a loss of a substantial portion or all of your investment.

LOAN DEFAULTS AND FORECLOSURES BY BORROWERS MAY ADVERSELY AFFECT GLOBAL EXPRESS
  FUND.

    We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loan we have made to them. Most loans will be interest only or interest with small repayments of principal. This means the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and must refinance the property to repay our loan, unless they sell the property.

                                       12

THERE ARE SPECIAL RISKS IN DEVELOPMENT AND CONSTRUCTION LOANS.

    We may invest a substantial portion of the proceeds of the offer in loans made for the development and/or construction of residential and commercial property. The following risks apply especially to construction loans, but may also adversely impact other mortgage loans. If the value of the properties serving as collateral for our loans is reduced by these or other factors, the borrower's ability to repay the loans would be reduced, which will delay or reduce your return.

    1. OUR ABILITY TO SELL LOTS, HOMES OR COMMERCIAL UNITS IS SUBJECT TO A NUMBER OF RISKS.

        High interest rates, tight credit, over-development in the geographic region in which a specific project exists, adverse general economic conditions (including recession, inflation, or slow growth), increased competition from other builders, and a drop in home buyer or business confidence are among the factors that may make more difficult the sale of lots or homes or commercial units in a specific project. Standing inventory of completed lots, houses or commercial units results in increased interest costs and reduces the amount of capital available to develop additional lots or build additional homes or commercial units. The inventory risk may change from time-to-time and its severity will differ depending upon the price level of the lots, homes and commercial units. High inventory can affect the profitability, and in some cases, the viability of the borrower. In general, any adversity suffered by a borrower may impact the value of that borrower's property and possibly the borrower's ability to repay our mortgage loan.

    2. A BORROWER MAY BE UNABLE TO OBTAIN REQUIRED GOVERNMENT APPROVAL OF PROJECTS.

        Some projects that will serve as security for mortgage loans may have building permits and other governmental approvals required at the time the loan is made. There is a risk that certain permits or approvals may not be received, that those previously received may be rescinded, or that conditions for final permits may not be satisfied. If this were to occur, the value of the collateral could be diminished.

        Until the borrower has received all final permits and all conditions have been approved by all applicable governmental agencies, we run the risk of a substantial loss on our loan for the applicable project. If that were to occur, you would have a loss of a pro rata portion of your investment in Global Express Fund.

    3.  A BUILDER MAY BECOME FINANCIALLY UNABLE TO COMPLETE PROJECTS.

        A builder could develop financial difficulties resulting in its bankruptcy or inability to continue operations. This would require us to complete the project with another builder, resulting in delays and possibly high costs.

    4. A BORROWER'S ABILITY TO LEASE OR SELL ITS PROPERTY DEPENDS ON CURRENT MARKET CONDITIONS.

        With respect to commercial projects such as office buildings or retail properties, changes in general economic or local economic conditions, overbuilding, or other factors can adversely affect a borrower's ability to lease or sell its property. If the ability of a market to "absorb" new commercial space is weak due to any of the factors described in this section or for other reasons, or if the rental rate declines below those anticipated, the borrower may be unable to sell or refinance the commercial project, or may have to refinance or sell the commercial project for less than planned. In such cases, the refinancing or sales proceeds may not be sufficient to repay the loan.

    5. THERE MAY ONLY BE A LIMITED RIGHT TO USE UTILITIES IN THE DEVELOPMENT OF PROJECTS.


        Both residential and commercial projects need access to and the right to use utilities, particularly water, in order to be viable. In some areas, including Nevada and parts of California, water is a scarce commodity and a project cannot be developed unless economical access to water can be provided. Although our manager intends to invest in projects that have obtained "will serve" letters (i.e., written commitments from the applicable utility provider that it will make utilities available to the project), this may not always be the case. There are additional risks that utility commitments may be rescinded, that there may be difficulties in fulfilling conditions set forth in interim utility commitments, and that litigation may arise with respect to such commitments. In such cases, the borrower would have to bear the cost of holding property that is not served by needed utilities and, as a result, bear increased costs and the risk of diminished market value, thereby reducing the value of the collateral. Also, a project may be assessed to pay for the cost of water treatment plants and/or providing water service to a location where there are no water facilities available or to pay for the cost of other utility facilities. Additionally, municipalities are, with increasing frequency, imposing assessments on new developments to offset the impact of such developments on public infrastructure or services, such as schools, traffic, police or fire services and open space and other recreational facilities. These assessments will increase the property tax burden for the project, and may make the project less attractive to home buyers or prospective tenants.


    6.  THE COMPLETION OF A PROJECT IS SUBJECT TO A NUMBER OF RISKS.

        Any number of variables can diminish a developer's ability to complete the construction of a project on time and within budget. These include, without limitation, inclement weather that delay construction, increased cost of materials and/or labor, shortage of materials or labor, unforeseen soil conditions or other physical characteristics of the property, presence of hazardous materials and labor difficulties such as strikes.

SOME OF OUR BORROWERS MAY HAVE AN EXISTING BUSINESS RELATIONSHIP WITH OUR
  MANAGER.

    The president of our manager has been in the business of making mortgage loans for approximately 30 years and has helped make loans to many borrowers. Our manager may be pre-disposed to making loans to the same borrowers, rather than to new borrowers, even if both borrowers present projects of equal credit-worthiness.

THE LOANS WE WILL MAKE LACK DIVERSIFICATION OF GEOGRAPHIC AREA AND PROPERTY
  TYPE.

    The mortgage loans we make will be secured by properties primarily in Nevada, California, Arizona, Texas and Florida. A regional or local economic downturn in these states or a downturn in our type of property could significantly delay or reduce the return of your investment.

WE MAY ENGAGE IN LEASEHOLD FINANCING WHICH HAS ADDITIONAL RISKS.

    We may make mortgage loans secured by leasehold interests in real estate under which the borrower does not own the land, but has the right to develop and/or use the land under a long-term "ground" lease. Leasehold loans can be riskier than loans secured directly by real estate, because if the borrower defaults under the ground lease, the owner of the land could elect to terminate the ground lease and we would become an unsecured creditor. We generally could seek to avoid termination of the ground lease by paying the owner of the land any amounts not paid by our borrower, but we do not know if we will have the funds to do so or that it will reduce our losses.

THE DELAY IN ACCEPTING SUBSCRIPTIONS OR IN OUR MAKING OR ACQUIRING MORTGAGE LOANS WILL REDUCE DISTRIBUTIONS TO YOU.

    The rate of return you receive will partially depend upon the lapse of time between your subscription and the completion of the minimum offering, if successful, and also the lapse of time between the acceptance of subscriptions and the use of subscription proceeds in our making or purchasing of mortgage loans. There may be a period of time before a substantial portion of your investment is applied to making or acquiring mortgage loans. You will earn a return while the money is held in escrow or on uninvested funds that we hold at the rate the escrow agent or we receive on cash equivalent investments, which is expected to be between 4 and 6%. This will reduce your average rate of return for the entire investment, unless the shortfall is recouped through late fees or extension fees, if any, that you receive.

OUR RESULTS OF OPERATIONS ARE SUBJECT TO FLUCTUATIONS IN INTEREST RATES AND
  OTHER ECONOMIC CONDITIONS.

    Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we believe that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Also, if the economy enters a recession, real estate development may slowdown. These changes in interest rates or in the economy may result in our investing in fewer loans or having fewer loans to acquire and will therefore reduce our revenues and the distributions you receive.

    If interest rates decline and lower interest rate mortgage loans are available, a borrower may prepay its obligations on its existing higher interest rates loans. Due to the fact that we do not have pre-payment penalties in most of our loans, we anticipate that the borrower will prepay our loans. We will continue to invest in loans at competitive market interest rates. If interest rates decline with respect to future investments, we will invest funds at the market rate, which will reduce the overall yield.

    If interest rates rise on borrowers' existing loans, borrowers may try to extend their lower rate loans. Any fees that are paid for an extension of a loan beyond the maturity date of the pool are paid to the investors in order to compensate them for this extension. Because of the rising rates it will also create a greater risk of the borrower defaulting on loans. If interest rates rise with respect to future investments, we will make investments at higher rates increasing your overall yield.

    Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Although in recent years more businesses have generally migrated into and expanded within Nevada, California and Arizona, there is no assurance that this trend will continue. If this trend reverses, our ability to invest in loans in these states will be adversely affected.

WE MAY EXPERIENCE UNINSURED LOSSES FROM THE MORTGAGED PROPERTIES.

    We intend to require the borrowers to obtain commercial general liability insurance and property damage insurance on the properties that are mortgaged to us and to name us on the insurance property and we will obtain similar insurance if we become owners of a property through foreclosure. We believe this insurance will be adequate to cover most risks. We may not obtain earthquake insurance on the properties due to the lack of available and affordable earthquake insurance. If one of the properties sustains damage as a result of an earthquake, we may incur substantial losses and lose a substantial part of our loan. If we, as a property owner in the event of foreclosure, incur any liability which is not fully covered by insurance, we would be liable for such amounts, and the return you receive on your investment could be reduced.

THE BORROWERS OR WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITIES.

    An owner or operator of real estate may be required by various federal and state environmental laws and regulations to investigate and clean up hazardous or toxic substances, asbestos containing materials, or petroleum product releases at the property. The presence of contamination or the failure to remedy contamination will adversely affect the value of the property and could result in a payment default on the mortgage loan and losses to us. The owner or operator of a site may be liable to third parties for damages and injuries resulting from environmental contamination. If we foreclose on a property that is environmentally contaminated, we could become liable for the cost of remediation and damages incurred by others which could reduce or eliminate your return. Accordingly we will not take ownership of such a property if we know of any such contamination, but we might acquire a property believing that it is free of environmental contamination and only afterwards discover such contamination.

    We will obtain from the borrower satisfactory Phase I environmental assessments on each property on which we make or acquire a mortgage loan. A Phase I assessment is an inspection and review of the property, its existing and prior uses, aerial maps and records of government agencies for the purpose of determining the likelihood of environmental contamination. A Phase I assessment includes only non-invasive testing. Where indicated, we may also require the borrower to obtain a Phase II assessment of the property. A Phase II assessment involves further exploration and may include soils testing, lead paint testing or asbestos testing. Our manager may determine that a Phase I or Phase II environmental assessment is satisfactory even if an environmental problem exists and has not been resolved at the time we purchase the property. This could happen if the borrower or a third party has agreed in writing to pay for any cost of remediation or if our manager determines that the problem is minor or can be easily remediated by us at a reasonable cost. It is possible that a borrower or the third party will not be able to pay the costs of remediation or that our manager may underestimate the cost of remediation. It is also possible that all environmental liabilities will not be identified or that a prior owner, operator or current occupant has created an environmental condition which we do not know about. We are unable to assure you that future laws, ordinances or regulations will not impose material environmental liability on us or that the current environmental condition of the properties will not be affected by our borrowers, or by the condition of land or operations in the vicinity of the properties such as the presence of underground storage tanks or groundwater contamination.

IF WE ACQUIRE PROPERTY AFTER FORECLOSURE WE WILL HAVE THE ADDITIONAL RISKS OF
  REAL ESTATE OWNERSHIP.

    If a borrower defaults, we may be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time and we could be required to spend substantial sums. Regardless of how long we own the property, we will be subject to the economic and liability risks attendant to all property ownership. Among other things, our manager will need to decide the best economic use of the property, especially in connection with properties that have ongoing construction or development.

THERE MAY BE RISKS OF REAL ESTATE DEVELOPMENT ON PROPERTY ACQUIRED BY US.


    If our manager determines that it is in the best interest of the fund to develop the property either on a commercial or residential project. Development of any type of real estate involves significant risks and potential delays. To date, the principals of Global Express Fund have not held a property for development.

BANKRUPTCY OF THE BORROWER AND LEGAL LIMITATIONS ON PERSONAL JUDGMENTS MAY INCREASE THE CHANCES THAT WE WILL INCUR A LOSS ON A DEFAULTED LOAN.

    Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally. Certain provisions of California law applicable to all real estate loans may prevent us from obtaining a personal judgment against an individual borrower or guarantor. In this case or if there is no guarantor of the mortgage loan, when the proceeds from a foreclosure sale are insufficient to pay the loans in full there would be no opportunity for us to recoup our losses.

THERE ARE RISKS ASSOCIATED WITH JUNIOR MORTGAGE POSITIONS. WE MAY NOT RECOVER OUR INITIAL INVESTMENT IN A FORECLOSURE.

    We are more likely to lose our entire investment in the case of a second or other junior mortgage than with first mortgage loans. In the event of foreclosure by us under a second or other junior mortgage or deed of trust the debt secured by the senior deed or deeds of trust or senior mortgage or mortgages must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. Furthermore, to protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to a senior lien holders to prevent their foreclosure for an amount that would yield us less that the value of our mortgage loan, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These outlays could eliminate any proceeds available to us which could have an adverse effect on our profitability and significantly reduce the amount of your investment that will be returned to you.

OUR LOANS WILL BE MADE TO COMPANIES WHICH OWN ONLY THE REAL ESTATE THEY GIVE US
  AS COLLATERAL.

    Loans will be made to single asset companies that have no assets other than the property that is loan collateral and generally will not be guaranteed. Any significant decline in the value of the property is likely to result in a default on the loan and a loss of a portion of your investment.

IF A LOAN IS GUARANTEED WE MAY NOT BE ABLE TO ENFORCE THE LOANS AGAINST THE
  GUARANTOR.

    We may obtain guarantees from principals or affiliates of borrowers. When an individual signs a personal guarantee of a mortgage loan, he obligates himself, as guarantor, to pay the loan if the borrower cannot pay the loan. If the guarantor refuses to pay, we can obtain a judgment against him which can be collected by a marshall against all of the guarantor's assets. In the event of default, we may seek to recover from the guarantors. A guarantor may have defenses that arise under local laws, and it is possible that the guarantors' net worth may have declined since the guaranty was given. Such a delay or inability to recover from a guarantor could impair our ability to realize the fall amount of a delinquent loan, thereby decreasing the return to Investors.

WE MUST RELY ON APPRAISALS WHICH MAY NOT BE ACCURATE.

    We are relying primarily on the real property securing the loans to protect our investment and not the credit-worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

WE ARE SUBJECT TO STATE LENDING REGULATIONS.

    We will acquire mortgage loans secured by properties primarily located in the States of Nevada, California, Arizona, Texas and Florida, some of which are the states in which the principals of our manager have conducted real estate business. These states do not require us to be licensed as a mortgage lender or mortgage broker to acquire loans that are made by a company duly licensed to make mortgage loans. Our manager and its affiliates intend to be properly licensed in all states where they will originate mortgage loans. We will acquire mortgage loans from our manager and its affiliates. Global Express Fund does not presently intend to be licensed to make mortgage loans.

    When we acquire or service loans we will be subject to many of the same rules and regulations that govern the activities of lenders and when our manager has made these loans it will be subject to these rules and regulations. These normally impact, among other things, the types of advertising and other marketing efforts a lender can use to solicit borrowers, the interest that can be charged and the manner in which loans are closed and serviced. We and our manager will undertake efforts to comply with all applicable rules and regulations that govern our acquisition or our manager's making of mortgage loans in each state. Global Express Fund or our manager's failure to comply with these rules and regulations, or the assertion by a state that we are required to be licensed, could impact Global Express Fund's ability to acquire or enforce its loans in that state, thereby reducing the possible return to you.

OUR MANAGER IS SUBJECT TO STATE REGULATION OF MORTGAGE BROKERS.

    Our manager is licensed to broker mortgage loans in Nevada and is subject to rules and regulations governing the activities of mortgage brokers. These normally impact, among other things, the types of advertising and other marketing efforts a mortgage broker can use to solicit borrowers and the manner in which loans are closed. Our manager will undertake efforts to comply with all applicable rules and regulations in each state where it conducts business. An assertion by any of the states that our manager has failure to comply with these rules and regulations could adversely impact on our manager's ability to conduct its business, including management of Global Express Fund.

THERE ARE RISKS ASSOCIATED WITH UNINTENDED VIOLATIONS OF USURY STATUTES.

    State laws impose restrictions on the maximum interest that may be charged on our loans. The potential penalties for violation of the usury law in different states include restitution of actual usurious interest paid by the borrower, damages in an amount equal to three times the interest collected by the lender and forfeiture of the entire loan. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since a licensed real estate broker will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, we would incur a substantial loss and you would lose a portion of your investment.

TAX RISK FACTORS

    GENERAL TAX RISKS.

    Before you make a decision to invest, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Federal Income Tax Consequences." In particular, you may be allocated income but may not receive cash distributions in connection therewith with which to pay any associated income taxes. (See "Federal Income Tax Consequences-Taxation of Undistributed Global Express Fund Income (Individual Investors).) The tax consequences mentioned in this prospectus are general in nature. Each potential investor should consult with his own tax professional to assess the tax impact of an investment in Global Express Fund.

EMPLOYEE BENEFIT PLANS, RETIREMENT PLANS AND IRA'S MAY BE TAXED ON UNRELATED BUSINESS TAXABLE INCOME FROM THIS INVESTMENT.

    If we borrow funds to make mortgage loans, which is not our business plan, a portion of the income from Global Express Fund may be considered to be unrelated business taxable income ("UBTI") to many otherwise tax-exempt investors, including employee benefit plans, retirement plans and IRA accounts. In addition, amounts attributable to specific services whether or not separately stated, to the extent allocated to the exempt organization, will be included in the computation of unrelated business income.

IF WE LOSE OUR "PARTNERSHIP" STATUS WE WOULD BE TAXED AS A CORPORATION.

    Our legal counsel, Snow Becker Krauss P.C., has given the opinion included as Exhibit 8 to the registration statement of which this prospectus forms a part that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation, subject to the publicly-traded partnership rules discussed below. If we were to be reclassified as an association taxable as a corporation, because we were a publicly traded partnership or for any other reason, we would be taxed on our net income at rates of up to 35% for federal income tax purposes. All items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.

THE IRS MAY CHALLENGE OUR ALLOCATIONS OF INCOME, GAIN, LOSS, AND DEDUCTION.

    The operating agreement provides for the allocation of income, gain, loss and deduction among the members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

YOU MAY BE TAXED ON INCOME WHICH EXCEEDS THE CASH DISTRIBUTIONS MADE TO YOU.

    In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

THE STATE OR LOCALITY IN WHICH YOU ARE A RESIDENT OR IN WHICH WE OWN PROPERTIES MAY IMPOSE INCOME OR OTHER TAXES ON US OR ON YOUR SHARE OF OUR TAXABLE INCOME.

    Many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members on income-producing properties located in their states. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on Global Express Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

THERE ARE RISKS THAT PARTNERSHIP INCOME WILL BE CHARACTERIZED AS PORTFOLIO
  INCOME.

    We are engaged in the trade or business of mortgage lending. Snow Becker Krauss P.C., our legal counsel, has given the opinion included as Exhibit 8 to the registration statement of which this prospectus forms a part, that our income will be considered portfolio income not passive income. The deductibility for federal income tax purposes of your share of expenses which we cannot allocate to income we produce will be limited by the 2% floor on all of your miscellaneous investment expenses. Investors are not entitled to treat their proportionate share of Fund income, because it is portfolio income, as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset. If the investor does not have sufficient passive income from other sources these passive losses will not be deducted and the investor will have higher taxable income.

TAX-EXEMPT INVESTORS WILL HAVE ERISA RISKS.

    In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974; (ii) whether the investment is prudent, since the units are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; and
(iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for the units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments.

YOU WILL RECEIVE K-1 INFORMATION TAX RETURN WHICH COULD INCREASE THE COMPLEXITY OF YOUR TAX RETURN.

    The K-1 information returns which we will distributed to you, will contain information regarding the income items and expense items of Global Express Fund. If you have not received K-1's from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                         INVESTOR SUITABILITY STANDARDS

    You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

MINIMUM SUITABILITY STANDARDS

    We have established a minimum suitability standard which requires that you have either:

    - a net worth (exclusive of home, furnishings and automobiles) of at least $45,000 plus an annual gross income of at least $45,000, or

    - irrespective of annual gross income, a net worth of $150,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

    We have established these standards for two reasons: (1) to exclude investors who clearly do not have the necessary liquidity to place funds in a long-term investment that cannot be readily sold and (2) to exclude investors who clearly don't have sufficient assets to afford a loss of a significant portion of their investment.

    If you are an individual that resides in a state that has higher suitability standards, our manager will not accept your subscription unless you satisfy such higher standards. See Exhibit A for a list of states that have higher suitability standards than our minimum standards. In addition, we do not intend to qualify this offering in all states, and you will not be permitted to purchase units if you reside in a state in which this offering is not qualified.

    You will be required to represent in writing to us that:

    - you comply with the applicable standards; or

    - you are purchasing in a fiduciary capacity for a person meeting such standards; or

    - the standards are met by a donor who directly or indirectly supplies the funds for the purchase of the units.

    The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. Our manager will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

MINIMUM PURCHASE AMOUNT

    The minimum initial investment in Global Express Fund that our manager will accept is $2,000 for two units. Our manager may accept subscriptions in excess of $2,000 in increments of $1,000. Your return will depend on the size of your investment. The minimum investment is $5,000 for residents of the State of Nevada.

IRA INVESTORS AND ERISA PLANS

    IRA INVESTORS. Units in a minimum of $2,000 may be purchased, transferred, assigned or retained by an Individual Retirement Account and incremental amounts in excess thereof for spousal IRA's established under Section 408 of the Internal Revenue Code of 1986, as amended. You should be aware, however, that an investment in Global Express Fund will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of
Section 408 of the Code.

    ERISA INVESTORS. The investment objectives and policies of Global Express Fund have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, our manager will manage Global Express Fund so as to assure that an investment in Global Express Fund by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of Global Express Fund so as to make the assets of Global Express Fund "plan assets." The final regulations are also applicable to an IRA.

    Our manager is not permitted to allow the purchase of units with assets of any qualified plans if our manager (i) has investment discretion with respect to the assets of the qualified plan invested in Global Express Fund, or
(ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

SUBSCRIPTION AGREEMENT WARRANTIES

    If you choose to purchase units, you will be submitting to us a signed subscription agreement and power of attorney and you will pay the purchase price to the escrow agent. Payment should be made by check or by wire transfer in accordance with the subscription agreement instructions.

    The subscription agreement is included in full as Exhibit C at the back of this prospectus. The subscription agreement requires you to make representations to us and our manager about your knowledge of Global Express Fund, your financial ability to invest and your understanding of the investment procedures. This is a short description of some key representations.

       You have read and understood this prospectus and in making this investment you are relying only on the information in the prospectus.

       You or the fiduciary account for which you are purchasing meet the applicable suitability standards and financial requirements described above.

       You are aware that your subscription may be rejected in whole or in part by our manager in its sole and absolute discretion; that my investment, if accepted, is subject to risks described in part in the RISKS FACTORS section on page 8.

       You understand that there will be no public market for units, and accordingly, it may not be possible for you to readily liquidate your investment in Global Express Fund. You have been informed by your broker-dealer of all pertinent facts relating to the lack of liquidity or marketability of this investment.

       You understand that units may not be sold or otherwise disposed of without the prior written consent of our manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the operating agreement, and that if you are a resident of Nevada or if the transfer occurs in Nevada, any such transfer is also subject to the prior written consent of the Nevada Commissioner of Corporations.

       You have liquid assets sufficient to assure yourself that such purchase will cause you no undue financial difficulties and that you can provide for your current needs and possible personal contingencies, or if you are the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

    The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. Our manager, on behalf of Global Express Fund, intends to rely on the warranties in accepting a subscription. In any claim or action against our manager or Global Express Fund, our manager and Global Express Fund may use the warranties against you as a defense or basis for seeking indemnity from you.

SUBSCRIPTION PROCEDURE


    If you want to purchase units, you should complete the subscription agreement. An execution copy will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer, who will tell you whether to make your payment to "Southwest Escrow Company" or "Global Express Fund I." You may obtain additional copies of the subscription agreement from Global Express Securities, Inc. whose address is 8540 South Eastern Avenue, Suite 210 Las Vegas, Nevada 89123, telephone number (702) 794-2355.



    We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. If we accept your subscription agreement you will be the owner of the units and a member of Global Express Fund. A unit certificate will be mailed to you evidencing your membership interest in Global Express Fund. By signing the Subscription Agreement and Power of Attorney you are giving our manager the authority to sign the operating agreement of Global Express Fund on your behalf and to sign amendments to the operating agreement which either don't require your consent, or to which your consent was given. Our manager is also given the authority to sign on your behalf in your capacity as a member of Global Express Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.


    Neither Global Express Securities nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                USE OF PROCEEDS

    All proceeds from the sale of units offered hereby will be used to make mortgage loans, or purchase entire or fractional interests in mortgage loans that are made for the acquisition, development or construction of commercial or single or multiple family residential real estate in the United States. The mortgage loans will be secured by whole or partial interests in first and/or second mortgages, deeds of trust or similar collateral on undeveloped land or single and multiple family residential and commercial real estate located in the United States, predominantly in the States of Nevada, California, Arizona, Texas and Florida. A minimum of $1,500,000 must be raised in this offering prior to the funding or acquisition of the first mortgage loan. If we only raise $1,500,000 we may be able to only acquire one loan. The number of loans we acquire will increase with the amount of proceeds we obtain. No single loan is expected to exceed 20% of the face amount of the pool. In addition, no more than 30% of the face amount of the pool will be made to any one borrower. The maximum time from the commencement of this offering until the first distribution in connection with our investments in mortgage loans is estimated at six months. The first distributions of interest earned will not be made until the fifth day after the end of the calendar month in which your subscription is accepted. The first distribution will include interest earned on your funds while they were held in escrow. Funds held in escrow may only be deposited in interest-bearing bank accounts, including saving accounts and bank money market accounts.

    The mortgage loans may include bridge or interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

    Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These will earn interest at short-term interest rates. Investors will be entitled to a pro-rata portion of the short-term interest earned.

                     CAPITALIZATION OF GLOBAL EXPRESS FUND

    The following table sets forth the capitalization of Global Express Fund as of the date of this prospectus, and as adjusted to give effect to the sale of the minimum and maximum amount of units offered hereby:

                                                                  AS ADJUSTED FOR    AS ADJUSTED FOR
                                                        ACTUAL    MINIMUM OFFERING   MAXIMUM OFFERING
                                                       --------   ----------------   ----------------
Capital Contributions
  from Manager.......................................    $10         $       10        $         10
  from Members.......................................     --         $1,500,000        $100,000,000

                             TERMS OF THE OFFERING

    This offering is made only to persons that meet the investor suitability standards described above. The initial minimum subscription we will accept is $2,000, and units will be issued in higher denominations in multiples of $1,000. If you live in Nevada, you must subscribe to at least $5,000 in units.


MINIMUM-MAXIMUM OFFERING



    Currently, we intend to offer the units for sale in Arizona, California, Colorado, Florida, Hawaii, Illinois, Nevada, Oklahoma and Texas. We will end this offering in these states on October 31, 2002 or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering up until October 31, 2003, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. All subscriptions are non-cancelable and irrevocable. All subscriptions will be held in an escrow account at Southwest Escrow Company, which will serve as escrow agent. If we don't receive acceptable subscriptions for $1,500,000 or more of units by April 30, 2002, the escrow agent will return all subscription amounts together with interest earned while the funds were held in escrow to you and the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear. You will not be a member of Global Express Fund while your funds are held in the escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into Global Express Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We may terminate this offering at any time and refund any subscriptions that we have not accepted. If we terminate this offering our manager will promptly prepare a form of notice and furnish the underwriter and selected dealers with copies to distribute to all persons who have received this prospectus either directly from the underwriter or from a selected dealer.


DESCRIPTION OF RETURNS

    When we are paid interest on mortgage loans you will receive a return on your "pro rata share" at the time such interest is earned of the principal amount or acquisition cost of the mortgage loan, as long as the mortgage loans continues to pay interest when due. We do not guarantee you a current return or the full return of your investment. "Pro rata share" in general will be the percentage that your net investment in Global Express Fund (as reflected by your capital account) bears to the total amount of net investments in Global Express Fund as reflected by the capital accounts of all purchasers of units. See the operating agreement and the summary of the operating agreement in this prospectus for the precise definition of "pro rata share."

    Funds held by us that have not yet been used to make or acquire mortgage loans will be deposited in interest-bearing bank accounts, money market funds or used to purchase short-term U.S. Treasury bills. These will earn interest at short-term interest rates. Investors will be entitled to a pro-rata portion of the short-term interest earned.

DESCRIPTION OF THE UNITS--PRINCIPAL PAYMENTS

    Ordinarily, we will invest in mortgage loans having terms of one to three years and we will not invest in mortgage loans with a maturity of more than three years for any loan term; however, we may extend the loan term. Investors are entitled to their pro-rata share at the time payment is made in all principal repayments. If repayments of principal on the mortgage loans are late, repayments will be made to investors when and if the loans are repaid. Note that it is possible that all or part of the investment will be delayed, or may never be repaid, due to late payments and defaults by borrowers. In addition, costs expended to collect such payments, including legal fees, will be paid from any amounts subsequently recovered, thereby reducing the repayment to investors.

DESCRIPTION OF THE UNITS--LATE FEES AND EXTENSION FEES

    Borrowers may request an extension of the repayment term on a mortgage loan. If our manager deems the extension to be in the best interest of the members, it may grant the extension for a fee, typically 1% of the principal balance on the mortgage loan for a 90 day extension. If a payment on a mortgage loan is made after the due date, the borrower will be required to pay a late fee, typically equal to 10% of the total amount of the payment. Holders of units will receive all of the late fees and extension fees. Your share of late fees and extension fees will be based on your pro rata share of such fees at the time they are earned.

SUBSCRIPTION AGREEMENTS


    By executing a subscription agreement, an investor unconditionally and irrevocably agrees to purchase a unit with the denomination shown thereon on a "when-issued basis." Upon executing a subscription agreement, an investor is not yet an owner of units or a member of Global Express Fund. Units will be issued when the subscription agreement is accepted by our manager. Subscription agreements are non-cancelable and irrevocable. Subscription funds are non-refundable for any reason, unless the $1,500,000 minimum amount of units are not sold or our manager decides not to accept the subscription.


    Our manager reserves the right at any time to cease soliciting for the sale of units and to stop accepting subscription agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason.

    At the sole discretion of our manager, you or other investors may be allowed to contribute entire or fractional interests in loans that are secured by first and/or second mortgages or deeds of trust in exchange for units. Contributed loans must not be in default at the time of contribution and must satisfy the lending guidelines. The number of units exchanged for such a contribution shall be equal to the then outstanding principal balance of the loan plus all accrued but unpaid interest ("Loan Balance") (or a proportionate share of the Loan Balance with respect to the contribution of a fractional loan interest) rounded to the nearest whole unit.

RESTRICTIONS ON TRANSFER; PERMITTED TRANSFEREES

    There will be no public market for the resale of the units. In addition, you cannot privately sell, gift, pledge or otherwise transfer your units, without the prior written consent of our manager. Our manager is required to withhold consent if the sale or transfer of the units or our admission of the intended purchaser or transferee of the units as a member would:

    - cause Global Express Fund to be treated as an association taxable as a corporation for federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code or for any other reason; or

    - violate or cause Global Express Fund to violate federal or state securities law.

    In addition, our manager may, in its sole discretion withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, our manager may require a legal opinion from our lawyer that the sale or transfer does not violate federal or state securities laws or cause Global Express Fund to be treated as an association taxable as a corporation for federal income tax purposes. In addition, our manager intends to require reasonable documentation of the transfer, acceptance by the transferee of the operating agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the units for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as purchaser of the units.

    You may transfer your right to receive distributions and allocations of profits and losses and other economic benefits under the operating agreement to the following persons:

    (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

    (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

   (iii) if you invest through a trust, the beneficiaries of the trust; or

    (iv) another member.

    Our manager is not required to admit such transferee as a substitute or additional member of Global Express Fund.

    A legend substantially in the form set forth below will be placed upon all of the unit certificates, including unit certificates that are issued in connection with a permitted sale or transfer.

    THIS UNIT CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                   FINANCIAL CONDITION OF GLOBAL EXPRESS FUND

TWELVE MONTH PLAN OF OPERATION


    During the next 12 months, if we raise at least $1,500,000, we plan to invest in mortgage loans where our collateral is real property located in the United States. Upon raising $1,500,000 and the release of such funds from escrow, our manager, Conrex International Financial, Inc. d/b/a Global Express Capital Mortgage, will select mortgage loans for us, and also will assist us by obtaining, processing and managing these loans for us. We believe that we will have an adequate number of opportunities to invest in mortgage loans in the United States when funds raised in this offering are made available to us.



    During the next 12 months, our manager, Global Express Capital Mortgage, will pay the initial costs we incur, including accounting, legal, and administrative expenses and fees. We therefore do not anticipate needing additional funds to satisfy our cash requirements during this period. If we are unable to raise the minimum offering amount as described elsewhere in the prospectus, Global Express Capital Mortgage will fully absorb all costs incurred on our behalf. Assuming we raise the minimum offering amount and the funds are released from escrow, Global Express Capital Mortgage will pay for the administrative expenses we incur. However, Global Express Capital Mortgage will not purchase units to help us reach the $1,500,000 minimum.


    We do not anticipate hiring any employees, acquiring any fixed assets like office equipment, or furniture, or incurring material office expenses during the next 12 months because we will be utilizing Global Express Capital Mortgage's personnel and office equipment. We will not pay Global Express Capital Mortgage any overhead or other compensation for providing us with its personnel and equipment.


    Global Express Fund has not committed itself to make any acquisitions, and has not entered into any arrangements or other transactions other than with the dealer-manager of the offering, the cost of which will be paid by Global Express Capital Mortgage. We do not intend to incur any indebtedness at the commencement of our operations, and we do not intend to establish a line of credit for future use.


                         LENDING STANDARDS AND POLICIES

GENERAL STANDARDS FOR MORTGAGE LOANS

    We will engage in the business of making or purchasing entire or fractional interests in acquisition, development, construction, and bridge or interim loans. These loans will be secured by first and second deeds of trust or first or second mortgages on undeveloped land, single and multiple family residential units or developments and commercial buildings or developments either existing or under construction, located in the United States. Mortgage loans will not be insured or guaranteed by any governmental agency or private mortgage insurance company. Mortgage loans are expected to be selected for investment pursuant to the set of guidelines set forth below. These guidelines were designed to set standards for the quality of the real property security given for the loans.

    1. PRIORITY OF DEEDS OF TRUST OR MORTGAGES. Mortgage loans will be secured by first or second deeds of trust or first or second mortgages that encumber the property which the loan proceeds are being used to acquire, develop, construct or otherwise finance. We will use either a deed of trust or mortgage to create our security interest depending on state law and practice. In this prospectus, the terms deed of trust and mortgage are used interchangeably.

    2. GEOGRAPHIC AREA OF LENDING ACTIVITY. We will make loans secured by property predominantly located in Nevada, California, Arizona, Texas and Florida.

    3. LOAN-TO-VALUE RATIOS. The amount of our mortgage loans, whether secured by a first or second deed of trust or first or second mortgages together with the principal balance of any senior loan generally will not exceed the following percentages, based on the appraised value of the security property as determined by an independent written appraisal at the time the loan is made.

                                                                      MAXIMUM
                                                                LOAN-TO-VALUE RATIO
                                                              (SUBJECT TO INCREASE BY
TYPE OF PROPERTY/LOAN                                              THE MANAGER)
---------------------                                         -----------------------
Residential units or Subdivisions (loans to land developers
  and residential builders).................................             75%

Commercial Property (including but not limited to multi-unit residential property, office buildings, industrial and
  warehouse facilities, retail stores, shopping centers,
  motels, self-storage facilities, senior housing, special
  purpose and gaming facilities)............................             75%

Unimproved Land.............................................             60%


    These loan-to-value ratios may be increased if, in the sole discretion of our manager, a given loan is supported by credit adequate to justify a higher loan-to-value ratio or if mortgage insurance is obtained; however, we do not anticipate obtaining or requiring the borrowers to maintain mortgage insurance. In addition, the maximum loan-to-value ratio for unimproved land may be increased, in our manager's discretion, to 75% if the unimproved land is already entitled (e.g., a final subdivision map has been recorded on the land), a tentative map has been approved for the unimproved land, or our manager believes that the borrower is likely to secure key entitlements. Appraisals and loan-to-value ratios on construction or development projects may be determined on an as completed basis (i.e., the value of property as determined by the appraiser assuming that all of the improvements for which the loan is being sought are completed) or from a pro forma or projected income and expense statement, rather than using the actual cost to determine the appraised value and the loan to value ratio. Finally, the foregoing loan-to-value ratios will not apply to purchase money financing that we offer to sell any real estate that we acquire through foreclosure or to refinance a delinquent loan. In such cases, we intend to accept any reasonable financing terms that our manager deems to be in the best interest of you and other members, in its sole discretion.


    We will receive an appraisal for each property on which we make a mortgage loan. Generally, our manager will retain appraisers certified by the American Institute of Real Estate Appraisers (M.A.I. or S.R.E.A. designation), although appraisers holding other credentials (e.g., who meet the minimum qualifications prescribed by local laws or are of the type generally used by commercial lenders in the state the property is situated) may be used with respect to some mortgage loans. Our manager will review each appraisal report.

    4. TERMS OF LOANS. Mortgage loans will have a term ending no more than thirty-six (36) months, although we may extend the term. Most of our loans will require the borrower to pay only interest during the loan term. Therefore, the borrower will have to repay the entire principal of the loan at the end of the term. Payment of all or a significant portion of the principal loan is called "balloon payment." Many borrowers do not have funds sufficient to make this balloon payment and, consequently, must refinance or sell the underlying property. There can be no assurance that the economics of the project at the end of the term or general market conditions will provide the opportunity for refinancing or sale.

    5. ESCROW CONDITIONS. Mortgage loans will be funded through an escrow account handled by either a qualified title insurance or escrow company or other qualified company performing similar functions. The escrow agent will be instructed not to disburse any funds out of the escrow for a mortgage loan until:

        (a) Satisfactory title insurance coverage has been obtained for the loan, naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the deed of trust or mortgage, and does not insure against loss by reason of other causes, such as diminution in the value of the property, over-appraisals, or borrower's default.

        (b) Satisfactory fire and casualty insurance, naming us as loss payee in an amount at least equal to the principal amount of our loan has been obtained for all loans. Fire insurance will not be required where a loan is secured by unimproved land.

    6. ABSENCE OF MORTGAGE INSURANCE. Our manager does not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclosed on a loan and there were insufficient equity in the property to repay all sums owed.

    7. GLOBAL EXPRESS FUND AS PAYEE. For loans that we make by ourselves, all loan documents, such as the notes, deeds of trust and mortgages, will name Global Express Fund as payee and the insurance policies will name Global Express Fund as loss payee and additional insured. We will not write loans in the name of our manager or any other nominee. When we purchase loans or contribute loans in exchange for Units the loans will be written in the name of the original lender or investor. Such loans will be assigned to Global Express Fund when they are purchased or contributed.

    8. LOAN PARTICIPATIONS. We may purchase fractional interests in a mortgage loan (sometimes referred to as a loan participation), so long as such loan is not in default, the loan otherwise meets our lending criteria. We may participate in the funding of new loans by Global Express Fund with another mortgage fund or investment vehicle that our manager or its affiliates have formed or manage, the other investors that are clients of our manager or its affiliates (collectively, "Related Investors") or with unrelated persons. If we participate in funding a new loan with Related Investors, then we and the Related Investors shall have interests in that loan in proportion to the amounts we and they have funded.

    9. PRE-EXISTING LOANS. Pre-existing mortgage loans, or fractional interests therein, that are secured by first or second deeds of trust or mortgages may be purchased from third parties or from our manager and its affiliates. Any such loan must not be in default and must otherwise satisfy the foregoing lending guidelines. Our manager will sell to obtain the best terms for Global Express Fund in purchasing such mortgage loans. Depending on changes in interest rates since the organization of the loans and other market factors, the purchase price may not be equal to the then-outstanding principal balance of the loan, together with accrued but unpaid interest or a proportionate share of the loan balance with respect to the purchase of a fractional loan interest.

    10. CONTRIBUTIONS OF LOANS. At the sole discretion of our manager, investors may be allowed to contribute entire or fractional interests in pre-existing loans that are secured by first or second deeds of trust or first or second mortgages in exchange for units. Any such loans that are contributed to us shall not be in default at the time of contribution and shall satisfy the foregoing lending guidelines. The number of units given to an investor in exchange for such a contribution shall be equal to the loan balance (or a proportionate share of the loan balance with respect to the contribution of a fractional loan interest) rounded down to the nearest thousand dollars. Such contributions may entitle the investor to receive a higher number of units.

    11. LEASEHOLD FINANCING. Mortgage loans may be secured by first and /or second deeds of trust encumbering leasehold interests in undeveloped land and residential and commercial developments located in the United States. In leasehold loans, the borrower does not own the land but rather has the right to occupy and develop the land under a long-term ground lease with the owner of the land.

USE OF LOAN FUNDS

    The application by the borrower of the proceeds of the mortgage loan we make or acquire will depend on the nature of the project. The proceeds may be used to fund the acquisition of raw land for development or for land that is already improved. We will make some of our loans to permit borrowers to acquire properties held by banks after foreclosure. The mortgage loans may be used as well to pay development costs, such as costs to secure permits and entitlements, resolve land use issues and secure utility services, architects' and engineers' fees and expenses, and other costs needed to prepare the property for the construction of improvements. They may also be used to pay for infrastructure improvements, such as grading, roads, sewers, sidewalks, lights and utility conduits or pay costs. Finally, the proceeds may be utilized to construct homes or commercial buildings in developments.

    Costs for infrastructure or building improvements may include both hard costs, which are actual cost of the labor and materials, as well as soft costs, such as general contractor fees, insurance, and legal fees. Additionally, some mortgage loans will contain interest reserves, so that the amount of the loan will be sufficient to fund the acquisition, development or construction and pay the interest due under the loan from loan inception until loan maturity.

    The mortgage loans we make or acquire may include or interim loans that are made to a real estate developer or investor on a short-term basis until they can finance the real estate project with an institutional lender.

LOAN REPAYMENT

    Depending on its nature and purposes, a mortgage loan may be repaid from the sale, lease or refinancing of the real property securing it or from other sources. Land development loans (typically, loans used to finance the cost of entitling and subdividing land) are generally repaid from the sale of the entitled, subdivided land to other developers or homebuilders. Construction loans to residential homebuilders are typically repaid from the sale of the completed homes. Construction loans to commercial developers are typically repaid either from a sale or refinancing of the project. Bridge loans can be repaid from the sale or refinancing of the property or from other sources of funds to which the borrower has access.

CREDIT EVALUATIONS

    Our manager may consider the income level and general creditworthiness of a borrower to determine a borrower's ability to repay the mortgage loan according to its terms. The key consideration, however, is whether the appraised value of the property is sufficient to satisfy the loan-to-value ratios as described above. Therefore, we may make loans to borrowers whose principals are in default under their other obligations or who do not have sources of income that would be sufficient to qualify for loans from other lenders. Most of our borrowers have no significant assets other than the real property securing our loan. If a principal of the borrower personally guarantees the loan, the general creditworthiness of the guarantor will be considered. Repayment of any loan will generally come from the proceeds of the sale or refinancing of the property, not from the resources of the borrower or a guarantor. Our manager will exercise its business judgment in deciding which mortgage loans will require a guarantee.

    If a borrower is unable to repay a mortgage loan at maturity (e.g., if the sale or refinancing of the property does not generate sufficient proceeds to repay the loan, the borrower defaults under the loan, or we forecloses on and subsequently sell the property and the sales proceeds are inadequate to repay the loan and costs of foreclosure), we may be precluded from seeking the deficiency from the borrower, either because the loan is a non-recourse loan or due to the effect of certain legal protections afforded to borrowers generally. If the loan is guaranteed, the guarantor may be able to raise legal defenses that may be available to guarantors generally that would impair our ability to seek a deficiency from the guarantor.

SALE OF LOANS

    We will invest in mortgage loans for investment purposes and do not expect to engage in real estate operations in the ordinary course of business, except as may be required if we foreclose and take over ownership and management of the property. We also do not plan to invest in loans primarily for the purpose of reselling them in the ordinary course of business. We may sell mortgage loans (or fractional interests therein) when our manager decides that it is advantageous to do so, based upon then-current interest rates, the length of time that we have held the loan and our overall investment objectives.

LOAN SERVICING

    Our manager will be responsible for the servicing of the mortgage loans. In fulfillment of the responsibilities our manager will, directly or through contracted parties, make construction loan disbursements, invoice interest, principal and other charges, collect payments, and perform other loan administration services. Our manager will be entitled to contract with third party service providers to assist it in loan servicing provided that such third party service providers charge competitive fees for their services. Our manager will pay for loan servicing activities, except for delinquent loans.

    Interest on mortgage loans is paid in arrears, with respect to the preceding 30-day period. Borrowers are instructed to mail checks or money orders to us for deposit in our accounts to be maintained at one or more financial institutions selected by our manager. When a late payment is received, the borrower will be required to pay a late fee, usually calculated as a percentage of the contractual monthly payment amount.

    If a loan becomes delinquent, the range of responses that our manager may take will vary depending on the nature of the default and the circumstances existing at that time. These responses can include, without limitation, granting additional cure periods to the borrower, requiring the borrower to contribute additional funds to the project, refraining from funding future phases of construction, replacing the borrower with an independent construction manager to supervise the completion of the project, seeking to appoint a receiver to oversee the completion of the project, foreclosing non-judicially under the mortgage or deed of trust, if permitted under state law, taking such other enforcement actions as are typically undertaken by commercial lenders in the state that governs the enforcement action, negotiating and accepting a deed in lieu of foreclosure, or commencing legal action against the borrowers or against any guarantors of the loan. Our manager also may forgive debt or modify the economic terms of the loan by changing the interest rate, extending the maturity date or altering the principal or interest payment obligations if it believes such actions are advisable under the circumstances. The costs of collecting payments on such delinquent loans, including legal fees, reduce the eventual recovery and your return.

                            OTHER OPERATING POLICIES

    - We do not intend to issue any additional securities with rights that are senior to your rights as a holder of the units. Our manager will be the only member of Global Express Fund other than the purchasers of the units.

    - Except for the making or acquisition of mortgage loans in our usual business, we do not intend to invest in the securities of other real estate companies or other issuers for the purpose of exerting control or for any other purpose.

    - We do not intend to underwrite securities of other real estate funds, real estate companies or any other issuers.

    - We do not intend to sell any of the mortgage loans or the related property unless we acquire a property in a foreclosure proceeding.

    - We may issue units in exchange for mortgage loans that satisfy our lending policies, but we will not issue securities in exchange for any other property.

    - We do not intend to purchase or otherwise re-acquire our shares or other securities, except that we will apply the principal returned to us on the repayment of mortgage loans to return your investment to you.

    - We intend to provide the periodic reports to you that are described in the summary of the operating agreement, below.

    - We may invest in loans made to our manager and its affiliates on terms no more favorable than to other borrowers.

                         OUR MANAGER AND ITS AFFILIATES


    Our manager is incorporated in Nevada under the name Conrex Financial International, Inc. and conducts business in Nevada under the name Global Express Capital Mortgage. Global Express Capital Mortgage is the managing member of Global Express Fund and performs the duties of our manager. The telephone number for Global Express Capital Mortgage is 702-794-4411. Our manager plans to file certificates to conduct business as Global Express Capital Mortgage in all states in which it conducts business. Connie S. Farris is an officer of our manager who has significant experience in the real estate lending and development business.


    Global Express Capital Mortgage was founded in September 2000 by Connie S. Farris. Global Express Capital Mortgage "to date" has offered its investors the opportunity to invest in mortgage loans that finance the construction of individual single family residences in Las Vegas.

    Global Express Capital Mortgage has a license as a mortgage broker from the State of Nevada. Nevada performs thorough background investigations before accepting applications for mortgage brokerage licenses.

    As our manager, Global Express Capital Mortgage will manage and controls our affairs and have responsibility and final authority in almost all matters affecting our business. We do not have our own employees or offices and the employees of Global Express Capital Mortgage carry out our operations with their employees at their offices. The duties of Global Express Capital Mortgage, as our manager, will include:

    - dealings with members;

    - accounting, tax and legal matters;

    - communications and filings with regulatory agencies;

    - evaluating and choosing the mortgage loans in which we will invest in accordance with the lending standards and policies described on pages 27 to 31 of this prospectus;

    - deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

    - originating, servicing and managing our mortgage loan investments; and

    - managing our other operations, if any.


OFFICER OF OUR MANAGER



    The following person is the officer and director of our manager.



    Connie S. Farris, 56, president, chief executive officer, secretary and director of Global Express Capital Mortgage, our manager, has over 35 years in the mortgage industry. In August 1999, Mrs. Farris founded Global Express Capital Mortgage, which specializes in the brokerage of home mortgages and private investment loans for construction and commercial projects. She has been president of Global Express Capital Mortgage since it was founded. From September 1992 through the date hereof, Mrs. Farris had been the president of Global Financial, Inc., a company engaged in mortgage banking and mortgage brokerage. In September 1999, Mrs. Farris was appointed by the governor of Nevada to be a member of the state's advisory council on mortgage investments and mortgage lending. The advisory council's mandate is to advise the Nevada commissioner of the financial institutions division and Nevada state legislature on new and current regulations in the mortgage industry. Mrs. Farris holds mortgage licenses with affiliated mortgage brokers in Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah. Mrs. Farris holds an NASD Series 22 and a Series 63 securities license.


PRIOR EXPERIENCE OF GLOBAL EXPRESS CAPITAL MORTGAGE

    Our manager, Global Express Capital Mortgage was formed in August 1999. However, it did not actively start doing business until September 2000. Global Express Capital Mortgage, along with its predecessors, specializes in the brokerage of home mortgage and private investment loans for construction and commercial projects.

    Global Express Capital Mortgage holds a privileged mortgage broker's license in Nevada. As a licensed mortgage broker, Global Express Capital Mortgage is subject to on site examinations by the financial institutions division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

    Global Express Capital Mortgage obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with Nevada law.

    Global Express Capital Mortgage obtains a loan and then processes the application. When processing a loan, Global Express Capital Mortgage will

    - order and review a property title search,

    - perform a property inspection,

    - obtain an appraisal which is reviewed for reasonableness, and

    - perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

    Global Express Capital Mortgage does not charge any fees to investors. They have agreed to pay for the expenses of this offering, including sales commissions, federal and state securities registration fees, legal and accounting fees and printing and mailing fees. After this offering, Global Express Capital Mortgage will also operate Global Express Fund, at its own expense, or pay the expenses of such operation, including servicing of loans that are not delinquent, maintaining an office, reviewing loan proposals, and preparing financial statements and tax returns. Global Express Capital Mortgage's compensation is primarily in the form of loan evaluation and processing fees, as well as origination fees paid by borrowers each ranging from 2% to 5%.

    Global Express Capital Mortgage acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, Global Express Fund will be the party investing in loans with our own funds. Our assets will be a pool of loans, the distributions from and proceeds of which will be passed through to you as described in this prospectus. The assets of Global Express Capital Mortgage are primarily receivables in the form of evaluation, processing, origination and servicing fees.

    Since September 2000, Global Express Capital Mortgage has acted as mortgage brokers for the investment of mortgage notes by approximately 400 investors in approximately 51 loans, approximating $17,831,000 as of June 30, 2001 (See "INVESTMENT BY GLOBAL EXPRESS CAPITAL MORTGAGE IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO" within this prospectus). Global Express Capital Mortgage services all loans funded.

    The properties securing these loans can be subdivided as follows:

PROPERTY TYPE                                                 AGGREGATE AMOUNT INVESTED
-------------                                                 -------------------------
RESIDENTIAL.................................................              72%
COMMERCIAL..................................................              28%

None of the loans closed to date by Global Express Capital Mortgage have gone into default or foreclosure.

    The information on prior performance of our manager is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that of our manager. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

PRIOR EXPERIENCE OF GLOBAL FINANCIAL, INC.

    Global Financial, Inc. was a Nevada Corporation formed on June 27, 1989. On August 31, 2000 Global Financial was dissolved in connection with a merger transaction. Global Financial acted as mortgage brokers for the investment of residential home loans, equity loans, commercial loans, and private investor loans.

    Global Financial held a privileged mortgage broker's license in Nevada. As a licensed mortgage broker, Global Financial was subject to on site examinations by the financial institutions division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

    Global Financial obtained borrowers through approved advertisements, referrals and repeat business, and obtained investors interested in funding the loan in the same manner. It then matched the two together in compliance with Nevada law.

    From January 1, 1998 until August 31, 2000, Global Financial acted as mortgage brokers for the investment of mortgage notes by approximately 400 investors and approximately 1,032 loans, approximating $133,290,000 (See "INVESTMENT BY GLOBAL FINANCIAL, INC. IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO" within this prospectus).

    The properties securing these loans can be subdivided as follows:

PROPERTY TYPE                                                 AGGREGATE AMOUNT INVESTED
-------------                                                 -------------------------
RESIDENTIAL.................................................              98%
COMMERCIAL..................................................               2%

None of the loans closed by Global Financial have gone into default or foreclosure.

    The information on prior performance of Global Financial is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that of Global Financial. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

                   COMPENSATION TO MANAGER AND ITS AFFILIATES

    Set forth below in tabular form is a description of compensation that we and others may pay our manager and its affiliates. No other compensation will be paid to our manager or any of its affiliates in connection with this Global Express Fund. These compensation arrangements have been established by our manager and are not the result of arms-length negotiations. The officers of our manager have compared our manager's compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their view, our manager has:

    - analyzed the compensation arrangement in other offerings,

    - spoken to other professionals in the industry including issuers, promoters and broker dealers,

    - examined "rate sheets" from banks and savings and loans which set forth the rates being charged by those institutions for the same or similar services,

    - collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

    The exact amount of future compensation payable to our manager and its affiliates cannot be precisely determined. The compensation to be reached by our manager is based primarily upon our manager and the total amounts of units and mortgage loan amounts. However, based upon the prior experience of the officers of our manager, and upon their review of similar programs and upon certain assumptions made as set forth below, our manager can estimate on an annual average basis, assuming that all of the mortgage loans are made in the first year and that the $100,000,000 maximum amount of offering is sold, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to our manager and its affiliates.

    The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which our manager has no control, including, but not limited to, the state of the economy, lending competition in the area where mortgage loans are made, interest rates and partnership earnings. We will be subject to public reporting requirements and Global Express Fund will file quarterly and annual reports with the SEC. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our manager and its affiliates.

    Our manager or its affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, our manager's ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to our manager and its affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships among our manager and its affiliates referred to herein are described under the caption "OUR MANAGER AND ITS AFFILIATES" at page 33.

OFFERING AND ORGANIZATIONAL STAGE

      ENTITY RECEIVING                 FORM AND METHOD OF
        COMPENSATION                      COMPENSATION                        ESTIMATED AMOUNT
      ----------------                 ------------------                     ----------------
Manager.....................  Our manager will pay any              Legal ....................... $80,000
                              organization expenses and offering    Accounting .................. $15,000
                              expenses including, but not limited   Printing .................... $50,000
                              to, attorneys' fees, accounting fees  Federal/State Filing
                              and printing costs.                   Fees ........................ $47,500
                                                                    Miscellaneous ............... $10,000

OPERATIONAL STAGE

         ENTITY RECEIVING                    FORM AND METHOD OF
           COMPENSATION                         COMPENSATION                     ESTIMATED AMOUNT
         ----------------                    ------------------                  ----------------
Manager or Affiliated Brokers.....  Loan origination or brokerage         $30,000, up to a maximum of
                                    commissions average approximately     $5,000,000(1)
                                    two to five percent (2-5%) of the
                                    principal amount of each loan, but
                                    may be higher or lower depending
                                    upon market conditions. The fees are
                                    paid by the borrower no later than
                                    when the loan proceeds are
                                    disbursed.
Manager or Affiliated
  Brokers.........................  Loan evaluation and processing fees   $30,000, up to a maximum of
                                    of 2% to 5% of each loan and a        $5,000,000(1)
                                    competitive fee based on local
                                    market conditions. These fees will
                                    be paid by the borrower no later
                                    then the date when the loan proceeds
                                    are distributed.

         ENTITY RECEIVING                    FORM AND METHOD OF
           COMPENSATION                         COMPENSATION                     ESTIMATED AMOUNT
         ----------------                    ------------------                  ----------------
Manager or Affiliated
  Brokers.........................  The service fee for administering     $3,750, up to a maximum of
                                    loans has an annual fee of 0.25% of   $250,000(2)
                                    the outstanding principal balance of
                                    loans. These fees will be paid by
                                    the borrower either annually or
                                    added to the monthly payments.

Manager...........................  Loan extension fees, that generally   $15,000, up to a maximum of
                                    range between one and two (1 to 2%)   $2,000,000(3)
                                    percent of the principal amount of
                                    the loan for a three month
                                    extension, may, if an extension is
                                    necessary and approved by us, be
                                    paid by the borrower to the investor
                                    based on his pro rata share.
Manager or Affiliated Brokers.....  As part of the consideration for      $30,000, up to a maximum of
                                    originating a mortgage loan, our      $5,000,000(1)
                                    manager may be entitled to
                                    participate in the proceeds of a
                                    sale, re-financing or other
                                    disposition of the underlying real
                                    property or development project that
                                    collateralizes a mortgage loan.
                                    These fees will be between 2-5% of
                                    each loan based on competitive
                                    market conditions. These fees are
                                    paid by the borrower at the time of
                                    sale, re-financing or other
                                    disposition of the underlying
                                    property.

DEFAULT STAGE

                                                                                 ESTIMATED AMOUNT
                                                                                   RECEIVED FROM
         ENTITY RECEIVING                    FORM AND METHOD OF               GLOBAL EXPRESS FUND OR
           COMPENSATION                         COMPENSATION                        AFFILIATES
----------------------------------  ------------------------------------  -------------------------------
Manager...........................  If Global Express Fund acquires                     (4)
                                    property through foreclosure, Global
                                    Express Securities, an affiliate of
                                    our manager, upon resale may, in
                                    some circumstances, substantially
                                    contribute to the sale of any
                                    property acquired in the sale of
                                    property acquired through
                                    foreclosure. Global Express
                                    Securities would earn a competitive
                                    brokerage commission which will
                                    equal approximately 3%.
Manager...........................  Servicing Fees on delinquent loans                  (4)
                                    of 1% per annum.

LIQUIDATING STAGE

    Not Applicable.

------------------------

(1) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 2% and the maximum amount to be raised ($100,000,000) by 5%.

(2) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 0.25% and the maximum amount to be raised ($100,000,000) by 0.25%.

(3) This number is an estimate which was calculated by multiplying the minimum amount to be raised ($1,500,000) by 1% and the maximum amount to be raised ($100,000,000) by 2%.

(4) These fees are not yet determinable.

                             CONFLICTS OF INTEREST

    The relationships among Global Express Fund, our manager and Global Express Securities, our lead underwriter, and the officers, directors and other affiliates of our manager and Global Express Securities will result in various conflicts of interest. Our manager, Global Express Securities and its officers, directors and other affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. Our manager and its officers and directors, in their capacity as such, are required to exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member.

    As at January 2, 2001, Global Express Capital Corporation directly owned all of the outstanding capital stock of our manager and 20% of the outstanding common stock of Global Express Securities, Inc. Our manager does not own an interest in Global Express Fund, which will be entirely owned by investors. The balance of the common stock of Global Express Securities (80% of such stock) is owned by John Tooke. Pursuant to an agreement among Global Express Capital Corporation, John Tooke and Connie S. Farris entered into on January 2, 2001, John Tooke will contribute the balance of the shares of common stock in Global Express Securities to Global Express Capital Corporation when the NASD approves the transfer.


    Connie Farris is the president, chief executive officer and a director of Global Express Capital Corporation and our manager and when the NASD approves the transfer, described above, will be vice president, secretary and a director of Global Express Securities. John Tooke is the president and a director of Global Express Securities and a shareholder of Global Express Capital Corporation.


    In addition, Connie Farris is the owner of local licensed mortgage brokerage firms in the states of Colorado, Texas, Florida, Oregon, Wyoming, Washington, Idaho and Utah. Although she has no present intention to do so, Ms. Farris may establish additional licensed mortgage brokerage firms in other states (all such local mortgage brokerage firms are referred to as "affiliated mortgage brokerage firms").

    Connie Farris, the president of our manager has been in the business of making mortgage loans for approximately 30 years and has accordingly made loans to numerous borrowers. Some of our borrowers may have an existing business relationship with our manager and as a result, our manager may be pre-disposed to making loans to the same borrowers rather than to new borrowers, even if both borrowers present projects of equal credit-worthiness.

    The following chart shows the ownership structure of the various persons and entities that are affiliated with Global Express Capital Corporation.



                   CONREX                             GLOBAL EXPRESS SECURITIES, INC.
                   ------                             -------------------------------
              Connie S. Farris                                   John Tooke
   President, CEO, Secretary and Director                  President and Director

See "Our Manager and Its Affiliates" for        John Tooke, 59, formed Global Express
  biographical information on Ms. Farris.         Securities, Inc., our lead underwriter, in
  Doing business as Global Express Capital        1998, which is a member of the NASD. Mr.
  Mortgage                                        Tooke is the president and a director of
  100% owned by Global Express Capital            Global Express Securities. Mr. Tooke has
  Corporation                                     over 35 years experience in the real
                                                  estate industry. From 1966-1981,
                                                  Mr. Tooke was involved in mortgage banking
                                                  where he originated commercial mortgages
                                                  and placed those mortgages with
                                                  institutional investors. From 1981-1991,
                                                  Mr. Tooke was employed in the securities
                                                  industry. While an investment banker, Mr.
                                                  Tooke originated and purchased commercial
                                                  mortgages and sold those securities to
                                                  investors. From 1991-1998, Mr. Tooke was a
                                                  real estate investor investing in
                                                  commercial real estate projects as a
                                                  principal. Mr. Tooke holds NASD Series 7,
                                                  Series 24 and Series 63 securities
                                                  licenses. In addition, he is licensed in
                                                  Nevada, California and Florida for real
                                                  estate mortgage and securities.

                                                Global Express Securities, Inc. (formerly
                                                  First Florida Securities Inc.), the lead
                                                  underwriter, is a securities brokerage
                                                  firm registered with the Securities and
                                                  Exchange Commission and a member of the
                                                  National Association of Securities
                                                  Dealers, Inc. Global Express Securities is
                                                  a Florida corporation formed in 1998 to
                                                  expand and develop business opportunities,
                                                  including offering real estate loans and
                                                  private investments in promissory notes
                                                  secured by deeds of trust.

                                                Global Express Securities may obtain other
                                                  securities brokerage firms to sell the
                                                  shares to its customers and provide us
                                                  with sales, promotional and marketing
                                                  assistance for the distribution of the
                                                  shares.

                                                20% owned by Global Express Capital
                                                  Corporation

                                                80% owned by John G. Tooke (which will be
                                                  sold to Global Express Capital
                                                  Corporation)


    The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of Global Express Capital Mortgage's management and operation of our business.

    1. PAYMENT OF FEES AND EXPENSES. Our manager, Global Express Capital Mortgage, and its affiliates will receive substantial fees in connection with this offering and our ongoing operations which are described above, under COMPENSATION TO MANAGER AND ITS AFFILIATES.

    2. PURCHASE OF MORTGAGE NOTES FROM GLOBAL EXPRESS CAPITAL MORTGAGE, OUR MANAGER. We will acquire many of our mortgage loans from or through Global Express Capital Mortgage and the affiliated mortgage brokers. Global Express Capital Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Global Express Capital Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Global Express Capital Mortgage or the then current market value of the mortgage loan. The officers and directors of Global Express Capital Mortgage, none of whom are independent, will make all decisions concerning the mortgage loans in which we will invest or purchase. Global Express Capital Mortgage and the affiliated mortgage brokers will earn loan brokerage fees, described above, on mortgage loans we purchase through them or from them. Accordingly, Global Express Capital Mortgage and the affiliated mortgage brokers will face a conflict of interest in determining whether a loan meets our investment guidelines and is appropriate for our loan portfolio.

    3. NON-ARM'S LENGTH AGREEMENTS. Our agreements and arrangements for compensating Global Express Capital Mortgage and the interest of Global Express Capital Mortgage as managing member of Global Express Fund are not the result of arm's-length negotiations. Additionally, none of the directors of Global Express Capital Mortgage are independent.

    4. COMPETITION FOR THE TIME AND SERVICES OF COMMON OFFICERS. We will rely on Global Express Capital Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Global Express Capital Mortgage may, for their own account, for the account of other affiliates, or that of others, originate, acquire or broker mortgages and acquire investments similar to those made or acquired by us. The directors of Global Express Capital Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time and opportunities between the entities. The directors and officers of Global Express Capital Mortgage will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

    Global Express Capital Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

    Currently, Global Express Capital Mortgage is not the manager for another mortgage program or entity that has publicly or broadly held membership or other debt or equity interests, although Global Express Capital Corporation, reserves the right to form one or more of such programs or entities, with Global Express Capital Mortgage or another affiliate as the manager.

    5. COMPETITION BETWEEN US, GLOBAL EXPRESS CAPITAL MORTGAGE AND AFFILIATED MORTGAGE BROKERS FOR THE PURCHASE AND SALE OF MORTGAGE LOANS. Global Express Capital Mortgage anticipates that it, the affiliated mortgage brokers or its other affiliates will engage in businesses which are or will be competitive with ours or which have the same or similar management as we do. To the extent that these other entities with similar investment objectives have their own funds or funds of clients available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

    If any conflict arises between us and any other affiliated mortgage loan program which may be established as to which company will have the right to invest in a particular mortgage loan or other investment, Global Express Capital Mortgage will make the determination largely based on a review of the respective loan portfolios of the mortgage programs and the objectives of each mortgage loan program. Global Express Capital Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Global Express Capital Mortgage will make the mortgage loan, and proposed loan or other transaction terms.


    6. MORTGAGE LOANS THAT REFINANCE LOANS MADE BY OUR MANAGER, ITS AFFILIATES OR OTHER CLIENTS OF OUR MANAGER. Our manager may also arrange loans within its lending parameters to refinance or lend additional funds to borrowers that have existing loans arranged by our manager for itself, its affiliates or its clients, because this satisfies the objectives of our manager, its affiliates or such other clients of our manager.


    7. MORTGAGE LOANS THAT ARE JUNIOR TO OTHER MORTGAGE LOANS OF OUR MANAGER OR ITS CLIENTS. Our manager or its affiliates, or clients of our manager or its affiliates may have an existing mortgage loan outstanding to a borrower to whom we make an additional mortgage loan. In this case, our mortgage loan will be junior and subordinate to the existing loan. In the case of a default by the borrower, the senior lenders and us would have competing interests in the collateral, but they would all be represented by our manager.

    8. LACK OF SEPARATE REPRESENTATION. We are represented by the same counsel as Global Express Capital Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Global Express Capital Mortgage or any of its affiliates, Global Express Capital Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Global Express Capital Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

    9. WE MAY INVEST IN MORTGAGES ACQUIRED BY GLOBAL EXPRESS CAPITAL
MORTGAGE. If Global Express Capital Mortgage determines that an entire loan is not suitable or available for our loan portfolio, we may invest in the loan with an affiliated mortgage loan program or client of Global Express Capital Mortgage, the affiliated mortgage brokers or any of its other affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by such programs or clients, but we expect that the terms of the loans will be substantially similar.

    10. CONFLICT OF EQUITY PARTICIPATIONS OF OUR MANAGER. As part of the consideration for making a mortgage loan, our manager may be entitled to participate in the proceeds of a sale, re-financing or other disposition of the underlying real property or development project that collateralizes a mortgage loan. As such participant, our manager may have interest that are identical with the borrower and will conflict with the interests of Global Express Fund as a lender.

    11. WE MAY INVEST IN OR PURCHASE LOANS MADE TO OUR MANAGER AND ITS AFFILIATES. We may invest in or purchase loans made to our manager and its affiliates that are determined to be suitable for our loan portfolio. The officers and directors of our manager will make all decisions regarding the mortgage loans we will invest in or purchase. Accordingly, although an investment or purchase in these loans will be made on terms no more favorable to our manager or its affiliates than to other borrowers, we face a conflict of interest in determining whether a loan is appropriate for our loan portfolio.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GLOBAL EXPRESS FUND

    The following table indicates the security ownership of the beneficial owners of our units after giving effect to the sale of the minimum amount and maximum amount of units in this offering.

                                                                         AFTER THIS OFFERING             AFTER THIS OFFERING
                                        BEFORE THIS OFFERING               MINIMUM AMOUNT                  MAXIMUM AMOUNT
                                    -----------------------------   -----------------------------   -----------------------------
                                         UNIT         PERCENT OF         UNIT         PERCENT OF        UNITS         PERCENT OF
                                    DOLLAR AMOUNT       UNITS       DOLLAR AMOUNT       UNITS       DOLLAR AMOUNT       UNITS
                                     BENEFICIALLY    BENEFICIALLY    BENEFICIALLY    BENEFICIALLY    BENEFICIALLY    BENEFICIALLY
NAME                                    OWNED           OWNED           OWNED           OWNED           OWNED           OWNED
----                                --------------   ------------   --------------   ------------   --------------   ------------
All investors, in the aggregate...           --              --       $1,500,000         100%        $100,000,000        100%

GLOBAL EXPRESS CAPITAL MORTGAGE, OUR MANAGER

    The following table indicates the security ownership of persons known to be the beneficial owners of more than five percent of our manager, Global Express Capital Mortgage, as of the date of this prospectus.


                                                                  SHARES              PERCENT OF
                                                               COMMON STOCK          COMMON STOCK
NAME                                                        BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
----                                                        ------------------   ---------------------
Connie S. Farris .........................................        15,000                  60%
c/o Global Express Capital Mortgage
8540 South Eastern Avenue, Suite 200,
Las Vegas, Nevada 89123

John Tooke ...............................................        10,000                  40%
c/o Global Express Securities, Inc.
8540 South Eastern Avenue, Suite 210,
Las Vegas, Nevada 89123


------------------------


(1) Based upon the ownership of shares of Global Express Capital Corporation which directly owns all of the outstanding shares of common stock of our manager, Global Express Capital Mortgage. Accordingly, Connie S. Farris owns 60% and John Tooke owns 40% of Global Express Capital Corporation which owns 100% of our manager.

                 INVESTMENT BY GLOBAL EXPRESS CAPITAL MORTGAGE
               IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

    The following table summarizes investments made by our manager, Global Express Capital Mortgage, in mortgage loans secured by real estate between September 1, 2000 and June 30, 2001, approximating $17,831,000 dollars as of June 30, 2001, which is comprised of 51 loans, all of which were secured through mortgage loans. (See "Our Manager And Its Affiliates--Prior Experience of Global Express Capital Mortgage" within this prospectus).

    The information on prior performance of our manager is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that of our manager. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

                         LOAN AMOUNT
                          FUNDED BY                                               RATE OF
                        GLOBAL EXPRESS                                            RETURN
     LOAN AMOUNT           CAPITAL       APPRAISED     VALUE      INTEREST         PAID          LOAN
      BORROWER             MORTGAGE        VALUE       RATIO        RATE       TO INVESTORS     LENGTH      LOAN TYPE
     -----------        --------------   ----------   --------   -----------   -------------   --------   -------------
                                                                                                          Construction
        0025              $  260,000     $  340,000       77%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0026              $   76,465     $  109,000       71%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0027              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0028              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0029              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0030              $  235,000     $  320,000       74%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0031              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0032              $  225,000     $  300,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0033              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0034              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0035              $   81,750     $  109,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0036              $   76,465     $  109,000       71%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0037              $   78,000     $  104,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0038              $  240,000     $  338,250       71%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0039              $   76,465     $  102,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0040              $   78,000     $  104,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0041              $   78,000     $  104,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0042              $  220,000     $  293,500       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0043              $  210,000     $  283,900       74%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0044              $  400,000     $  952,500       42%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0045              $  225,000     $  299,900       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0046              $2,250,000     $3,000,000       75%       14.0           14.0        1 year     Single Family


     LOAN AMOUNT
      BORROWER            COLLATERAL
     -----------       -----------------

        0025           Land and Building

        0026           Land and Building

        0027           Land and Building

        0028           Land and Building

        0029           Land and Building

        0030           Land and Building

        0031           Land and Building

        0032           Land and Building

        0033           Land and Building

        0034           Land and Building

        0035           Land and Building

        0036           Land and Building

        0037           Land and Building

        0038           Land and Building

        0039           Land and Building

        0040           Land and Building

        0041           Land and Building

        0042           Land and Building

        0043           Land and Building

        0044           Land and Building

        0045           Land and Building

        0046           Land and Building

                         LOAN AMOUNT
                          FUNDED BY                                               RATE OF
                        GLOBAL EXPRESS                                            RETURN
     LOAN AMOUNT           CAPITAL       APPRAISED     VALUE      INTEREST         PAID          LOAN
      BORROWER             MORTGAGE        VALUE       RATIO        RATE       TO INVESTORS     LENGTH      LOAN TYPE
     -----------        --------------   ----------   --------   -----------   -------------   --------   -------------
                                                                                                          Construction
        0047              $  215,000     $  284,900       76%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0048              $  240,000     $  345,900       70%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0049              $  225,000     $  299,900       75%      15.125         15.125       1 year     Single Family
                                                                                                          Construction
        0050              $  156,000     $  208,000       75%       15.0           15.0        1 year     Single Family
                                                                                                          Construction
        0051              $  168,750     $  225,000       75%       15.0           15.0        1 year     Single Family
                                                                                                          Construction
        0052              $  142,500     $  190,000       75%       15.0           15.0        1 year     Single Family
                                                                                                          Construction
        0053              $  123,750     $  165,000       75%      15.125         15.125       1 year     Single Family
                                                                                                          Construction
        0054              $  108,000     $  144,000       75%    15.125/16.0   15.125/16.0     1 year     Single Family
                                                                                                          Construction
        0055              $  125,250     $  167,000       75%      15.125         15.125       1 year     Single Family
                                                                                                          Construction
        0056              $  215,000     $  291,900       74%    14.0/15.125   14.0/15.125     1 year     Single Family
                                                                                                          Construction
        0057              $  235,000     $  339,900       70%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0058              $  171,500     $  229,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0059              $  123,750     $  165,000       75%     14.0/16.0     14.0/16.0      1 year     Single Family
                                                                                                          Construction
        0060              $  132,750     $  177,000       75%     14.0/16.0     14.0/16.0      1 year     Single Family
                                                                                                          Construction
        0061              $  125,250     $  167,000       75%     14.0/16.0     14.0/16.0      1 year     Single Family
                                                                                                          Construction
        0062              $   60,000     $  273,000       22%       18.0           18.0        1 year     Single Family
                                                                                                          Construction
        0063              $  236,250     $  315,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0064              $  216,750     $  296,000       74%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0065              $1,087,500     $1,450,000       75%    14.0/15.125   14.0/15.125     1 year     Single Family
                                                                                                          Construction
        0066              $  224,250     $  299,000       75%       14.0           14.0        1 year     Single Family
                                                                                                          Construction
        0067              $  123,750     $  165,000       75%     14.0/15.0     14.0/15.0      1 year     Single Family
                                                                                                          Construction
        0068              $1,550,000     $2,400,000       65%    14.0/15.125   14.0/15.125     1 year     Single Family
                                                                                                          Commercial
        0069              $3,800,000     $5,066,670       75%       15.5           15.5        1 year     Building
                                                                                                          Construction
        0070              $1,500,000     $2,000,000       75%        14             14         1 year     Single Family
                                                                                                          Construction
        0071              $  219,750     $  289,000       76%        14             14         1 year     Single Family
                                                                                                          Construction
        0072              $  247,500     $  330,000       75%        14             14         1 year     Single Family
                                                                                                          Construction
        0073              $  222,000     $  296,000       75%        14             14         1 year     Single Family
                                                                                                          Construction
        0074              $  234,750     $  313,000       75%        14             14         1 year     Single Family
                                                                                                          Construction
        0075              $  300,000     $  400,000       75%        14             14         1 year     Single Family


     LOAN AMOUNT
      BORROWER            COLLATERAL
     -----------       -----------------

        0047           Land and Building

        0048           Land and Building

        0049           Land and Building

        0050           Land and Building

        0051           Land and Building

        0052           Land and Building

        0053           Land and Building

        0054           Land and Building

        0055           Land and Building

        0056           Land and Building

        0057           Land and Building

        0058           Land and Building

        0059           Land and Building

        0060           Land and Building

        0061           Land and Building

        0062           Land and Building

        0063           Land and Building

        0064           Land and Building

        0065           Land and Building

        0066           Land and Building

        0067           Land and Building

        0068           Land and Building

        0069           Land and Building

        0070           Land and Building

        0071           Land and Building

        0072           Land and Building

        0073           Land and Building

        0074           Land and Building

        0075           Land and Building

    As of June 30, 2001, investment in loans secured by real estate were invested in loans with a weighted average rate of return of 14.17% maturing within twelve (12) months.

    Losses may be expected to occur when funding mortgage loans and the amount of losses will vary as the loan portfolio is affected by changing economic conditions and the financial position of borrowers. There is no precise method of predicting potential losses.

    The conclusion that our loans may not become collectable, in whole or in part, is a matter of professional judgment. Although lenders such as traditional banks, and savings and loan institutions are subject to federal and state regulations that require them to perform ongoing analyses of their loan portfolios, loan to value ratios, reserves, etc., and to obtain current information regarding its borrowers and the securing properties, we are not subject to such regulations and have not adopted these practices. Rather, in connection with the quarterly and annual closing of our accounting records and the preparation of our financial statements, our manager evaluates our investment in mortgage loans and a determination is made as to whether the allowance for loan losses is adequate to cover our potential losses. As of June 30, 2001, our manager determined that no allowances for loan losses were necessary.

    Our manager's professional judgment of the adequacy of allowance for loan losses may include: considerations of economic conditions, borrower's financial condition, evaluation of industry trends, review and evaluation of loans identified as having loss potential, and quarterly review by our manager's loan committee.

                      INVESTMENT BY GLOBAL FINANCIAL, INC.
               IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

    The following table summarizes investments made by Global Financial, Inc. in mortgage loans secured by real estate between January 1, 1998 and August 31, 2000, approximating $133,290,000, which is comprised of 1,032 loans, all of which were secured through mortgage loans. (See "OUR MANAGER AND ITS AFFILIATES--Prior Experience of Global Financial, Inc." within this prospectus).

    The information on prior performance of Global Financial is presented as background information only. Investors in this offering will have no right in, and no obligations with respect to, such investments. It should not be assumed that we will experience results comparable to that Global Financial. Performance will vary from time to time and past results are not necessarily representative of future results. Each investment is unique and various factors can influence the performance of such investments, including geographic location, market fluctuations and variations in operating expenses.

                                                              NUMBER OF     $ AMOUNT OF
TYPE OF LOAN                                                    LOANS          LOAN
------------                                                  ----------   -------------
                            1998
Single Family Residential...................................      688       $83,788,842
Land Acquisition............................................        2       $ 1,300,000
                            1999
Single Family Residential...................................      313       $42,948,838
Land Acquisition............................................        5       $ 1,118,800
January 1, 2000-August 31,2000
Single Family Residential...................................       24       $ 4,133,840

                   FIDUCIARY RESPONSIBILITIES OF OUR MANAGER

    Our manager is accountable to you and Global Express Fund as a fiduciary. This requires our manager to exercise good faith and integrity in handling our affairs. Our manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth in the operating agreement or for our benefit.

    The operating agreement requires us to indemnify our manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Nevada limited liability company law, we will not indemnify persons or advance payments for any act or omission which is established by final adjudication to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    The operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of Global Express Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Global Express Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of Global Express Fund solely by reason of being a manager or member or being a person affiliated with either of them.

    Our manager may be removed for cause and as otherwise specifically provided in operating agreement. "Cause" means our manager (i) has been convicted of a felony, (ii) has committed fraud against Global Express Fund or (iii) has acted or omitted to take action on behalf of Global Express Fund which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting cause has occurred or exists; provided that any removal of our manager for cause shall be effectuated by a vote of the members whose aggregate capital exceed 50% of the aggregate of all members' capital at such time.

    Our manager will not be indemnified against liabilities arising under the Securities Act of 1933, unless we succeed in defending against the claims or the indemnification is approved by the court. The court will be advised that the SEC believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

    This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

  BASIC LEGAL ASPECTS OF MORTGAGES AS COMPARED TO DEEDS OF TRUST; JUDICIAL AND
     NON-JUDICIAL FORECLOSURES; AND LIMITS ON ENFORCEABILITY OF GUARANTIES

MORTGAGES COMPARED TO DEEDS OF TRUST

    Repayment of mortgage loans will be secured by either a mortgage or a deed of trust. In some states, a mortgage is the form of security instrument used to secure a real property loan, while in other states a deed of trust is the form of security instrument used to secure a real property loan. A mortgage has two parties: a borrower called the "mortgagor" and the lender called the "mortgagee". The mortgagor gives the mortgagee a lien on the property as security for the loan or, in some states, the mortgagor conveys legal title of the property to the mortgagee until the loan is repaid but retains equitable title and the right of possession to the property so long as the loan is not in default. A deed of trust has three parties: a borrower-grantor called the "trustor", a third-party grantee called the "trustee", and a lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is-paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee's authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.

FORECLOSURE

    The manner in which we will enforce our rights under a mortgage or deed of trust will depend on the laws of the state in which the property is situated. Depending on law, the laws of the state in which the property is located, a lender may be able to enforce its mortgage or deed of trust by judicial foreclosure or by non-judicial foreclosure through the exercise of a power of sale.

    A judicial foreclosure is a public sale of the property conducted under an order of the court of the state in which the property is located, with the sales proceeds being applied to satisfy the underlying debt. A judicial foreclosure is subject to most of the delays and expenses of other lawsuits and can take up to several years to complete, depending on how busy the local courts are.

    In contrast, a non-judicial foreclosure is a private sale of the property conducted directly by the mortgagee, in the case of a mortgage, or the trustee, in the case of a deed of trust, following appropriate notice and the expiration of appropriate cure periods. It is generally cheaper and quicker to conduct a non-judicial foreclosure than to conduct a judicial foreclosure.

    In some states, we are allowed to foreclose non-judicially and then seek to recover the deficiency from the borrower. In other states, we are not entitled to recover a deficiency judgment if we foreclose non-judicially; we must instead foreclose judicially if we seek to recover a deficiency judgment. Some states also limit the amount of deficiency that can be recovered from a borrower following a judicial foreclosure sale to the difference between the amount of the debt owing to the lender and the higher of (i) the successful sales price bid at the foreclosure sale, or (ii) the fair market value of the property at the time of foreclosure (a so-called "fair value limitation"). Moreover, some states provide that a borrower or junior lienholder has a right to redeem the property following a judicial foreclosure sale by paying to the successful bidder an amount equal to the successful sales price bid at the foreclosure sale and the costs of the foreclosure sale. This right of redemption can depress the amount bid at a judicial foreclosure sale because the successful bidder would have to take the property subject to the borrower's and/or the junior lienholder's right of redemption.

    In summary, whether or not would pursue a judicial or a non-judicial foreclosure, and the extent and nature of other remedies available to us against a borrower in connection with a real property secured loan, will depend on the laws of the state in which the real property is located. If a borrower were to default under a mortgage loan, our manager, as the loan servicer, would evaluate the applicable laws, and consider the enforcement practices typically undertaken by commercial lenders in the state in which the property is located before commencing enforcement actions.

OTHER LOAN ENFORCEMENT ISSUES

    Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

    A mortgage loan may not only be secured by real property but also guaranteed by a third party. Under the laws of the state in which the guarantor resides, which might apply, even if the guarantor agrees that another state law should govern, a guarantor may have defenses that would impair the ability of the lender to enforce its guaranty. For example, in some states if a loan obligation is modified without the guarantor's consent; the guarantor may be excused from part or all of its obligations under the guaranty. Other states may require that we must first exhaust all of its remedies against the borrower and the property securing the loan before he can recover any resulting deficiency from the guarantor. A guarantor may, under some local laws, be able to waive some of these defenses in advance provided that the waivers are sufficiently explicit.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974 contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some Investors will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In these situations, the person making the investment decision concerning to purchase the units will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth above. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences"), as well as the percentage of plan assets which will be invested in Global Express Fund insofar as the diversification requirements of ERISA are concerned. An investment in Global Express Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in Global Express Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions.

    DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS/HER/ITS PROSPECTIVE INVESTMENT.

PLAN ASSET REGULATIONS

    In order to avoid application of the U.S. Department of Labor's plan asset regulations, Global Express Fund will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding membership interests in Global Express Fund.

ANNUAL VALUATION

    Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although our manager will provide annually, upon the written request of an investor, an estimate of the value of the units based upon, among other things, outstanding mortgage investments, it may not be possible to value the units adequately from year to year, because there will be no market for them.

                        FEDERAL INCOME TAX CONSEQUENCES


    The following is a summary of the material federal income tax considerations resulting from an investment in Global Express Fund, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. We have obtained the opinion of Snow Becker Krauss P.C. with respect to all material tax matters which are discussed in this section of the prospectus. A copy of that opinion has been filed as Exhibit 8 to the registration statement of which this prospectus forms a part. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH AND RELY UPON THEIR OWN TAX ADVISORS for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.


GLOBAL EXPRESS FUND TAX STATUS

    Global Express Fund intends to be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

PARTNERSHIP STATUS

    Under Treasury Regulations, an unincorporated entity such as Global Express Fund will be treated as a partnership for federal income tax purposes unless it elects to be treated as an association taxable as a corporation. We will not so elect. The Treasury Regulation do not, however, alter the rule that a "publicly traded partnership" (as defined in Section 7704 of the Internal Revenue Code) is treated as a corporation in any taxable year unless at least 90% of the partnership's gross income for such taxable year and each preceding year during which the partnership was in existence consisted of "qualifying income" (generally interest, dividends, real property rents, gain from the sale of capital assets and certain other items).

    Global Express Fund intends to take steps to avoid such widespread ownership as would cause us to be treated as a "publicly traded partnership". In any event, it should avoid such classification by satisfying the "qualifying income test", discussed above.

    If Global Express Fund were classified as an association taxable as a corporation, we would be subject to federal income tax or any taxable income at regular or corporate tax rates, reducing the amount of cash available for distribution to its members. As a member, you would not be entitled to take into account your distributive shares of our deductions in computing your taxable income, nor would you be subject to tax on our income. Distributions to you would first be treated as dividends to the extent of our current or accumulated earnings and profits, then would be treated as gain to the extent that any remaining distributions exceed your basis in your interest.

    The balance of this discussion assumes that Global Express Fund will be treated as a partnership that is not a publicly traded partnership for federal income tax purposes.

TAXATION OF UNDISTRIBUTED GLOBAL EXPRESS FUND INCOME (INDIVIDUAL INVESTORS)

    Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by Global Express Fund as an entity. Each individual member reports on his federal income tax return his distributive share of Global Express Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual member may deduct his distributive share of our losses, if any, to the extent of the tax basis of his Interest in Global Express Fund at the end of Global Express Fund year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for Global Express Fund. Since individual members will be required to include Global Express Fund income in their personal income without regard to whether there are distributions of Global Express Fund income, such investors will become liable for federal and state income taxes on Fund income even though they have received no cash distributions from Global Express Fund with which to pay such taxes.

DISTRIBUTIONS OF INCOME

    Generally (and subject to significant exceptions) a cash distribution to you from Global Express Fund will reduce a member's tax basis of his interest in Global Express Fund by the amount of such distributions and such adjusted basis will be used in computing gain or loss, if any, realized upon the sale of membership interests. Such distributions will not be taxable to members as ordinary income or capital gain until there is no remaining tax basis, and, thereafter, will be taxable as gain from the sale or exchange of the membership interests. Investors will be taxed each year on their share of Global Express Fund's income.

PROPERTY HELD PRIMARILY FOR SALE; POTENTIAL DEALER STATUS

    Global Express Fund has been organized to invest in loans secured primarily by deeds of trust on real property. However, if Global Express Fund were at any time deemed to be a "dealer" for federal tax purposes to be holding one or more mortgage loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of such loans would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are higher than those for capital gains. In addition, income from sales of loans to customers in the ordinary course of business would also constitute unrelated business taxable income to any investors which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. We intend to make and hold the mortgage loans for investment purposes only, and to dispose of mortgage loans, by sale or otherwise, at the discretion of our manager and as consistent with our investment objectives and therefore, to avoid dealer status.

ALLOCATIONS

    You will be allocated your share of our income, gain, loss deduction or credit generally in accordance with the provisions of the operating agreement. Under Section 704(b) of the Internal Revenue Code, an allocation is respected only if it either has "substantial economic effect" under detailed requirements set forth in Treasury Regulations or is in accordance with the member's "interest in the partnership" under all the facts and circumstances. If the allocation contained in our operating agreement does not meet either test, the IRS may make allocations in accordance with its determination of the members' interest in Global Express Fund. The allocations contained in our operating agreement are generally designed to comply with the Treasury Regulations requirements for having substantial economic effect and should generally be in accordance with the members' interest in Global Express Fund and therefore should be respected for federal income tax purposes. There can be no assurance, however, that the IRS would not claim that the allocations did not have substantial economic effect and would not seek to reallocate our income and losses among our members.

LIMITATIONS ON DEDUCTIONS OF OUR LOSSES AND EXPENSES

    Although Global Express Fund is not intended to be a "tax shelter," it is possible that it might have a net loss during a taxable year. You will be able to deduct your share of our losses only to the extent of your tax basis in your membership interests at the end of a taxable year. In addition, if you are an individual (or in certain cases, a closely held corporation) your deductions will be subject to a number of limitations including the "at risk" limitations, the limitations on the deductibility of passive losses, the investment interest limitation and limitations on an individual miscellaneous itemized deductions.

    Because we will invest in interest-bearing obligations, Global Express Fund's interest expense (if any) and its income and loss will enter into the computation of the investment interest limitation. Under that limitation, a non-corporate member's deduction for investment interest is limited to net investment income (the excess of investment income, including long-term capital gains only to the extent the taxpayer elects to forgo the preferential capital gains rate, over investment expenses). Even if we should not incur any material investment interest expense, the investment interest limitation may apply to interest paid by a non-corporate member on debt incurred to acquire its units.

    An individual's miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the individual's adjusted gross income. In addition, an individual's itemized deductions are reduced by the lesser of 3% of the individual's gross income over $128,950 ($64,475 for a married taxpayer filing a separate return) or 80% of the otherwise allowable itemized deductions. The $128,950 and $64,475 amounts are adjusted for inflation after 2000. Finally, most miscellaneous itemized deductions cannot be deducted for purposes of the alternative minimum tax. These limitations are likely to apply to investment expenses that are allocated to individual partners.

TAX RETURNS AUDIT

    We will provide the investors sufficient information from our informational tax return for such persons to prepare their individual federal, state and local tax returns. Our informational tax returns will be prepared by certified public accountants selected by our manager.

PORTFOLIO INCOME


    Our primary source of income will be interest, which is ordinarily considered "portfolio income" under the Internal Revenue Code. Similarly, Temporary Regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. ss. 1.469-2T(f)(4)(ii)) confirm that net interest income from an equity-financed lending activity such as Global Express Fund will be treated as portfolio income, not as passive income, to Investors. Therefore, investors in Global Express Fund will not be entitled to treat their proportionate share of our income as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset.


UNRELATED BUSINESS TAXABLE INCOME


    Units may be offered and sold to certain tax exempt entities (such as charitable institutions and retirement plans) that otherwise meet the investor suitability standards described elsewhere in this Prospectus (see "Investor Suitability Standards"). Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income", as that term is defined by
Section 513 of the Internal Revenue Code. Under the Code, tax exempt purchasers of membership interests may be deemed to be engaged in an unrelated trade or business by reason of our lending activities. However, interest income (which will constitute the primary source of our income) will not constitute an item of unrelated business taxable income except to the extent it is derived from "debt-financed property." On the other hand, amounts attributable to specific services, whether or not separately stated, (including legal, closing appraisal, and accounting costs) to the extent allocated to tax exempt organizations will be included in the computation of unrelated business taxable income. Global Express Fund might utilize borrowed funds in order to make loans. In such case, some portion of the interest earned on mortgage loans will constitute unrelated business taxable income and investors that are otherwise exempt from federal and state income taxes will realize some taxable income by reason of interest income earned by Global Express Fund. The deductibility for federal income tax purposes of your share of expenses which we cannot allocate to income we produce will be limited by the 2% floor on all of your miscellaneous investment expenses. Investors are not entitled to treat their proportionate share of Global Express Fund income, because it is portfolio income, as "passive income," against which passive losses (such as deductions from unrelated real estate investments) may be offset. If the investor does not have sufficient passive income from other sources these passive losses will not be deducted and the investor will have higher taxable income.


    Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if Global Express Fund operates or sells at a profit any property that has been acquired through foreclosure on a mortgage loan, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax-exempt investor in Global Express Fund.

    The trustee of any trust that purchases units in Global Express Fund should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

BASIS ADJUSTMENT

    Our operating agreement does not specify whether our manager will make an election under Section 754 of the Internal Revenue Code. In general, if we made a Section 754 election, we could adjust the tax basis of our assets to reflect gain or loss attributable to a membership interest sold or exchanged, or transferred upon the death of a member. Certain adjustments might also arise if assets are distributed in kind. In general, in the case of a transfer, these adjustments would only affect the successor member and are beneficial to the successor member if the assets have appreciated in value, and adverse to the successor member if the assets have decreased in value. In the case of a distribution, the adjustments, if any, benefit the members other than the distributee. An election is normally irrevocable.

NON-U.S. HOLDERS

    The taxation of foreign persons is highly complex and no attempt has been made here to discuss the issues applicable to foreign persons in detail. The discussion applies to you if you are a person that would be a non-U.S. holder of a membership interest.

    A non-U.S. holder is a holder that is not:

    - a citizen or resident of the U.S.,

    - a corporation or partnership created or organized in or under the laws of the U.S. or any political sub-division thereof,

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

    - a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.


    We should not be treated as being engaged in a United States trade or business for the purposes of the rules relating to the taxation of foreign persons. However, if Global Express Fund were to be considered a dealer in mortgage loans, non-U.S. holders of membership interests would likely be considered as being engaged in a United States trade or business. If we were treated as so engaged, you would be deemed to be doing business in the United States and would be taxed on the income from such activities ("ECI Income") in the same manner as United States persons (i.e. you would be required to file United States tax returns and taxed on a net basis, taking into account allowable deductions). Failure to file United States tax returns could result in the denial of otherwise allowable deductions. In addition, if you were a corporation, you might be subject to a branch profits tax of 30% or any amount of ECI Income you are deemed to withdraw from the United States, subject to reduction under applicable income tax treaty. We would be required to pay a withholding tax on ECI Income allocated to you equal to the product of the amount allocated to you and the maximum rate of tax applicable to corporations or individuals, as applicable. We may reduce distributions to you by the amount of the withholding. We will be required to pay the withholding tax whether or not we can recoup the amount withheld against distributions to you. The withholding tax would be creditable against your United States tax liability and amounts withheld in excess of that liability would be refundable. Withholding on ECI Income applies even if your investment is attributable to your United States trade or business.

    If, as is anticipated, our income is not ECI Income, we would be required to withhold on certain income allocated to you, including United States source interest income, on a gross basis (without allowing deductions) at a 30% rate. Treaties between the country of residence of the foreign investor and the United States may reduce or eliminate United States withholding tax on that income. Capital gains allocated to you will generally not be taxable by the United States, but would be taxable (i) if the gain is effectively connected with your United States trade or business (ii) if you are a United States expatriate meeting certain requirements (iii) if you are an individual that is present in the United States for 183 days or more and certain other conditions are met and
(iv) if as a result of foreclosure or other similar circumstances the partnership owns United States real property. Global Express Fund will be required to pay withholding taxes on gain related to the disposition of United States real property interests. Foreign members whose investments in Global Express Fund is connected with a United States trade or business can avoid withholdings by filing a form (Form 4224 or Form W-8ECI) stating that Global Express Fund's income is effectively connected with the member's United States trade or business.

AUDIT


    Our partnership tax returns are subject to audit by the IRS and other taxing authorities, which may dispute our tax position. Any recharacterization or adjustments resulting from an audit may require each member to file an amended tax return, pay income taxes and interest and possibly result in an audit of the member's own return. Upon an IRS audit, the tax treatment of partnership items will ordinarily be determined at the partnership level. You, as a member, will generally be required to file your tax returns in a manner consistent with the information returns that we file or be subject to possible penalties, unless you file a statement with your tax returns on IRS Form 8082 disclosing and describing any inconsistency. Pursuant to our operating agreement, our manager will be our "tax matter partner" and will have authority with respect to the tax treatment of partnership items and procedural rights (including extending the statue of limitations). The Internal Revenue Code imposes interest on any underpayments of tax and provides for a number of penalties.


STATE AND LOCAL TAXES

    You may be liable for state and local income taxes payable in the state or locality in which you are a resident or doing business in or a state or locality in which we conduct or are deemed to conduct business. The income tax laws of each state and locality may differ from the above discussion of federal income tax laws, so you should consult your own tax counsel with respect to potential state and local income taxes payable as a result of an investment in Global Express Fund.


    In the event that our manager is required by any state to withhold or otherwise pay tax on your behalf, our manager is authorized to deduct from distributions otherwise payable to you all amounts including taxes, interest and penalties, which we or our manager are required to withhold or pay under applicable laws.

                         SUMMARY OF OPERATING AGREEMENT

    The following is a summary of the operating agreement for Global Express Fund dated as of July 20, 2001 and is qualified in its entirety by the terms of the operating agreement itself. You are urged to read the entire operating agreement, which is set forth as Exhibit B to this prospectus.

RIGHTS AND LIABILITIES OF MEMBERS

    Your rights, duties and powers as a Member, will be governed by the operating agreement and by the Nevada Revised Statutes ("NRS").

    If you become a member in Global Express Fund by purchasing units in this offering, you will not be responsible for the obligations of Global Express Fund and will be liable only to the extent of the purchase price you pay for the units, which is your capital contribution to Global Express Fund. You may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

    You and other members will have no control over the management of Global Express Fund except that, in some cases, members who own together the percentage indicated on the table below of the capital accounts of Global Express Fund may approve any of the following matters, generally subject to the approval of our manager as well:

                                                            PERCENTAGE OF CAPITAL ACCOUNTS
                                                           TO BE HELD BY CONSENTING MEMBERS
                         ACTION                                 FOR APPROVAL OF ACTION
                         ------                            --------------------------------
Amendment to the operating agreement (except for
  admission of additional members on the terms of this
  offering, which does not require the approval of the
  members)...............................................                      50%
Amendment to the operating agreement that would increase
  your liabilities or decrease your interest in Global
  Express Fund's income, gains or distributions..........                     100%
Removal of our manager in the case of commission of a
  felony, gross negligence or willful misconduct.........                      50%
Removal of our manager after our manager has received
  distributions from Global Express Fund that exceed 125%
  of the aggregate expenses incurred by our manager and
  its affiliates in making this offering and in operating
  Global Express Fund in the ordinary course.............                      66 2/3%
Election of a successor manager..........................                      50%
Recapitalization of Global Express Fund, sale of
  substantially all of Global Express Fund's assets,
  restructuring of Global Express Fund or merger of
  Global Express Fund with or into another entity, in
  each case which adversely affects the members..........                      66 2/3%
Dissolution and termination of Global Express Fund, if
  Global Express Fund is not terminated in accordance
  with the operating agreement...........................                     100%

TERM OF GLOBAL EXPRESS FUND

    Global Express Fund will cease operating on December 31, 2016. Before then, the unanimous written consent of the members or the written consent of our manager is required to dissolve Global Express Fund sooner. Additionally, Global Express Fund may dissolve earlier if Global Express Capital Mortgage ceases serving as our manager and the members cannot agree on a new manager within six months.

CAPITAL CONTRIBUTIONS

    Units, representing ownership interests in Global Express Fund, will be sold in multiples of $1,000, and no person's initial investment may be less than $2,000 or $5,000 in the State of Nevada. To purchase units you must deliver to Global Express Fund a subscription agreement in the form attached to this prospectus as Exhibit C, together with your contribution.

    Contributions shall be made in cash, payable by check or wire transfer, except, at the discretion of our manager, members may be allowed to contribute entire or fractional interests in pre-existing mortgage loans in exchange for units. Any such loans that are contributed to Global Express Fund shall not be in default at the time of contribution, shall satisfy the foregoing lending guidelines. The number of units sold to a member in exchange for such a contribution shall be equal to the then outstanding principal balance of the loan, together with any accrued but unpaid interest, or a proportionate share of such loan balance with respect to the contribution of a fractional loan interest.

RIGHTS, POWERS AND DUTIES OF MANAGER

    Subject to the right of the members to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote its full resources or to our affairs, but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. Our manager acting alone has the power and authority to act for and bind Global Express Fund.

    Our manager is granted the special power of attorney of each member for the purpose of executing amendments to the operating agreement and confirming amendments to the Certificate of Formation and any other governmental filings required as a result of these changes.

PROFITS AND LOSSES

    Our net income and net losses for each fiscal year will be allocated to the members and to our manager generally in the manner set forth below. In the event of a permitted transfer of a unit, the transferee will have the same pro rata share as the transferor.

1. Interest income from each mortgage loans that is not delinquent (which means that no payment is more than 90 days late and that no legal proceedings to collect payment have been instituted) will be allocated to the members on their pro rata share of the mortgage loan at the time interest is earned.

2. Interest income on cash investments will be allocated to the members on their pro rata share of the cash investments at the time interest is earned.

3. Late fees and extension fees on any mortgage loan will be allocated to the members on their pro rata share of such fees when they are earned.

4. Any net income or net loss from a delinquent mortgage loan (including the income and expenses from any foreclosure sale or property we acquire in a foreclosure) will be allocated to the members on their pro rata share of such mortgage loan when such net income is earned or such net loss incurred.

5. All other net income will be allocated to our manager and net losses not allocated in accordance with the preceding paragraphs will be allocated to our manager to the extent of expenses paid by our manager.

6.  All other net losses will be allocated in accordance with net income.

DISTRIBUTIONS

    We intend to make monthly distributions to members, on or before the fifth day of each calendar month for:

    (a) their share of the interest earned on mortgage loans that are not delinquent;

    (b) their pro rata share of interest earned on our cash investments;

    (c) their pro rata share at the time payment is made of principal repayments of mortgage loans; and

    (d) their pro rata share of late fees and extension fees at the time such fees are earned.

    With respect to loans that become delinquent, we will distribute to the members, their pro rata share at the time received of the net proceeds after payment of related costs and expenses, and retention of appropriate reserves, of any collection efforts, foreclosure sale, or our operation, including rental or sale, of a foreclosed property.

    Any cash or other property, other than mortgage loans and capital contributions that have not been invested, remaining after the distributions to the members described above and in the operating agreement and after retention of any reserves deemed appropriate by our manager, in its sole discretion, shall be distributed to our manager.

ASSIGNMENT AND TRANSFER OF UNITS

    Your rights to sell or transfer units are limited. There is no public trading market in which you may sell your units and we do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our manager and must obey all relevant laws when you are permitted to transfer your units. Any person who buys the units from you must meet the investor suitability requirements in his home state. Our manager must approve any new members and all transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

REPURCHASE OF UNITS, WITHDRAWAL FROM GLOBAL EXPRESS FUND

    You may withdraw, or partially withdraw, from Global Express Fund and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Global Express Capital Mortgage, subject to the following additional conditions:

    - You should not expect to be able to withdraw from Global Express Fund until one year after you purchased units.

    - We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

    - We are not required to sell any portion of our assets to fund a withdrawal.

    - Global Express Capital Mortgage will not reinvest net proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

    - The amount to be distributed to you depends solely on your capital account on the date of distribution, even if this is not the same as your proportionate share of the fair market value of our assets.

    - If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

    - All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

MEETINGS AND ACTION BY WRITTEN CONSENT

    Our manager may call meetings of members or any class or series thereof, on reasonable notice, for such purposes as our manager shall determine. Meetings may be called upon not less than 10 days notice to the members. In lieu of a meeting members may give any approval or consent under the operating agreement in writing delivered to our manager with the required percentage of the Interests in Global Express Fund, followed by notice to all the members. If not otherwise specified in the operating agreement, the members shall vote in accordance with the percentage that their capital accounts represent of the aggregate of all capital accounts of members. Our manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

ACCOUNTING AND REPORTS

    Within 90 days after the end of each of our fiscal years, we will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each fiscal year, we will deliver to you an annual report which includes our audited financial statements prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of Global Express Fund, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on our activities for that year, identifies the source of our distributions, sets forth the compensation paid to our manager and its affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by our manager to advise you of our affairs.

    For as long we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter.

DISSOLUTION OF GLOBAL EXPRESS FUND

    Global Express Fund shall be dissolved upon the earliest to occur of the following:

    (a) payment to Global Express Fund of all amounts due on the mortgage loans, and if any mortgage loans is delinquent, the completion of all efforts of Global Express Fund to realize the proceeds of such mortgage loan and the underlying collateral;

    (b) the express written consent of our manager;

    (c) the entry of a decree of judicial dissolution of Global Express Fund; or

    (d) the unanimous consent of the members.

    The outside date for termination of Global Express Fund is December 31, 2016.

    Upon the dissolution of Global Express Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provisions by the setting up of reserves for all liabilities to creditors of Global Express Fund, to distribute the remaining assets to the members pro rata in accordance with the positive balance in their respective capital accounts.

                              PLAN OF DISTRIBUTION

    Global Express Securities, Inc., our lead underwriter, is using this prospectus to offer to the public on our behalf. The lead underwriter, which is an NASD member, is an affiliate of our manager and a wholly-owned subsidiary of Global Express Capital Corporation. This plan of distribution has been filed with the NASD in connection with the NASD's Rule 2810 concerning direct participation programs. Our manager, at its own expense, will pay to the lead underwriter compensation of up to a maximum of 10% for its work in this capacity of the gross proceeds of the sale of units as a fee for selling the units and for managing selected dealers. In addition, the lead underwriter shall be paid up to .5% for reimbursements of actual expenses. The lead underwriter may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public; however, our manager expects to pay up to a maximum of this 10% fee to the lead underwriter even if it does not engage other selected dealers. A dealer who purchases directly from the lead-underwriter as part of the distribution may be deemed to be a statutory underwriter and required to deliver a copy of this prospectus to potential investors. The market making transactions in connection with the sale of the units are being registered simultaneously herewith, and accordingly, anyone purchasing units from an affiliate of the issuer will not be deemed to be an underwriter of the issuer. Our manager, at its own expense, will pay the selected dealers sales commissions of up to 3.5% of the gross proceeds of their respective sales of units, and up to .5% for actual expenses and another .5% for promotional activities. Global Express Fund will have no requirement to pay, or reimburse our manager for any of these commissions or expenses.

    We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the amount of units that we will issue to the subscriber. Subscriptions are non-cancellable and irrevocable. We will place all proceeds from the sale of units in a segregated escrow account until at least $1,500,000 in units have been sold. The escrow account will be with Southwest Escrow Company, whose address is 401 North Buffalo Drive, Suite 205, Las Vegas, Nevada 89145. We have entered into escrow agreement with the escrow agent which you can find as an exhibit to our registration statement.


    If we sell $1,500,000 in units by April 30, 2002, the escrow account will be closed and the proceeds, after deduction of the escrow agent's fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold $1,500,000 in units on or before April 30, 2002, the escrow agent will promptly return to all investors the amounts they have paid to buy units, with interest earned thereon.



    We will continue to sell units to the public through our lead underwriter and selected dealers. We will seek to sell a total of 100,000 units for $100,000,000. Currently, we intend to offer the units for sale in Arizona, California, Colorado, Florida, Hawaii, Illinois, Nevada, Oklahoma and Texas. We will end this offering in these states on October 31, 2002 or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering up until October 31, 2003, each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.


    Your purchase of units in Global Express Fund entitles you to receive a return in proportion to your investment over the total amount of investments made in Global Express Fund. Accordingly, the greater the total investments, the smaller your ownership interest in Global Express Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. You are entitled to receive, to the extent we receive interest payments on each mortgage loan that we make or acquire, a current return equal to your proportionate share of the principal amount of the mortgage loan. You will also receive your proportionate share of all late fees and fees for extension of the mortgage loans. When principal is repaid on any mortgage loan, we will pay your proportionate share of the principal. In the event of delinquencies in the loan payments your current return could be reduced and you may not receive back all of your investment on time or at any time, although we will undertake foreclosure proceedings to seek to recover all or a portion of the delinquency. We do not guarantee you an average current return or the full return of your investment.

    As there is no established public trading market and no comparable securities for reference purposes, one unit price was determined arbitrarily by our manager.

    If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit C to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer. You may obtain additional copies of the subscription agreement from Global Express Securities, Inc., whose address is 8540 South Eastern Avenue, Suite 210, Las Vegas, Nevada 89123, telephone number
(702) 794-2355.

                               LEGAL PROCEEDINGS

    In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings of our borrowers, appointments of receivers, unlawful detainees, and judicial foreclosures to enforce the provisions of the deeds of trust and mortgages collect the debt owed under the mortgages or otherwise protect or recoup our investment in the mortgage loans. As of the date hereof, we are not involved in any legal proceedings.

                                 LEGAL OPINION

    Legal matters in connection with the units offered hereby will be passed upon for Global Express Fund by Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158, securities counsel to Global Express Fund and our manager. Such counsel does not represent the members in connection with the units offered hereby.

                                    EXPERTS


    The balance sheet of Global Express Fund at June 30, 2001 and the statements of stockholder's equity and cash flows of Global Express Fund for the period from January 1, 2001 through June 30, 2001, the balance sheet of our manager at December 31, 2000 and June 30, 2001 and the statements of revenue and expense, members' equity and cash flow of the manager from September 21, 2000 through June 30, 2001, all included in this prospectus have been examined by James R. Bonzo, CPA, an independent certified public accountant, as set forth in their report thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" have been reviewed by Snow Becker Krauss P.C. and are included herein in reliance upon the authority of that firm as experts thereon.


                             ADDITIONAL INFORMATION

    Global Express Fund has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 5th Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                             GLOBAL EXPRESS CAPITAL
                       REAL ESTATE INVESTMENT FUND I, LLC

                              FINANCIAL STATEMENTS

                                 JUNE 30, 2001

                              James R. Bonzo, CPA
                              4086 Spring Leaf DR
                              Las Vegas, NV 89147
                                 (702) 367-4483

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNT........................      F-3

FINANCIAL STATEMENTS

  Statement of Assets.......................................      F-4

  Statement of Liabilities & Equity.........................      F-5

  Statement of Revenue & Expense............................      F-6

  Statement of Shareholders' Equity.........................      F-7

  Statement of Cash Flows...................................      F-8

SUPPLEMENTAL INFORMATION

  Computation of Net Capital Under Rule 15c3-1 of the
    Securities and Exchange Commission......................      F-9

  Notes to Financial Statements.............................  F-10-11

                                 JAMES R. BONZO
                          CERTIFIED PUBLIC ACCOUNTANT
                              4086 SPRING LEAF DR.
                            LAS VEGAS, NEVADA 89147
                             OFFICE (702) 367-4483
                               FAX (702) 367-8864

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Global Express Capital Real
Estate Investment Fund I, LLC
Las Vegas, NV 89123


    I have audited the accompanying balance sheet of Global Express Capital Real Estate Investment Fund I, LLC as of June 30, 2001 and the related statements of income, shareholder equity and cash flows for the period from January 1, 2001 through June 30, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.


    I considered my audits in accordance with auditing standards generally accepted in the United States of America. Those statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining,on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management,as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    It is my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Express Capital Real Estate Investment Fund I, LLC as of June 30, 2001, results of operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ JAMES R. BONZO CPA

James R. Bonzo CPA
Las Vegas, Nevada
July 19, 2001

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                              STATEMENT OF ASSETS

                                 JUNE 30, 2001

                                     ASSETS
CURRENT ASSETS
  Cash in Bank........................................................     $  0
  Petty Cash..........................................................        0
  Employee Advances...................................................        0
  Prepaid Rent........................................................        0
  Accounts Receivable-Clients.........................................        0
                                                                           ----
    TOTAL CURRENT ASSETS..............................................        0

FIXED ASSETS
  Office Furniture..........................................    $  0
  Telephone.................................................       0
  Computers.................................................       0
  Fax Machines..............................................       0
  Typewriters...............................................       0
  Blinds....................................................       0
                                                                ----
    TOTAL FIXED ASSETS......................................       0
LESS: Accumlated Depreciation...............................       0
                                                                ----
    NET FIXED ASSETS..................................................        0

OTHER ASSETS
  Equipment Lease Deposits..................................       0
                                                                ----
    NET OTHER ASSETS..................................................        0
                                                                           ----
    TOTAL ASSETS......................................................     $  0
                                                                           ====

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                       STATEMENT OF LIABILITIES & EQUITY

                                 JUNE 30, 2001

                      LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Accounts Payable..........................................     $0
                                                                 --
    TOTAL LIABILITIES.......................................      0

SHAREHOLDERS' EQUITY
  Capital Contributions.....................................      0
  Retained Earnings.........................................      0
  Additonal Paid in Capital.................................      0
                                                                 --
    TOTAL EQUITY............................................      0
                                                                 --
    TOTAL LIABILITIES & EQUITY..............................     $0
                                                                 ==

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                        STATEMENT OF REVENUE AND EXPENSE

                        PERIOD FROM 01-01-01 TO 06-30-01

INCOME AND EXPENSE

  Revenue...................................................    $  0

COST OF REVENUE
  Commissions and Salaries..................................       0
  Refunds...................................................       0
                                                                ----
TOTAL COST OF REVENUE.......................................       0
    GROSS PROFIT......................................................        0
EXPENSES

  Advertising...............................................    $  0
  Automobile................................................       0
  Cleaning..................................................       0
  Depreciation & Amortization...............................       0
  Entertainment & Travel....................................       0
  Equipment & Furniture Rental..............................       0
  Licenses & Taxes..........................................       0
  Marketing.................................................       0
  Miscellaneous.............................................       0
  Office Expense............................................       0
  Office Supplies...........................................       0
  Postage & Delivery........................................       0
  Professional Fees.........................................       0
  Promotion.................................................       0
  Rent......................................................       0
  Repairs & Maintenance.....................................       0
  Telephone.................................................       0
                                                                ----
    TOTAL EXPENSES..........................................       0
NET INCOME (LOSS).....................................................     $  0
                                                                           ====

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC
                       STATEMENT OF SHAREHOLDERS' EQUITY
                        PERIOD FROM 01-01-01 TO 06-30-01

                                                                      ADDITIONAL   RETAINED
                                                            COMMON     PAID-IN     EARNINGS
                                                            STOCK      CAPITAL     (DEFICIT)    TOTAL
                                                           --------   ----------   ---------   --------
Balance, Begining........................................   $   --      $   --      $   --      $    0
Capital Contribution.....................................        0           0           0           0
                                                            ------      ------      ------      ------
Balance, Ending..........................................   $    0      $    0      $    0      $    0
                                                            ======      ======      ======      ======

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC
                            STATEMENT OF CASH FLOWS
                        PERIOD FROM 01-01-01 TO 06-30-01

                                                              PERIOD ENDED
                                                                06/30/01
                                                              ------------
Cash flows from operating activities
  Net income................................................    $       0
Adjustments for non-cash transactions less: depreciation....            0
                                                                ---------
  Total adjustments.........................................            0
                                                                ---------
Net cash provided (used) by operating activities............            0
Cash flows from investment activities
Change in accounts receivable...............................            0
Change in furniture rent deposit............................            0
Change in fixed assets......................................            0
                                                                ---------
Net Cash provided (Used) by investment activities...........            0
Cash flows from financing activities
  Increase in common stock..................................            0
  Change in Additional Paid in Capital......................            0
                                                                ---------
Net Cash provided (used) by financing activities............            0
Net Cash Increase or Decrease in Period.....................            0
  Cash at start of period...................................            0
                                                                ---------
  Cash at end of period.....................................    $       0
                                                                =========

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC
              COMPUTATION OF NET CAPITAL UNDER RULE 15C3-1 OF THE
                       SECURITIES AND EXCHANGE COMMISSION
                                 JUNE 30, 2001

                                                              PERIOD ENDED
                                                                06/30/01
                                                              ------------
Net Capital
  Total Stockholder Equity..................................     $     0
                                                                 =======
Aggregate Indebtedness
  Items included in the Statement of Liabilities
    Income taxes payable....................................     $     0
                                                                 =======
Computation of Basic Net Capital Requirements
  Basic net capital required................................     $ 5,000
                                                                 =======
    Capital in excess of minimum requirement................     $(5,000)
                                                                 =======
      Ratio: aggregate indebtedness to net capital..........         N/A

                     See accompanying accountant's report.

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2001

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

    Global Express Capital Real Estate Investment Fund I, LLC (the "Fund") filed Articles of Organization as a Limited Liability Company on November 21, 2000 in the State of Nevada. The managing member of the Fund is Conrex International Financial, Inc. dba Global Express Capital Mortgage. The liability of the members shall be eliminated and limited to the maximum extent permitted by
Section 86.271 and any other applicable section of the LLC law.

MORTGAGES HELD FOR LONG-TERM INVESTMENT

    The Fund will make direct investments in mortgage loans through origination or purchase of entire or fractional interests. The Fund will have legal right to the mortgages receivable. The Fund uses the lower of cost or market value to determine the amount recorded for mortgages held for long-term investment. Any difference between the loans' carrying amount and its outstanding principal balance is recognized as an adjustment to interest income using the interest method. When the ultimate recovery of the carrying amount of loans is doubtful and the impairment is not considered to be temporary, the Fund will reduce the carrying amount of the loans to their expected collectible amount, which becomes the new cost basis. The amount of any such reductions will be reported as losses. Any recovery from the new cost basis will be reported as a gain only at the sale, maturity, or other disposition of the loans. As of June 30, 2001 and for the period then ended, there have been no such reductions.

LOAN FEES AND COSTS

    Net loan fees and costs associated with the mortgage loans held for investment are received by and paid by the Fund Manager. See Note C for information related to the loan fees and costs and how they are accounted for.

PROPERTY AND EQUIPMENT

    The corporation operates, using the assets of affiliated companies.

INCOME TAXES

    The corporation is taxed as a Limited Liability Company, in accordance with the Internal Revenue Code. All tax liability will be reported on the various members' IRS form 1040.

NOTE B--CASH

    Cash at June 30, 2001 as reported on the balance sheet is detailed as follows:

  Cash on hand..............................................  $      0
  Checking account..........................................         0
                                                              --------
      TOTAL.................................................  $      0
                                                              ========

                          GLOBAL EXPRESS CAPITAL REAL
                         ESTATE INVESTMENT FUND I, LLC

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 2001

NOTE C--RELATED PARTY TRANSACTIONS

    All of the loans are expected to be originated and serviced by the Conrex International Financial, Inc. dba Global Express Capital Mortgage, the Manager of the Fund. As part of this agreement, the Manager will operate the Fund at its own expense, which includes the servicing of the loans that are not delinquent, maintaining an office, reviewing loan proposals and preparing financial statements and tax returns. The Manager has also agreed to pay for the expenses of the offering, including sales commissions, Federal and state securities registration fees, legal and accounting fees and printing and mailing fees.

    As part of this arrangement the Manager may receive substantial fees and other compensation, including charges to borrowers for originating loans, participations in proceeds form the sale, refinancing or other disposition of the real estate securing the loans after repayment of such loans and fees for managing or selling any property received in connection with loan foreclosure or workout. These charges, participations and fees will not be reflected on the records of the Fund. As of June 30, 2001, there were no amount related to these charges, participations and fees. The Fund is unable to make an estimate of these charges, participations and fees for the foreseeable future as of June 30, 2001. When these charges, participations and fees become known to the Fund, they will be properly disclosed in the appropriate financial statements.

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                         GLOBAL EXPRESS CAPITAL MORTAGE
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2000

                                  Prepared by
                               JAMES R. BONZO CPA
                             4086 Spring Leaf Drive
                              Las Vegas, NV 89147
                                 (702) 367-4483

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNT........................     F-14

FINANCIAL STATEMENTS

  Statement of Assets.......................................     F-15

  Statement of Liabilities & Equity.........................     F-16

  Statement of Revenue & Expense............................     F-17

  Statement of Shareholders' Equity.........................     F-18

  Statement of Cash Flows...................................     F-19

SUPPLEMENTAL INFORMATION

  Computation of Net Capital Under Rule 15c3-1 of the
    Securities and Exchange Commission......................     F-20

  Notes to Financial Statements.............................  F-21-22

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT ON INTERNAL
  ACCOUNTING CONTROL REQUIRED BY SEC RULE 17A-5.............  F-23-25

                                 JAMES R. BONZO
                          CERTIFIED PUBLIC ACCOUNTANT
                             4086 SPRING LEAF DRIVE
                              LAS VEGAS, NV 89147
                             OFFICE (702) 367-4483
                               FAX (702) 367-8864

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Conrex International Financial Inc. dba
Global Express Capital Mortgage
Las Vegas, NV 89123

    I have audited the accompanying balance sheet of Conrex International Financial Inc. dba Global Express Capital Mortgage as of December 31, 2000 and the related statements of income, shareholder equity and cash flows for the period from September 21, 2001 through December 31, 2000 you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I considered my audits in accordance with auditing standards generally accepted in the United States of America. Those statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement Presentation. I believe that my audits provide a reasonable basis for my opinion.

    It is my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conrex International Financial Inc. dba Global Express Capital Mortgage as of December 31, 2000 results of operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.


/S/ JAMES R. BONZO


James R. Bonzo CPA
Las Vegas, Nevada
March 14, 2001

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                              STATEMENT OF ASSETS
                               DECEMBER 31, 2000

                           ASSETS
CURRENT ASSETS

Cash in Bank................................................             $  185,494
Petty Cash..................................................                    200
Employee Advances...........................................                      0
Prepaid Rent................................................                      0
Accounts Receivable-Clients.................................              1,168,026
                                                                         ----------

  TOTAL CURRENT ASSETS......................................              1,353,720

FIXED ASSETS

Office Furniture............................................  $33,672
Telephone...................................................    5,000
Computers...................................................   22,733
Fax Machines................................................    1,500
Typewriters.................................................      500
Blinds......................................................    6,389
                                                              -------
  TOTAL FIXED ASSETS........................................   69,794

LESS: ACCUMLATED DEPRECIATION...............................    8,577
                                                              -------
  NET FIXED ASSETS..........................................                 61,217

OTHER ASSETS

Equipment Lease Deposits....................................    1,269
                                                              -------

  NET OTHER ASSETS..........................................                  1,269
                                                                         ----------

TOTAL ASSETS................................................             $1,416,206
                                                                         ==========

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                       STATEMENT OF LIABILITIES & EQUITY
                               DECEMBER 31, 2000


            LIABILITIES AND SHAREHOLDERS' EQUITY

                        LIABILITIES
Accounts Payable............................................  $        0
                                                              ----------
  TOTAL LIABILITIES.........................................           0

SHAREHOLDERS' EQUITY

Capital Contributions.......................................           5
Retained Earnings...........................................   1,364,633
Additonal Paid in Capital...................................      51,568
                                                              ----------

TOTAL EQUITY................................................   1,416,206
                                                              ----------
TOTAL LIABILITIES & EQUITY..................................  $1,416,206
                                                              ==========

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                        STATEMENT OF REVENUE AND EXPENSE
                        PERIOD FROM 09-21-00 TO 12-31-00

INCOME AND EXPENSE

  Revenue...................................................  $1,467,139

COST OF REVENUE
  Commissions and Salaries..................................      73,999
  Refunds...................................................       5,000
                                                              ----------
TOTAL COST OF REVENUE.......................................      78,999

    GROSS PROFIT............................................                1,388,140

EXPENSES

  Advertising...............................................  $      100
  Automobile................................................         146
  Cleaning..................................................          31
  Depreciation & Amortization...............................       8,577
  Entertainment & Travel....................................          30
  Equipment & Furniture Rental..............................       1,269
  Lease.....................................................       1,674
  Licenses & Taxes..........................................         195
  Marketing.................................................         100
  Miscellaneous.............................................         738
  Office Expense............................................         131
  Office Supplies...........................................         448
  Postage & Delivery........................................       1,596
  Professional Fees.........................................         265
  Promotion.................................................          75
  Rent......................................................       7,500
  Repairs & Maintenance.....................................         448
  Telephone.................................................         184
                                                              ----------
    TOTAL EXPENSES..........................................      23,507

NET INCOME (LOSS)...........................................               $1,364,633
                                                                           ==========

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                       STATEMENT OF SHAREHOLDER'S EQUITY
                        PERIOD FROM 09-21-00 TO 12-31-00

                                                                 ADDITIONAL    RETAINED
                                                      COMMON      PAID-IN      EARNINGS
                                                       STOCK      CAPITAL     (DEFICIT)      TOTAL
                                                     ---------   ----------   ----------   ----------
Balance, Beginning.................................  $     --      $    --    $       --   $        0

Capital Contribution...............................         5       51,568     1,364,633    1,416,206
                                                     ---------     -------    ----------   ----------

Balance, Ending....................................  $      5      $51,568    $1,364,633   $1,416,206
                                                     =========     =======    ==========   ==========

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                            STATEMENT OF CASH FLOWS
                        PERIOD FROM 09-21-00 TO 12-31-00


                                                              PERIOD ENDED
                                                                12/31/00
                                                              ------------
Cash flows from operating activities
  Net income................................................  $ 1,364,633
  Change in accounts receivable.............................   (1,168,026)
Adjustments for non-cash transactions less: depreciation....        8,577
                                                              -----------
    Total adjustments.......................................        8,577
                                                              -----------
Net cash provided (used) by operating activities............      205,184

Cash flows from investment activities
Change in furniture rent deposit............................       (1,269)
Change in fixed assets......................................      (69,794)
                                                              -----------
Net Cash provided (Used) by investment activities...........       71,063

Cash flows from financing activities
  Increase in common stock..................................            5
  Change in Additional Paid in Capital......................       51,568
                                                              -----------
Net Cash provided (used) by financing activities............       51,573
Net Cash Increase or Decrease in Period.....................      185,694
  Cash at start of period...................................            0
                                                              -----------
  Cash at end of period.....................................  $   185,694
                                                              -----------


                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
              COMPUTATION OF NET CAPITAL UNDER RULE 15C3-1 OF THE
                       SECURITIES AND EXCHANGE COMMISSION
                               DECEMBER 31, 2000

                                                              PERIOD ENDED
                                                                12/31/00
                                                              ------------
Net Capital
  Total Stockholder Equity..................................   $1,416,206
                                                               ==========
Aggregate Indebtedness
  Items included in the Statement of Liabilities Income
    taxes payable...........................................   $        0
                                                               ==========
Computation of Basic Net Capital Requirements
  Basic net capital required................................   $    5,000
                                                               ==========
    Capital in excess of minimum requirement................   $1,411,206
                                                               ==========
    Raitio: aggregate indebtedness to net capital...........      N/A

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA

                         GLOBAL EXPESS CAPITAL MORTGAGE

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

    Conrex International Financial, Inc. dba Global Express Capital Mortgage (the "Company") was incorporated on August 11, 1999 and has been in business since September 21, 2000 in the State of Nevada. Its primary business is the origination and servicing of mortgage loans, which are either packaged and sold or held for investment.

MORTGAGES HELD FOR LONG-TERM INVESTMENT

    The Fund will make direct investments in mortgage loans through origination or purchase of entire or fraction interests. The Fund will have legal right to the mortgages receivable. The Fund uses the lower of cost or market value to determine the amount recorded for mortgages held for long-term investment. Any difference between the loans' carrying amount and its outstanding principal balance is recognized as an adjustment to interest income using the interest method. When the ultimate recovery of the carrying amount of loans is doubtful and the impairment is not considered to be temporary, the Fund will reduce the carrying amount of the loans to their expected collectible amount, which becomes the new cost basis. The amount of any such reductions will be reported as losses. Any recovery from the new cost basis will be reported as a gain only at the sale, maturity or other disposition of the loans. Ads of December 31, 2000 and for the period then ended, there have been no such reductions.

MORTGAGES HELD FOR SALE

    Mortgage loans held for sale are recorded at the lower of cost or market. As of December 31, 2000 there was no valuation allowance since the market value of the mortgage loans held for sale exceed the costs. Any changes to the valuation allowance will be charged to income in the period the change occurs.

REVENUE RECOGNITION

    The Company derives most of its revenue from fees and other compensation, including charges to borrowers for originating loans, participations in proceeds from the sale, refinancing or other disposition of the real estate securing the loans after repayment of such loans and fees for managing or selling any property received in connection with loan foreclosure or workout.

LOAN ORIGINATION FEES AND COSTS

    Net loan fees and costs associated with mortgages held for sale will be deferred until the loans are sold, at which time the loan fees and costs will be recognized as income. Net loan fees and costs associated with mortgages held for investment will be deferred and recognized over the life of the loan as an adjustment to interest income.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA

                         GLOBAL EXPESS CAPITAL MORTGAGE

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 2000

OTHER LENDING--RELATED COSTS

    Other lending-related costs, including costs for unsuccessful loan origination efforts, advertising, soliciting potential borrowers, servicing existing loans and establishing and monitoring credit policies are charged to expense as incurred.

INCOME TAXES

    The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders include their respective share of the Company's taxable income on their individual income tax returns. It is expected that the stockholders will receive distributions to cover their tax liability on their individual income tax returns.

PROPERTY AND EQUIPMENT

    The corporation capitalizes property and equipment to which it holds title or has other evidence of ownership. The property and equipment acquired by the corporation is recorded at cost. $26,000 of the $69,794 of assets are currently being leased, depreciation was reported on these statements, and was deprecated over their estimated useful lives using straight line, or accelerated methods. The estimated lives of the capitalized assets are as follows.

           Equipment 3 - 7 Years

NOTE B--CASH

    Cash at December 31, 2000 as reported on the balance sheet is detailed as follows:

Cash on hand................................................  $    200
Checking account............................................   185,494
                                                              --------
    TOTAL...................................................  $185,694
                                                              ========

--------------------------------------------------------------------------------

                           REPORT ON INTERNAL CONTROL
                           REQUIRED BY SEC RULE 17A-5

--------------------------------------------------------------------------------

JAMES R. BONZO
Certified Public Accountant

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON INTERNAL ACCOUNTING CONTROL REQUIRED BY SEC RULE 17A-5

The Directors and Stockholders
CONREX INTERNATIONAL FINANCIAL, INC. DBA GOLBAL EXPRESS CAPITAL MORTGAGE Las Vegas, Nevada

    I have examined the financial statements of CONREX INTERNATIONAL
FINANCIAL INC. DBA GLOBAL EXPRESS CAPITAL MORTGAGEas of and for the period ended DECEMBER 31, 2000, and have issued our report therein dated MARCH 14, 2001. As part of our examination, I made a study and evaluation of the Company's system of internal accounting control (which includes the procedures for safeguarding securities) to the extent we considered necessary to evaluate the system as required by generally accepted auditing standards. The purpose of my study and evaluation, which included obtains an understanding of the accounting system, was to determine the nature, timing, and extent of auditing procedures necessary for expressing and opinion on the financial statements.

    I also made a study of the practices and procedures followed by the Company in making the periodic computations of aggregated indebtedness and net capital under Rule 17a-d(a)(11) and the procedures for determining compliance with the exemptive of Rule 15c 3-3. I did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by Rule 17a-13 or in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System, because the company does not carry security accounts for customers or perform custodial functions relating to customer securities.

    The management of the Company is responsible for establishing and maintaining a system of internal accounting control and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of control procedures and practices and whether those practices and procedures can be related costs of control procedures and practices and whether those practices and procedures can be expected to achieve the Commission's above-mentioned objectives. The objectives of a system and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from the unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles.
Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

    Because of inherent limitations in any internal accounting control procedures or the practices and procedures referred to above, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in condition or that the degree of compliance with them may deteriorate.


    Our study and evaluation made for the limited purpose described in the first paragraph would not necessarily disclose all material weaknesses in the system. Accordingly, we do not express an opinion on the system of internal accounting control of CONREX INTERNATIONAL FINANCIAL INC. DBA GLOBAL EXPRESS CAPITAL MORTGAGE as a whole. However, our study and evaluation disclosed no condition that we believe to be a material weakness.

    I understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purpose and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, I believe that the Company's practices and procedures were adequate at DECEMBER 31, 2000, to meet the Commission's objectives.

    This report is intended solely for the use and information of management and the Securities and Exchange Commission and the National Association of Securities Dealers and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 in their regulation of registered broker dealers, and should not be used for any other purpose.


/s/ James R. Bonzo


James R. Bonzo
Certified Public Accountant
March 14, 2001

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                              FINANCIAL STATEMENTS

                                 JUNE 30, 2001

                              James R. Bonzo, CPA
                              4086 Spring Leaf DR
                              Las Vegas, NV 89147
                                 (702) 367-4483

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
REPORT OF INDEPENDENT PUBLIC ACCOUNT........................     F-28

FINANCIAL STATEMENTS

  Statement of Assets.......................................     F-29

  Statement of Liabilities and Equity.......................     F-30

  Statement of Revenue and Expense..........................     F-31

  Statement of Shareholders' Equity.........................     F-32

  Statement of Cash Flows...................................     F-33

SUPPLEMENTAL INFORMATION

  Computation of Net Capital Under Rule 15c3-1 of the
    Securities and Exchange Commission......................     F-34

  Notes to Financial Statements.............................  F-35-36

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT ON INTERNAL
  ACCOUNTING CONTROL REQUIRED BY SEC RULE 17A-5.............  F-37-39

                                 JAMES R. BONZO
                          CERTIFIED PUBLIC ACCOUNTANT
                              4086 SPRING LEAF DR.
                            LAS VEGAS, NEVADA 89147
                             OFFICE (702) 367-4483
                               FAX (702) 367-8864

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors
Conrex International Financial, Inc. dba
Global Express Capital Mortgage
Las Vegas, NV 89123

    I have audited the accompanying balance sheet of Conrex International Financial, Inc. dba Global Express Capital Mortgage as of June 30, 2001 and the related statements of income, shareholder equity and cash flows for the period from January 1, 2001 through June 30, 2001, which you are filing pursuant to Rule 17a-5 under the Securities Exchange Act of 1934. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

    I considered my audits in accordance with auditing standards generally accepted in the United States of America. Those statements require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

    It is my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conrex International Financial, Inc. dba Global Express Capital Mortgage as of June 30, 2001 results of operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ JAMES R. BONZO

James R. Bonzo CPA
Las Vegas, Nevada
September 5, 2001

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE
                              STATEMENT OF ASSETS
                                 JUNE 30, 2001

                                      ASSETS
CURRENT ASSETS
  Cash in Bank........................................................   $  117,365
  Petty Cash..........................................................          200
  Employee Advances...................................................        1,000
  Prepaid Rent........................................................       18,490
  Due From Affiliates.................................................      194,047
  Accounts Receivable-Clients.........................................    2,398,491
                                                                         ----------
    TOTAL CURRENT ASSETS..............................................    2,729,593

FIXED ASSETS
  Office Furniture..........................................  $ 53,903
  Telephone.................................................     5,000
  Machinery & Equipment.....................................    40,599
  Leasehold Improvements....................................    14,436
  Computer Software.........................................    21,390
                                                              --------
    TOTAL FIXED ASSETS......................................   135,328
Less: Accumlated Depreciation...............................   (18,243)
    NET FIXED ASSETS..................................................      117,085

OTHER ASSETS
  Equipment Lease Deposits..................................     3,123
                                                              --------
    NET OTHER ASSETS..................................................        3,123
                                                                         ----------
TOTAL ASSETS..........................................................   $2,849,801
                                                                         ==========

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                       STATEMENT OF LIABILITIES & EQUITY

                                 JUNE 30, 2001

                  LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts Payable............................................  $  131,941
Accrued Payroll.............................................      91,054
                                                              ----------
      TOTAL CURRENT LIABILITIES.............................     222,995
                                                              ----------
SHAREHOLDERS' EQUITY
  Capital Contributions.....................................     300,005
  Retained Earnings.........................................   2,275,233
  Additonal Paid in Capital.................................      51,568
                                                              ----------
TOTAL EQUITY................................................   2,626,806
                                                              ----------
TOTAL LIABILITIES & EQUITY..................................  $2,849,801
                                                              ==========

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                       STATEMENTS OF REVENUE AND EXPENSE

                        PERIOD FROM 01/01/01 TO 6/30/01


INCOME AND EXPENSE
  Revenue...................................................  $2,544,806
COST OF REVENUE
  Commissions and salaries..................................     197,083
  Refunds...................................................           0
                                                              ----------
TOTAL COST OF REVENUE.......................................     197,083
GROSS PROFIT................................................   2,347,723
EXPENSES
  Advertising...............................................      35,534
  Automobile................................................       7,507
  Bank Service Charges......................................         246
  Casual Labor..............................................         175
  Depreciation & Amortization...............................       9,666
  Due & Subscriptions.......................................         954
  Education/Training........................................       1,702
  Entertainment & Travel....................................       4,418
  Equipment & Furniture Rental..............................      16,998
  Fees Paid.................................................       2,694
  Insurance.................................................      18,594
  Interest Expense..........................................         719
  Janitorial Services.......................................       3,493
  Miscellaneous.............................................       1,056
  Postage & Delivery........................................       5,840
  Printing & Reproductions..................................       4,341
  Professional Fees.........................................      46,789
  Referral Fees.............................................      30,796
  Rent......................................................      57,144
  Repairs and Maintenance...................................         945
  Supplies..................................................       7,037
  Telephone.................................................       5,632
                                                              ----------
TOTAL EXPENSES..............................................     262,280
                                                              ----------
NET INCOME (LOSS)...........................................  $2,085,443
                                                              ==========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE


                       STATEMENTS OF SHAREHOLDERS' EQUITY


                        PERIOD FROM 01/01/01 TO 6/30/01

                                                              ADDITIONAL    RETAINED
                                                    COMMON     PAID-IN      EARNINGS
                                                    STOCK      CAPITAL     (DEFICIT)      TOTAL
                                                   --------   ----------   ----------   ----------
Beginning Balance................................         5      51,567     1,364,634    1,416,206
Capital Contribution.............................  $300,000     $     0    $  910,600   $1,210,600
                                                   --------     -------    ----------   ----------
Ending Balance...................................  $300,005     $51,567    $2,275,234   $2,626,806
                                                   ========     =======    ==========   ==========

                     See accompanying accountant's report.

                    CONREX INTERNATIONAL FINANCIAL INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                            STATEMENT OF CASH FLOWS

                        PERIOD FROM 01/01/01 TO 06/30/01

                                                              PERIOD ENDED
                                                                06/30/01
                                                              ------------
Cash flows from operating activities
  Net income................................................  $ 2,085,443
  Change in Accounts Receivable.............................   (2,694,899)
  Change in Accounts Payable................................      166,054
Adjustments for non-cash transactions less: depreciation....        9,666
                                                              -----------
  Total adjustments.........................................        9,666
                                                              -----------
Net cash provided (used) by operating activities............     (433,736)

Cash flows from investment activities
  Change in Employee Advances...............................       (1,000)
  Change in fixed assets....................................      (65,534)
  Change in Notes Payable...................................      131,941
                                                              -----------
Net Cash provided (Used) by investment activities...........       65,407

Cash flows from financing activities
  Increase in common stock..................................      300,000
  Change in Additional Paid in Capital......................            0
                                                              -----------
Net Cash provided (used) by financing activities............      300,000
  Net Cash Increase or Decrease in Period...................      (68,329)
  Cash at start of period...................................      185,694
                                                              -----------
  Cash at end of period.....................................  $   117,365
                                                              ===========

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

              COMPUTATION OF NET CAPITAL UNDER RULE 15C3-1 OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                                 JUNE 30, 2001

                                                              PERIOD ENDED
                                                                06/30/01
                                                              ------------
Net Capital
  Total Stockholder Equity..................................   $2,626,806
                                                               ==========
Aggregate Indebtedness
  Items included in the Statement of Liabilities
    Income taxes payable....................................   $  222,995
                                                               ==========
Computation of Basic Net Capital Requirements
  Basic net capital required................................   $    5,000
                                                               ==========
    Capital in excess of minimum requirement................   $2,621,806
                                                               ==========
    Ratio: aggregate indebtedness to net capital............   11.78 to 1

                      See accompanying accountant report.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 2001

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF ORGANIZATION

    Conrex International Financial, Inc. dba Global Express Capital Mortgage (the "Company") was incorporated on August 11, 1999 and has been in business since September 21, 2000 in the State of Nevada. Its primary business is the origination and servicing of mortgage loans, which are either packaged and sold or held for investment.

MORTGAGES HELD FOR LONG-TERM INVESTMENT

    The Fund will make direct investments in mortgage loans through origination or purchase of entire or fraction interests. The Fund will have legal right to the mortgages receivable. The Fund uses the lower of cost or market value to determine the amount recorded for mortgages held for long-term investment. Any difference between the loans' carrying amount and its outstanding principal balance is recognized as an adjustment to interest income using the interest method. When the ultimate recovery of the carrying amount of loans is doubtful and the impairment is not considered to be temporary, the Fund will reduce the carrying amount of the loans to their expected collectible amount, which becomes the new cost basis. The amount of any such reductions will be reported as losses. Any recovery from the new cost basis will be reported as a gain only at the sale, maturity or other disposition of the loans. As of June 30, 2001 and for the period then ended, there have been no such reductions.

MORTGAGES HELD FOR SALE

    Mortgage loans held for sale are recorded at the lower of cost or market. As of June 30, 2001, 2001 there was no valuation allowance since the market value of the mortgage loans held for sale exceed the costs. Any changes to the valuation allowance will be charged to income in the period the change occurs.

REVENUE RECOGNITION

    The Company derives most of its revenue from fees and other compensation, including charges to borrowers for originating loans, participations in proceeds from the sale, refinancing or other disposition of the real estate securing the loans after repayment of such loans and fees for managing or selling any property received in connection with loan foreclosure or workout.

LOAN ORIGINATION FEES AND COSTS

    Net loan fees and costs associated with mortgages held for sale will be deferred until the loans are sold, at which time the loan fees and costs will be recognized as income. Net loan fees and costs associated with mortgages held for investment will be deferred and recognized over the life of the loan as an adjustment to interest income.

OTHER LENDING-RELATED COSTS

    Other lending-related costs, including costs for unsuccessful loan origination efforts, advertising, soliciting potential borrowers, servicing existing loans and establishing and monitoring credit policies are charged to expense as incurred.

                    CONREX INTERNATIONAL FINANCIAL, INC. DBA
                        GLOBAL EXPRESS CAPITAL MORTGAGE

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                 JUNE 30, 2001

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company has a fiscal year end of December 31. It has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders include their respective share of the Company's taxable income on their individual income tax returns. It is expected that the stockholders will receive distributions to cover their tax liability on their individual income tax returns.

PROPERTY AND EQUIPMENT

    The corporation capitalizes property and equipment to which it holds title or has other evidence of ownership. The property and equipment acquired by the corporation is recorded at cost. $26,000 of the $135,328 of assets are currently being leased, depreciation was reported on these statements, and was deprecated over their estimated useful lives using straight line, or accelerated methods. The estimated lives of the capitalized assets are as follows.

Equipment..............  3 - 7 Years

NOTE B--CASH

    Cash at June 30, 2001 as reported on the balance sheet is detailed as follows:

Cash on hand................................................  $    200
Checking account............................................   117,365
                                                              --------
  TOTAL.....................................................  $117,565
                                                              --------

NOTE C--DUE FROM AFFILIATES

    The $194,047 of Due to Affiliates represents amounts due from Global Express Securities, Inc., Global Express Realty & Management, Global Financial, Inc., Global AIM and Global Express Servicing relating to expenses paid by the Company on behalf of the above referenced entities. These expenses relate to various start-up costs (e.g., rent, NASD fees, SEC fees, equipment, supplies, phone service, etc.). The Company expects to be repaid for these expenses within twelve months; therefore no interest is being accrued on the balance.

                            ------------------------

                           REPORT ON INTERNAL CONTROL
                           REQUIRED BY SEC RULE 17A-5

                             ---------------------

JAMES R. BONZO
Certified Public Accountant

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON INTERNAL ACCOUNTING CONTROL REQUIRED BY SEC RULE 17A-5

The Directors and Stockholders
CONREX INTERNATIONAL FINANCIAL, INC. DBA GLOBAL EXPRESS CAPITAL MORTGAGE Las Vegas, Nevada

    I have examined the financial statements of CONREX INTERNATIONAL FINANCIAL, INC. DBA GLOBAL EXPRESS CAPITAL MORTGAGE as of and for the period January 1, 2001 through JUNE 30, 2001, and have issued our report therein dated
SEPTEMBER 5, 2001. As part of our examination, I made a study and evaluation of the Company's system of internal accounting control (which includes the procedures for safeguarding securities) to the extent I considered necessary to evaluate the system as required by generally accepted auditing standards. The purpose of my study and evaluation, which included obtains an understanding of the accounting system, was to determine the nature, timing, and extent of auditing procedures necessary for expressing and opinion on the financial statements.

    I also made a study of the practices and procedures followed by the Company in making the periodic computations of aggregated indebtedness and net capital under Rule 17a-d(a)(11) and the procedures for determining compliance with the exemptive of Rule 15c 3-3. I did not review the practices and procedures followed by the Company in making the quarterly securities examinations, counts, verifications and comparisons, and the recordation of differences required by Rule 17a-13 or in complying with the requirements for prompt payment for securities under section 8 of Regulation T of the Board of Governors of the Federal Reserve System, because the company does not carry security accounts for customers or perform custodial functions relating to customer securities.

    The management of the Company is responsible for establishing and maintaining a system of internal accounting control and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of control procedures and practices and whether those practices and procedures can be related costs of control procedures and practices and whether those practices and procedures can be expected to achieve the Commission's above-mentioned objectives. The objectives of a system and the practices and procedures are to provide management with reasonable, but not absolute, assurance that assets for which the Company has responsibility are safeguarded against loss from the unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles.
Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.

    4086 Spring Leaf Drive, Las Vegas, Nevada 89127 - Tel 702-367-4483 - Fax
                                  702-367-8864

JAMES R. BONZO
Certified Public Accountant
Board of Directors and Stockholders
Page 2

    Because of inherent limitations in any internal accounting control procedures or the practices and procedures referred to above, errors or irregularities may nevertheless occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in condition or that the degree of compliance with them may deteriorate.

    Our study and evaluation made for the limited purpose described in the first paragraph would not necessarily disclose all material weaknesses in the system. Accordingly, we do not express an opinion on the system of internal accounting control of CONREX INTERNATIONAL FINANCIAL INC. DBA GLOBAL EXPRESS CAPITAL MORTGAGE as a whole. However, our study and evaluation disclosed no condition that we believe to be a material weakness.

    I understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the Commission to be adequate for its purpose and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, I believe that the Company's practices and procedures were adequate at JUNE 30, 2001, to meet the Commission's objectives.

    This report is intended solely for the use and information of management and the Securities and Exchange Commission and the National Association of Securities Dealers and other regulatory agencies which rely on Rule 17a-5(g) under the Securities Exchange Act of 1934 in their regulation of registered broker dealers, and should not be used for any other purpose.

/s/ James R. Bonzo
James R. Bonzo
Certified Public Accountant
September 5, 2001

    4086 Spring Leaf Drive, Las Vegas, Nevada 89127 - Tel 702-367-4483 - Fax
                                  702-367-8864

                                                                       EXHIBIT A

                      STATE INVESTOR SUITABILITY STANDARDS


    You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. Our including a state in the chart below is for informational purposes only and is not intended to imply that the offering of Units has been qualified in the particular state at this time. We will not sell Units in a state in which we have not qualified the offering.



                           1. MINIMUM NET WORTH AND
STATE(S)                   MINIMUM GROSS INCOME; OR   MINIMUM NET WORTH    2. ADDITIONAL STANDARDS

Alabama, Arkansas,         $45,000/$45,000                $ 150,000       N/A
Colorado, Connecticut,
Delaware, Florida,
Georgia, Hawaii, Idaho,
Illinois, Indiana,
Kentucky, Michigan,
Minnesota, Montana, New
Mexico, New York,
Oklahoma, Oregon, Texas,
Utah, Vermont, Virginia,
Washington, West
Virginia, Wisconsin

Arizona, Alaska,           $60,000/$60,000                $ 225,000       Minimum investment in
California, Iowa,                                                         Iowa for IRAs is $3,000.
Massachusetts,                                                            Minimum investment in
Mississippi, Missouri,                                                    North Carolina is $5,000.
New Jersey, North
Carolina, Tennessee

Maine                      $50,000/$50,000                $ 200,000       N/A

New Hampshire              $125,000/$50,000               $ 250,000       N/A

South Carolina             $65,000/$65,000                $ 150,000       N/A

Nevada                     $45,000/$45,000                $ 150,000       Minimum investment is
                                                                          $5,000 ($2,000 for IRAs)

Kansas, Nebraska, Ohio,    $45,000/$45,000                $ 150,000       Investment is less than
Pennsylvania                                                              10% of Net Worth. We will
                                                                          make no sales in these
                                                                          states until we receive
                                                                          proceeds of at least
                                                                          $5,000,000.


                           1. MINIMUM NET WORTH AND
STATE(S)                   MINIMUM GROSS INCOME; OR   MINIMUM NET WORTH    2. ADDITIONAL STANDARDS
District of Columbia,      These jurisdictions do not have quantified suitability requirements. We
Louisiana, North Dakota,   believe that it is reasonable for us to rely upon the suitability
Rhode Island               standards set forth above when selling units to residents of these jurisdictions.
Maryland, South Dakota,    No minimum requirements. Disclosure state only. We will follow the
Wyoming                    guidelines for the preponderance of the states above in selling units in these states.

                                                                       EXHIBIT B

                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                      (A NEVADA LIMITED LIABILITY COMPANY)
                           DATED AS OF JULY 20, 2001

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                              --------
ARTICLE I       INTERPRETATION..............................................     B-1

SECTION 1.1     Definitions.................................................     B-1
SECTION 1.2     Terms Defined Elsewhere.....................................     B-4
SECTION 1.3     Captions....................................................     B-4
SECTION 1.4     Construction................................................     B-4

ARTICLE II      THE COMPANY AND ITS BUSINESS................................     B-4

SECTION 2.1     Formation of Company........................................     B-4
SECTION 2.2     Name........................................................     B-5
SECTION 2.3     Term of Company.............................................     B-5
SECTION 2.4     Purposes of Company.........................................     B-5
SECTION 2.5     Registered Office and Registered Agent and Principal
                 Business Office............................................     B-5
SECTION 2.6     Filings.....................................................     B-5
SECTION 2.7     Names of Members............................................     B-6
SECTION 2.8     Recapitalization, Acquisitions, Restructuring and Mergers...     B-6

ARTICLE III     COMPANY INTERESTS AND CAPITALIZATION........................     B-6

SECTION 3.1     Capital Contribution of the Initial Managing Member.........     B-6
SECTION 3.2     Capital Contribution of Members.............................     B-6
SECTION 3.3     Withdrawal of Capital Contributions; Return of Capital
                 Contributions..............................................     B-6
SECTION 3.4     No Obligation to Restore Negative Balances in Capital
                 Accounts...................................................     B-6
SECTION 3.5     Liability of Managing Member and Members and their
                 Affiliates.................................................     B-6
SECTION 3.6     Contributions of Existing Loans.............................     B-7

ARTICLE IV      ALLOCATIONS OF PROFITS, LOSS AND CAPITAL ACCOUNTS...........     B-7

SECTION 4.1     Allocation of Net Income and Net Loss.......................     B-7
SECTION 4.2     Other Allocation Provisions.................................     B-7
SECTION 4.3     Allocations for Income Tax Purposes.........................    B-10
SECTION 4.4     Withholding.................................................    B-10
SECTION 4.5     Capital Accounts............................................    B-10

ARTICLE V       DISTRIBUTIONS...............................................    B-10

SECTION 5.1     Distributions...............................................    B-10
SECTION 5.2     Certain State and Local Taxes...............................    B-11
SECTION 5.3     Timing of Distributions.....................................    B-11
SECTION 5.4     Limitations on Distributions................................    B-11
SECTION 5.5     Reserves....................................................    B-12
SECTION 5.6     Tax Distributions...........................................    B-12
SECTION 5.7     Incorrect Distributions.....................................    B-12
SECTION 5.8     Distributions in Kind.......................................  B-12

                                                                                PAGE
                                                                              --------
ARTICLE VI      MANAGEMENT..................................................    B-12

SECTION 6.1     Management Powers of the Managing Member....................    B-12
SECTION 6.2     Managing Member's Obligations...............................    B-13
SECTION 6.3     Procedures..................................................    B-14
SECTION 6.4     Managing Member's Duty to Devote Time.......................    B-14
SECTION 6.5     Conduct of Managing Member; Limited Liability of the
                 Managing Member............................................    B-14
SECTION 6.6     Indemnification.............................................    B-14
SECTION 6.7     Certain Transactions between the Company and the Managing
                 Member and its Affiliates..................................    B-15
SECTION 6.8     Removal of Managing Member; Successor.......................    B-16
SECTION 6.9     No Borrowing................................................    B-16

ARTICLE VII     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES......................    B-16

SECTION 7.1     Books of Account............................................    B-16
SECTION 7.2     Bank Accounts...............................................    B-16
SECTION 7.3     Tax Returns.................................................    B-16
SECTION 7.4     Tax Matters Member..........................................    B-17
SECTION 7.5     Books and Records...........................................    B-17
SECTION 7.6     Financial Reports and Returns...............................    B-17

ARTICLE VIII    ADMISSION OF MEMBERS........................................    B-18

SECTION 8.1     Admission of Members........................................    B-18
SECTION 8.2     Certain Disallowed Transfers and Assignments of Interests...    B-18

ARTICLE IX      TRANSFERS OF INTERESTS OF MEMBERS...........................    B-18

SECTION 9.1     General Prohibition.........................................    B-18
SECTION 9.2     General Conditions to Permitted Transfer....................    B-18
SECTION 9.3     Void Transfers..............................................    B-20
SECTION 9.4     Permitted Transfers.........................................    B-20
SECTION 9.6     Legends.....................................................    B-20

ARTICLE X       DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER........    B-21

SECTION 10.1    Effect of Death or Legal Incompetency of a Member of the
                 Company....................................................    B-21
SECTION 10.2    Rights of Personal Representative...........................    B-21
SECTION 10.3    Withdrawal of Members other than Managing Members...........    B-21

ARTICLE XI      DISSOLUTION AND TERMINATION.................................    B-22

SECTION 11.1    Dissolution.................................................    B-22
SECTION 11.2    Liquidation.................................................    B-22
SECTION 11.3    Termination.................................................  B-22

                                                                                PAGE
                                                                              --------
ARTICLE XII     AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY................    B-23

SECTION 12.1    Amendments..................................................    B-23
SECTION 12.2    Amendment of Certificate of Formation.......................    B-23
SECTION 12.3    Power of Attorney...........................................    B-23

ARTICLE XIII    MISCELANEOUS PROVISIONS.....................................    B-24

SECTION 13.1    Notices.....................................................    B-24
SECTION 13.2    Severability................................................    B-24
SECTION 13.3    Counterparts................................................    B-24
SECTION 13.4    Entire Agreement............................................    B-24
SECTION 13.5    Further Assurances..........................................    B-24
SECTION 13.6    Successors and Assigns......................................    B-24
SECTION 13.7    Waiver of Action for Partition..............................    B-24
SECTION 13.8    Creditors...................................................    B-24
SECTION 13.9    Remedies....................................................    B-24
SECTION 13.10   Writing Requirement.........................................    B-24
SECTION 13.11   Waiver......................................................    B-25
SECTION 13.12   Applicable Law..............................................    B-25
SECTION 13.13   Signatures..................................................    B-25

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                 GLOBAL EXPRESS CAPITAL REAL ESTATE FUND I, LLC

    AMENDED AND RESTATED OPERATING AGREEMENT, dated as of July 20, 2001 (the "Agreement"), by Conrex Financial International, Inc., doing business as Global Express Capital Mortgage (the "Initial Managing Member") as founder, has been executed for the purpose of forming Global Express Capital Real Estate Fund I, LLC, a limited liability company (the "Company") pursuant to the provisions of the Nevada Revised Statutes (NRS 86.021) between the Managing Member and the Member (as defined below) listed on Schedule A annexed hereto as same shall be updated by its Managing Member from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.

RECITALS:

A. The Company has been established as a limited liability company under and subject to the laws of the State of Nevada for the purpose of making, or acquiring interests in loans, including bridge loans, made to Persons in connection with the acquisition by such Persons of improved or unimproved land or the development and construction of commercial or single or multiple family residential real estate in the United States and which will be secured by first or second mortgages or deeds of trust or similar security (the "Mortgage Loans").

B. The Managing Member shall be the Manager of the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the LLC Law.

C. The Initial Managing Member has determined the amended terms and conditions that will govern the Company and wishes to reduce such terms and conditions to writing in this Agreement which amends and replaces the Operating Agreement of the Company entered into as of January 15, 2001 by the Managing Member.

    The Members for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

                                   ARTICLE I
                                 INTERPRETATION

    SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

    "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in
(i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or (ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.

    "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Regulation SectionSection 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Company and, throughout the term of the Company, will be
(i) increased by the amount of (A)

Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the value of any property (net liabilities secured by the property that the Company is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Company and (ii) decreased by the amount of
(A) Net Losses and deductions and Section 705(a)(2)(B) expenditures allocated to such Member pursuant to Article IV and (B) the amount of cash and the value of (net of liabilities secured by the property that the Partner is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and X.

    "CAPITAL CONTRIBUTIONS."  Any contributions made to the Company pursuant to
Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).

    "CASH RETURN." With respect to any Member for any period, the Member's Pro Rata Share of the amount received by the Company on all cash and cash equivalents held by the Company and attributable to such Member during such period.

    "CERTIFICATE OF FORMATION." The Certificate of Formation of the Company, and any amendments thereto, executed and filed in accordance with the Act.

    "CLOSING."  The date of the initial closing of the sale of Units.

    "CODE." The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time.

    "COMMISSIONER."  The Commissioner of the Internal Revenue Service.

    "CURRENT LOANS."  Loans other than Foreclosure Loans.

    "FISCAL YEAR." The fiscal year of the Company as determined in accordance with Section 6.1 of this Agreement.

    "FORECLOSURE LOANS." Loans that have payments that are more than 90 days late or with respect to which the Company or the Managing Member has commenced a foreclosure proceeding or other legal action to collect delinquent payments.

    "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Company.

    "INTEREST." The ownership interest of a Member in the Company as reflected in the records maintained by the Company at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.

    "LATE FEES AND EXTENSION FEES." With respect to any Current Loan, any Late Fees received and any fees received for the extension of such Loan.

    "LLC LAW." Chapter 86 of the Nevada Revised Statutes, as amended from time to time.

    "LOANS." Loans made or interests in loans acquired by the Partnership, in each case secured by real estate or interests in real estate.

    "MANAGING MEMBER." Conrex Financial International, Inc. a Nevada corporation, qualified to do business in Nevada under the name Global Express Capital Mortgage, or any person replacing Global Express Capital Mortgage. For greater certainty, Global Express Capital Mortgage, in its capacity as the Initial Managing Member, is a distinct entity from the Managing Member for purposes of this Agreement, unless the context should indicate to the contrary.

    "MEMBER." An owner of the Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

    "NET INCOME OR NET LOSS," respectively, for any period means the income or loss of the Partnership for such period as determined in accordance with the method of accounting followed by the Partnership for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Partnership which are described in Code Section 705(a)(2)(B); PROVIDED, HOWEVER, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Partners (and not for tax purposes),
(i) any income, gain, loss or deduction attributable to the taxable disposition of any Partnership Asset shall be computed as if the adjusted basis of such Partnership Asset on the date of such disposition equaled its Book Value as of such date, (ii) if any Partnership Asset is distributed in kind to a Partner, the difference between its Value and its Book Value at the time of such distribution shall be treated as gain or loss, and (iii) any depreciation, cost recovery and amortization as to any Partnership Asset shall be computed by assuming that the adjusted basis of such Partnership Asset equaled its Book Value determined under the methodology described in Regulations Section 1.704-1(b)(2)(iv)(g)(3); and PROVIDED, FURTHER, that any item (computed with the adjustments in the preceding provision) allocated under Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

    "NET PROCEEDS." The net cash proceeds (or deemed net proceeds) from the repayment of the principal of the mortgage loans invested in or purchased by the Company.

    "NET PROCEEDS OF FORECLOSURE LOANS." All proceeds after payment of expenses, or set-aside of reserves therefor received with respect to any Foreclosure Loans, whether through a work-out of such Foreclosure Loan, settlement, collection of a judgment, net proceeds of operation or sale of any property received by the Company in a foreclosure proceeding or otherwise.

    "NRS."  The Nevada Revised Statutes, as amended from time to time.

    "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

    "PRESUMED TAX LIABILITY" means, for any member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such member for that Fiscal Year and (b) the Presumed Tax Rate.

    "PRESUMED TAX RATE" means the highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the states in which individual members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Code Section 67 and 68).

    "PRO RATA SHARE." With respect to a Member, the proportionate share of the Member in such amount, determined by computing the percentage of such amount equal to the Capital Accounts of such Member divided by the aggregate Capital Accounts of all Members.

    "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units

    "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

    "RETURN" shall mean with respect to any Member for any Current Loan for any period, the amount that would be earned in proportion to such Member's Pro Rata Share during such period of the principal amount of the Current Loan, but only to the extent received by the Company.

    "SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

    "SUBSTITUTED MEMBER." Person admitted to the Company as a substituted Member under Article IX.

    "TRANSFER." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

    "UNITS." The units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) transferred to those who become substituted Members.

    "VALUE."  Fair market value.

    SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.

DEFINED TERM                                                     LOCATION
------------                                                -------------------
Adjusted Capital Account..................................        Section 4.2(c)
Agreement.................................................              Caption
Certificates..............................................        Section 6.1(c)(iii)
Company...................................................              Caption
Company Counsel...........................................        Section 6.7(d)
Family Member                                                     Section 9.4(b)(i)
Initial Managing Member...................................              Caption
Mortgage Loans............................................            Recital A
Permitted Transferee......................................        Section 9.4(b)
TMP.......................................................          Section 7.4

    SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

    SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

                                   ARTICLE II
                          THE COMPANY AND ITS BUSINESS

    SECTION 2.1 FORMATION OF COMPANY. The Company has been organized as a limited liability company pursuant to the provisions of the LLC Law. The rights and liabilities of the Members, the management of the affairs of the Company and the conduct of its business shall be as provided in the NRS, except as herein otherwise expressly provided.

    SECTION 2.2 NAME. The name of the Company shall be Global Express Capital Real Estate Investment Fund I LLC, but the Managing Member, in its discretion, may change the name of the Company at any time and from time to time upon written notice to the Members.

    SECTION 2.3 TERM OF COMPANY. The existence of the Company shall be deemed to have commenced as of the date of the initial filing of the Certificate of Formation with the office of the Secretary of State of the State of Nevada on November 22, 2000 and shall terminate on December 31, 2016, unless earlier than dissolved or terminated in accordance with Article XI of this Agreement or as provided by law.

    SECTION 2.4 PURPOSES OF COMPANY. The Company may engage in any lawful act or activity for which limited liability companies may be formed under the Act and engage in any and all activities necessary or incidental.

    SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Company required by the Act to be maintained in the State of Nevada shall be 8549 S. Eastern Avenue, Suite 200, Las Vegas, Nevada 89123 or at such other location as may hereafter be determined by the Managing Member. The registered agent of the Company in the State of Nevada shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time. The principal office of the Company shall be at such place as the member may designate from time to time, and the Company shall maintain records there as required by the Act.

    SECTION 2.6 FILINGS. (a) The Managing Member is authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Nevada and any other jurisdiction in which the Company may own property or conduct business, including, without limitation, qualification of the Company as a foreign limited liability company in any state in which such qualification is required. The Managing Member is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Company conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

    (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Managing Member may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Company as a limited partnership in all jurisdictions in which the Company shall desire to conduct business.

    SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Company at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

    SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Company may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by the Act and subject to any other applicable terms of this Agreement and the LLC Law; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

                                  ARTICLE III
                      COMPANY INTERESTS AND CAPITALIZATION

    SECTION 3.1 CAPITAL CONTRIBUTION OF THE INITIAL MANAGING MEMBER. (a) As of January 15, 2001 the Initial Managing Member has contributed $10.00 to the capital of the Company in cash or property for which the Initial Managing Member has been admitted as the Managing Member of the Company.

    (b) The Managing Member shall not be required to contribute any additional capital to the Company or, except as expressly set forth in this Agreement, to lend any funds to the Company.

    SECTION 3.2 CONTRIBUTIONS OF MEMBERS. The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Managing Member. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Managing Member in the form attached hereto as Schedule A. The Managing Member shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Managing Member, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Managing Member.

    SECTION 3.3 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Company, except as expressly provided in Article 5 and Section 10.3 of this Agreement. No Member shall have the right to receive interest on its Capital Contribution.

    (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

    SECTION 3.4 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Company or upon its liquidation, to pay to the Company or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

    SECTION 3.5  LIABILITY OF MANAGING MEMBER AND MEMBERS AND THEIR
AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; neither the Managing Member nor any Member nor any Person Affiliated with the Managing Member or any Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Managing Member or Member or being a Person Affiliated with either of them.

    SECTION 3.6 CONTRIBUTIONS OF EXISTING LOANS. At the discretion of the Managing Member, Members may be allowed to contribute to the Company, in lieu of cash, entire or fractional interests in Mortgage Loans. For purposes of crediting a contributing Member's Capital Account and for determining the number of Units that will be issued to such contributing Member, the fair market value of any preexisting loan (or interest therein) contributed to the Company shall be deemed equal to the then-outstanding principal balance of the loan, together with any accrued but unpaid interest (or a proportionate share of the Loan Balance with respect to the contribution of a fractional loan interest).

                                   ARTICLE IV
                                 ALLOCATIONS OF
                      PROFITS, LOSSES AND CAPITAL ACCOUNTS

    SECTION 4.1.  ALLOCATION OF NET INCOME AND NET LOSS.  Except as provided in
Section 4.2, the Company's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:

    (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows,

           (i) Net Income arising out of each Current Loan shall be allocated to the Members to the extent of their respective Return on such Current Loan.

           (ii) Net Income or Net Loss arising out of cash and cash equivalents held by the Company shall be allocated to the Members in the same proportion as the Cash Return to which such Net Income pertains.

           (iii) Net Income equal to the Late Fees and Extensions Fees arising out of a Current Loan shall be allocated to the Members in proportion to their Pro Rata Shares of such Loan at the time such Net Income is earned.

           (iv) Net Income and Net Loss arising out of the Foreclosure Loans shall be allocated to the Members in proportion to their Pro Rata Shares of such Loan at the time the Net Income is earned or the Net Loss is incurred.

           (v) All other Net Income shall be allocated to the Managing Member and Net Losses not allocated pursuant to clauses (i) through (iii) above shall be allocated to the Managing Member to the extent of expenses paid by the Managing Member.

           (vi) All other Net Losses shall be allocated with Net Income previously allocated.

    Notwithstanding the provisions of Sections 4.1 (a),

           (i) In the Fiscal Year in which the Company is liquidated, the Managing Member shall allocate Net Income, Net Loss and items of income, gain, loss and deduction to the extent possible to cause distributions to the Members pursuant to Section 103 to equal the distributions the Members would have received were liquidating distributions effected pursuant to Article V.

    SECTION 4.2.  OTHER ALLOCATION PROVISIONS.

    (a) Items of tax expense payable by the Company or withheld on income received by the Company shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1, PROVIDED, that where an item of tax expense payable by the Company or where a withholding tax on income or payments received by the Company is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Company, such tax expense or withholding shall be allocated, as reasonably determined by the Managing Member, only to such Members to whom allocations of income are subject to tax in the hands of the Company and distributions to the Members shall be adjusted appropriately.

    (b) If there is a net decrease in "Company minimum gain" (within the meaning of Regulation Section1.704-2(d)) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in Company minimum gain (within the meaning of Regulation Section1.704-2(g)(2)) subject to the exceptions set forth in Regulation Section1.704-2(f)(2), (3) and (5), PROVIDED, that if the Company has any discretion as to an exception set forth pursuant to Regulation Section1,704-2(f)(5), the Managing Member may exercise such discretion on behalf of the Company. The Managing Member shall, if the application of the "minimum gain chargeback" requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement pursuant to Regulation 1.7042(f)(4), The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation Section1.704-2(f) and shall be interpreted and applied in all respects in accordance with that Regulation.

    If during a Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Regulation Section1.704-2(i)(3)), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Regulation Section1.7042(i)(5)-2 as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Regulation Section1,704-2(i)(4) (PROVIDED that if the Company has any discretion as to an exception, the Managing Member may exercise such discretion on behalf of the Company) be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Managing Member shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner to waive the minimum gain chargeback requirement pursuant to Regulation SectionSection1.704-2(f)(4) and 1-704-2(i)(4). The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Regulation Section1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

    (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation Section1.704-1(b),(2)(ii)(d),
(5) or (6), which causes or increases a deficit balance in the Member's Adjusted Capital Account there shall be allocated to the Member items of income and gain (consisting of a pro rata, portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as described in Regulation Section1.704-1
(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation.

    A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Regulation Section1.704-2(g)(1) and (3), (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Regulation ss.1.704-2(i)(5) and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Company or other amount that the Member is treated as obligated to restore pursuant to Regulation Section1.704-1
(b)(2)(ii)(c) and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation Section1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition shall be interpreted consistently with Regulation Section1.704-1 (b)(2)(ii)(d).

    (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible,

PROVIDED; that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.2(d) were not in this Agreement.

    (e) Notwithstanding anything to the contrary in this Article

           (i) Company losses, deductions or Code Section 705(a)(2)(b) expenditures that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Regulation' Section1.70 4-2(i); and,

           (ii) Company losses, deductions or Code Section 705(a)(2)(b) expenditures that are attributable to Company nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.

    (f) Notwithstanding any provision of Section 4.1, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 notwithstanding this Section 4.2(f).

    (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraph, (b), (c), (d), (f), and (h), which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f), (h).

    (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Company or part thereof is transferred in any Fiscal Year the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Company for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year such Interest is held by each of them, except that, if they agree between themselves and so notify the Managing Member within 30 days after the transfer, then at their option and expense, (i) all items or
(ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Company.

    (i) In determining the Members' share of the excess nonrecourse liabilities of the Company, if any, for purposes of Regulation Section1.752-3(a)(3), the Members' share of Company profits shall be proportional to the Members' Capital Contributions.

    (j) Any allocations made pursuant to this Article IV shall be 'made in the following order:

        (i) Section 4.2(b);

        (ii) Section 4.2(c);

       (iii) Section 4.2(e);

        (iv) Section 4.2(g);

        (v) Section 4.2(a);

           (vi) Section 4. 1; and

       (vii) Section 4.2(d).

    These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the year, These allocations shall be made consistently with the requirements of Regulation Section1.704-2(j).

    (k) The Managing Member may vary the allocations provided for in Article IV to the extent it believes it reasonably necessary to conform with the requirements of Regulation Section1-704-1(b) and Section1.704-2, PROVIDED any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.

    SECTION 4.3. ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2. provided; HOWEVER, that solely for Federal, state and local income and franchise tax purposes not for book or Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Company's books at a Book Value other than the tax basis of such property shall be allocated in a manner determined in the Managing Member's discretion, so as to take into account (consistently with Code
Section 704(c) and Regulation Section1.704-3) the difference between such property's Book Value and its tax basis.

    SECTION 4.4. WITHHOLDING. The Company shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Company may, at its option,
(i) require the Member to reimburse the Company for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

    SECTION 4.5 CAPITAL ACCOUNTS. (a) The Company shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.

                                   ARTICLE V
                                 DISTRIBUTIONS

    SECTION 5.1. DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections 5.4 and 5.5, the amount and timing of all distributions of cash and of property other than cash will be at the discretion of the Managing Member. All distributions pursuant to this Section 5.1 will be made to the Members as follows:

    (a) An amount equal to the excess of (x) the cumulative Returns of each Member over (y) all amounts previously distributed to the Members pursuant to this, Section 5.1 (a), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (b) An amount equal to the excess of (x) the cumulative Cash Return of each Member over (y) all amounts previously distributed to the Members pursuant to this, Section 5.1 (b), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (c) An amount equal to the excess of (x) the cumulative total over all Current Loans for all periods the amounts equal to the product of (I) the Late Fees and Extension Fees earned on each Current Loan for each period times (II) each Member's Pro Rata Share for such period over (y) all amounts previously distributed to the Members pursuant to this, Section 5.1(c), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (d) An amount equal to the excess of (x) the product of (I) the principal repayment on any Current Loan (to the extent of the Company's purchase price on Loans that were acquired by the Company) times (II) each Member's Pro Rata Share at the time such principal repayment is made over (y) all amounts previously distributed to the Members pursuant to this, Section 5.1(d), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (e) An amount equal to the excess of (x) each Member's Pro Rata Share of the Net Proceeds of the Foreclosure Loans over (y) all amounts previously distributed to the Members pursuant to this, Section 5.1(e), shall be distributed to the Members in proportion to each Member's share of such excess of (x) over (y);

    (f) Any cash or other property, other than Loans and capital contributions that have not been invested, remaining after the distributions set forth in clauses (a), (b), (c), (d) and (e) of this Section 5.1 above and after retention of any reserves deemed appropriate by the Managing Member, in its sole discretion, shall be distributed to the Managing Member.

    SECTION 5.2.  CERTAIN STATE AND LOCAL TAXES.  (b) Notwithstanding
Section 5.1, above, if the Managing Member, or any direct or indirect shareholder or other equity owners of the Managing Member (other than a C corporation or an individual) is required to recognize state or local income or franchise taxes , in the state of Nevada, Texas or any other state (the 'Taxing Jurisdictions') or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Company shall distribute to the Managing Member an amount which, after deducting all Federal, state and local income taxes payable by the Managing Member as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties; and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.

    SECTION 5.3. TIMING OF DISTRIBUTIONS. The Managing Member shall use reasonable efforts to make the distributions provided in Sections 5.1(a) and
(b), above on a monthly basis by the fifth day of each month. All other distributions shall be made at the sole discretion of the Managing Member.

    SECTION 5.4. LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the LLC Law. A Member who receives a distribution in violation of the LLC Law shall be liable to return the distribution to the Company if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company (except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability).

    SECTION 5.5. RESERVES. In connection with any distribution to a Member under this Article V, the Managing Member shall cause the Company to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Company liabilities, and, at the expiration of such period as shall be deemed advisable by the Managing Member, the balance shall be distributed to such Member (or such Member's legal representative).

    SECTION 5.6 TAX DISTRIBUTIONS. For each Fiscal Year, the Company shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than 60 days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal Year, if a distribution equal to or exceeding such amount has not been previously made, a distribution in an amount equal to such Member's Presumed Tax Liability for such Fiscal Year (a "Tax Distribution"), Any amount distributed pursuant to this Section 5.7 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.

    SECTION 5.7 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Company, the recipients shall promptly repay all incorrect payments and the Company shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

    SECTION 5.8 DISTRIBUTIONS IN KIND. In the event any proceeds available for distribution consist of items other than cash (I.E., notes, mortgages, payments in kind), the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.

                                   ARTICLE VI
                                   MANAGEMENT

    SECTION 6.1 MANAGEMENT POWERS OF THE MANAGING MEMBER. (a) The Managing Member shall be the Manager of the Company, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the LLC Law. Except as expressly limited by the provisions of this Agreement and the LLC Law, the Managing Member shall have the full, exclusive and absolute right, power and authority to manage and control the Company and the property, assets, affairs and business thereof. Except as so expressly limited, the Managing Member shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by the LLC, the Members (as members) shall have no voice or participation in the management of the Company's business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever.

    (b) The Managing Member shall have the power and authority to effectuate the purposes of the Partnership as set forth in the Preambles of this Agreement and to make, or acquire interests, in Mortgage Loans. The Managing Partner shall not permit the Company to undertake any activity that would cause the Company to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Company Assets to be "Plan assets" or the trading and investment activity of the Company to constitute "prohibited transactions" under ERISA and the Code.

    (c) Without limiting the generality of the foregoing Sections 5.1(a) and
(b), the Managing Member shall have the power on behalf of the Company to:

        (i) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any Affiliate of any Member;

        (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Managing Member shall determine, and, in the Managing Member's sole discretion, establish permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

        (iii) issue Certificates (the "Certificates") representing the Interests of the Members as set forth in Section 8.1(a) of this Agreement;

        (iv) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the LLC Law;

        (v) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;

        (vi) redeem, repurchase or exchange, on behalf of the Company, Interests which may be so redeemed, repurchased or exchanged;

        (vii) appoint (and dismiss from appointment) attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Member deems necessary or desirable for the management and operation of the Company, including any Member (including the Managing Member) or any Affiliate of any Member;

        (viii) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

        (ix) effect a dissolution of the Company and act as liquidating trustee or the Person winding up the Company's affairs, all in accordance with the provisions of this Agreement and the Act;

        (x) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

        (xi) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be necessary or desirable by the Managing Member from time to time;

        (xii) effect a sale or exchange of all or substantially all of the assets of the Company; a merger or consolidation or similar transaction of the Company (whether the Company or another Person is the surviving entity of such transaction); a sale of all of the Interests of the Company; or any similar transaction;

        (xiii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

        (xiv) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

        The expression of any power or authority of the Managing Member in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

    SECTION 6.2 MANAGING MEMBER'S OBLIGATIONS. The Managing Member shall, at its own expense, operate the business of the Company in the ordinary course of business, including without limitation, the servicing of Current Loans, management of cash and cash equivalents, contracting with real estate mortgage brokers to locate suitable real estate projects for mortgage loan financing or suitable loans to be acquired, providing any necessary office space, and providing telephones and any other necessary telecommunications and office support and supplies. In addition, the Managing Member shall through its affiliate, Global Express Securities, Inc. or through any other duly licensed Persons that the Managing Member may select, at the expense of the Managing Agent or its Affiliates, conduct the public offering of the Units, including without limitation, prepare and file a registration statement with the Securities and Exchange Commission and comply with all applicable state securities laws, known as the "blue sky laws". Nothing herein shall require the Managing Member to pay any of the expenses associated with any efforts to realize proceeds from Foreclosure Loans and, notwithstanding anything to the contrary set forth in this Agreement, the Managing Member may use, without limitation, the Company's cash or advances made by the Managing Member or its Affiliates to pay any such expenses.

    SECTION 6.3 PROCEDURES. Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than 10 days notice to the Members, or, in lieu thereof, by consent of Members delivered to the Managing Member with the required percentage of the Interests in the Company, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under the Revised Membership Act or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Managing Member may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.

    SECTION 6.4 MANAGING MEMBER'S DUTY TO DEVOTE TIME. The Managing Member shall be responsible for the conduct of the business of the Company as set forth in this Agreement in such a manner as to maximize the value of the Company's assets, and the Managing Member shall devote such resources to the Company business as shall be necessary or useful to manage and supervise the Company's business and affairs in a proper and efficient manner. The Managing Member and its affiliates shall be entitled to devote themselves to other businesses, whether or not similar in nature to, or competitive with, the business of the Company, and neither the Company nor the other Members shall have any right, by virtue of this Agreement, in and to such other businesses, to the income or profits derived therefrom, or any portion of the foregoing.

    SECTION 6.5 CONDUCT OF MANAGING MEMBER; LIMITED LIABILITY OF THE MANAGING MEMBER. (a) The Managing Member shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of the LLC Law.

    (b) The liability of the Managing Member shall be eliminated and limited to the maximum extent permitted by Section 86.371 and any other applicable Section of the LLC Law.

    (c) The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Company, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Company.

    SECTION 6.6 INDEMNIFICATION. (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 6.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 6.6 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

    (b) The Managing Member shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Company against any liability incurred by them in their capacities as such, whether or not the Company has the power to indemnify them against such liability.

    SECTION 6.7 CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE MANAGING MEMBER AND ITS AFFILIATES.

    (a) Nothing herein shall preclude the Managing Member and its Affiliates from receiving any of the following compensation, as more fully described in the Prospectus, in connection with the Mortgage Loans; provided that such compensation does not reduce the Return and Cash Return paid to the Members:

        (i) loan brokerage commissions; and

        (ii) equity participation fee of between 2% to 5% in the properties securing or projects financed by the Loans.

    (b) Nothing herein shall preclude the Managing Member and its Affiliates from engaging in the following transactions with the Company, in connection with the Mortgage Loans, provided that the Company receives principal and accrued interest sufficient to pay the Members interest and the return in full of the principal of the Mortgage Loan:

        (i) The purchase of any Loan from the Company;

        (ii) Sale of any Current Loan to the Company;

        (iii) Purchase of any collateral securing a Foreclosure Loan;

    (c) Affiliates of the Managing Member may maintain participation interests in any Loan in which the Company has acquired a partial interest and maintain existing Loans or make new Loans to borrowers that are also borrowers under Loans owned entirely or in part by the Company.

    (d) Counsel to the Company may also be counsel to the Managing Member or any Affiliate of the Managing Member. The Managing Member may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Company in connection with the formation of the Company and the offer and sale of Units ("Company Counsel") is not involved in the underwriting, documentation or routine servicing of loans made or acquired by the Company. Each Member acknowledges that Company Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement Company Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Company, or between any Member or the Company, on the one hand, and the Managing Member (or its Affiliate), on the other hand, then each Member agrees that Company Counsel may represent either the Company or such Managing Member (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

    (e) Each Member further acknowledges that Company Counsel has represented only the interests of the Managing Member and not the Members in connection with the formation of the Company and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

    SECTION 6.8 REMOVAL OF MANAGING MEMBER; SUCCESSOR. (a) The Managing Member may be removed from the Company for Cause (as defined below) and as otherwise specifically provided in this Section 6.8. "Cause" means the Managing Member (i) has been convicted of a felony, (ii) has committed fraud against the Company or
(iii) has acted or omitted to take action on behalf of the Company which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists; provided that any removal of the Managing Member for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Managing Member may also be removed other than for Cause after the Managing Member has received distributions from the Company that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable in connection with, the public offering of Interests in the Company, incurred by the Managing Member and its Affiliates in connection with the business of the Company provided that any removal of the Managing Member pursuant to this
Section 6.8 other than for Cause may be effected by a vote of the Members. In the case of the removal or resignation of the Managing Member, nominations for the successor Managing Member may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Member's Capital Accounts at such time. Appointment of the successor Managing Member shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time

    (b) If the Managing Member is removed from the Company pursuant to this
Section 6.8 or otherwise withdraws or resigns as Managing Member, the Managing Member will have none of the powers of a Managing Member and shall be entitled only to receive distributions, when and if the Company has available cash, equal to the Capital Account of the Managing Member. Any allocations and distributions to be made to the successor Managing Member shall be agreed upon by the successor Managing Member the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Member's Capital Accounts at such time.

    SECTION 6.9 NO BORROWING. The Company will not borrow any funds from the mortgage loans then outstanding.

                                  ARTICLE VII
                     BOOKS OF ACCOUNT; BANK ACCOUNTS; TAXES

    SECTION 7.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Managing Member at the principal office of the Company (or at such other office as the Manager may designate). The fiscal year of the Company shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Managing Member; provided, however, that the last fiscal year of the Company shall end on the date the Company is terminated.

    SECTION 7.2 BANK ACCOUNTS. The Company shall maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Managing Member shall determine.

    SECTION 7.3 TAX RETURNS. The Company shall prepare income tax returns for the Company and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Company will be classified as a "partnership" for federal, state and local income tax purposes. The Company and its Members will take such reasonable action as may be necessary or advisable, as determined by the Managing Member, including the amendment of this Agreement to cause or ensure that the Company shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Company for Federal income tax or other tax purposes shall be made by the Managing Member.

    SECTION 7.4 TAX MATTERS MEMBER. The Managing Member shall act as the "tax matters partner" ("TMP") of the Company, as such term is defined in
Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221-6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Managing Member as TMP.

    SECTION 7.5 BOOKS AND RECORDS. The Managing Member shall cause the Company to keep the following books and records, which shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Managing Member:

    (a) A copy of the Certificate of Formation and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto have been executed;

    (b) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

    (c) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

    (d) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years; and

    (e) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four Fiscal Years.

    SECTION 7.6 FINANCIAL REPORTS AND RETURNS. The Managing Member shall cause to be prepared and distributed to each Member, within ninety (90) days after the end of each Fiscal Year, the following:

    (a) An annual report which shall contain a balance sheet of the Company as of the end of each Fiscal Year, an income statement and a report of the activities of the Company during such Fiscal Year, including a statement of changes in financial position for that Fiscal Year, which financial statements shall be audited by an independent certified public accounting firm in accordance with generally accepted auditing standards.

    (b) Such other information which the Members may need for preparation of their federal income tax returns.

                                  ARTICLE VIII
                              ADMISSION OF MEMBERS

    SECTION 8.1  ADMISSION OF MEMBERS.

    (a) Subject to paragraph (b) of this Section 8.1, the Managing Member, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time admit one or more Persons as Members. The Company shall only accept initial capital contributions from Members in an amount not less than $2,000 ($5,000 for residents of Nevada).

    (b) Notwithstanding the provisions of paragraph (a) of this Section 8.1, no Person may be admitted as an Member if such admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded Company" within the meaning of Code Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

    (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Managing Member pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

    (d) The Managing Member shall reflect each admission authorized under this
Article VIII by preparing an amendment to Schedule A attached hereto, to reflect such admission.

    SECTION 8.2.  CERTAIN DISALLOWED TRANSFERS AND ASSIGNMENTS OF
INTERESTS. Notwithstanding any other provisions of this Article XIII, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded Company" within the meaning of Code Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

                                   ARTICLE IX
                       TRANSFERS OF INTERESTS OF MEMBERS

    SECTION 9.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in the LLC Law, a Member may not Transfer its Interest without the prior written consent of the Managing Member, which consent may be granted or denied in its sole discretion, and provided that the Managing Member shall withhold consent to such Transfer where required under the terms of this Agreement and may and may do so without any liability or accountability to any Person.

    SECTION 9.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of an Interest shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article IX, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes, cause the Company to be treated as a "publicly traded partnership" within the meaning of Code Section 7704. violate or cause the Company to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable

Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.

        (i) such Transfer shall have been consented to in writing by the Managing Member in accordance with the provisions of Section 9.1;

        (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Managing Member, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;

        (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Company in connection with such transaction;

        (iv) the transferee shall execute such other documents or instruments as counsel to the Company may require (or as may be required by law) in order to effect the admission of such Person as a Member;

        (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;

        (vi) if required by the Managing Member, the Company receives an opinion of responsible counsel (who may be counsel for the Company), in form and substance satisfactory to the Managing Member, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

        (vii) if required by the Managing Member, counsel to the Company delivers to the Company an opinion that such Transfer (a) will not result in a termination of the Company under Section 708 of the Code; (b) will not cause the Company to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Company to become subject to the Investment Company Act of 1940.

    (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Company until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Managing Member shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

    (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Company attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Company and the Managing Member shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Company and the effective date of Transfer has passed.

    (d) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Managing Member determines is required.

    (e) The transferring Member shall cease to be, and the transferee shall become, a substituted Member as to the Interest so transferred as of the effective date, and thereafter the transferring

Member shall have no rights or obligations with respect to the Company insofar as the Interest transferred is concerned.

    SECTION 9.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Company.

    SECTION 9.4 PERMITTED TRANSFERS. (a) A Member may Transfer its right to receive distributions and allocations of Profits and Losses and other economic benefits under this Agreement to any Permitted Transferee; provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Company or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Managing Member, which consent may be withheld in its sole and absolute discretion; and provided, further, that if required by the Managing Member, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from the Company's counsel to the effect provided in Section 9.2(a)(vii).

    (b) A "Permitted Transferee" means:

        (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

        (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

        (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

        (iv) another Member.

    SECTION 9.6  LEGENDS.

    9.6.1 A legend in substantially the following form or such other reasonable form as the Managing Member shall provide shall be affixed to the certificates evidencing the Units:

       THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

    9.6.2 Appropriate legends, including the following, under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

                         NOTICE TO CALIFORNIA RESIDENTS

       IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                   ARTICLE X
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER

10.1                    EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE COMPANY. The
                        death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his
                        Capital Account.

10.2                    RIGHTS OF PERSONAL REPRESENTATIVE. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.

                        WITHDRAWAL OF MEMBERS OTHER THAN MANAGING MEMBERS. With the sole discretion of the Managing Member reasonably exercised, the Managing
                        Member may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members
10.3                    as a whole; or (b) result in the Company being classified as a
                        "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the
                        Company, a member must give written notice thereof to the Managing
                        Member and may thereafter obtain the return, in cash, of his Capital
                        Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after the written notice of withdrawal is delivered to the Managing Member, subject to the following limitations:

                        10.3.1     Except with regard to the right of the personal
                                   representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least one year from the date of purchase of those Units in the Prospectus.

                        10.3.2     To assure that the payments to a Member or his
                                   representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding
                                   Capital Account shall be made by the Company only from Net
                                   Proceeds and Capital Contributions.

                        10.3.3     The Member shall have the right to receive distributions of cash from their capital accounts only to the extent that
                                   funds described in Subsection 10.3.2 are available; the
                                   Managing Member shall not be required to establish a reserve fund for the purpose of funding the payments; the Managing
                                   Member shall not be required to use any other sources of
                                   company funds other than those set forth in Subsection
                                   10.3.2; the Managing Member shall not be required to sell or otherwise liquidate any portion of the Company's investments in mortgage loans or any other asset in order to make a cash distribution of any Capital Account.

                        10.3.4     During the ninety (90) days following receipt of written
                                   notice of withdrawal from a Member, the Managing Member
                                   shall not refinance any loans of the Company or reinvest any
                                   Net Proceeds or Capital Contributions in new loans or other non-liquid investments unless and until the Company has
                                   sufficient funds available in cash to distribute to the
                                   withdrawing Member the amount that he is withdrawing from
                                   his Capital Account.

                        10.3.5     Subject to the restrictions on withdrawal contained in this
                                   Agreement, the amount to be distributed to any withdrawing
                                   Member shall be an amount equal to the amount of the
                                   Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal
                                   under this Section 10.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net
                                   assets.

                        10.3.6     Requests by Members for withdrawal will be honored in the
                                   order in which the Managing Member receives them. If any
                                   request may not be honored, due to any limitations imposed by this Section 10.3. (except the one year holding
                                   limitation set forth in Subsection 10.3.1), the Managing
                                   Member will so notify the requesting Member in writing,
                                   whose request, if not withdrawn by the Member, will be
                                   honored if and when the limitation no longer is imposed; and

                        10.3.7     If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested
                                   withdrawal, the Managing Member, at its discretion, may
                                   distribute to the Member the entire balance in the account.

                                   ARTICLE XI
                          DISSOLUTION AND TERMINATION

    SECTION 11.1 DISSOLUTION. The Company shall be dissolved upon the earliest to occur of the following:

    (a) payment to the Company of all amounts due on the Loans, and if any Loans have become Foreclosure Loans, the completion of all efforts of the Company to realize the proceeds of such Loan and the underlying collateral; or

    (b) the express written consent of the Managing Member or the unanimous consent of the Members; or

    (c) the termination of the Company in accordance with Section 2.3; or

    (d) the entry of a decree of judicial dissolution of the Company; or

    (e) the withdrawal, removal, dissolution or bankruptcy of the Managing Member, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

    SECTION 11.2 LIQUIDATION. (a) Upon the dissolution of the Company, the Managing Member shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Company and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Company, to distribute the remaining assets to the Members PRO RATA in accordance with the positive balance in their respective Capital Account.

    (b) Upon dissolution, the Members shall look solely to the assets of the Company for the return of their Capital Contributions. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managing Member, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

    SECTION 11.3 TERMINATION. The Company shall terminate when all property owned by the Company shall have been disposed of and the assets, after payment of, or due provision has been taken for, liabilities to Company creditors shall have been distributed as provided in this Agreement. Upon such termination the Managing Member shall execute and cause to be filed a certificate of discontinuance of the Company and any and all other documents necessary in connection with the termination of the Company.

                                  ARTICLE XII
                  AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

    SECTION 12.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Managing Member without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including. without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Managing Member and Members with Capital Accounts that are more than 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall without the prior consent of each of the Members adversely affected thereby, increase the liability of any Member, decrease any Member's interest in Net Income or items of income or gain and distributions or increase any Member's interest in Net Loss or items of deduction or loss. The Managing Member shall send to each Member a copy of any amendment to this Agreement.

    SECTION 12.2 AMENDMENT OF CERTIFICATE OF FORMATION. In the event this Agreement shall be amended under Article XI, the Managing Member shall amend the Certificate of Formation or any other governmental filings of the Company, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

    SECTION 12.3 POWER OF ATTORNEY. Each Member hereby irrevocably constitutes and appoints the Managing Member as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following; (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Certificate of Formation and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Managing Member and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or the Managing Member shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Managing Member or, after listing all of the Members, including such Member, by a single signature of the Managing Member acting as attorney-in-fact for all of them; and, (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Company, except that where the assignee thereof has been approved by the Managing Member for admission to the Company and a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, acknowledge, and file any instrument necessary to effect such substitution.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

    SECTION 13.1  NOTICES.

    (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Company or to such other addresses as may have been specified in a written notice duly given to the other.

    (b)  Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided that if transmitted by facsimile such transmittal is confirmed, and (iii) three
(3) days after the deposit of same in the United States certified mail, return receipt requested.

    SECTION 13.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

    SECTION 13.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

    SECTION 13.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any subscription documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.

    SECTION 13.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Company to carry out the intent and purposes of this Agreement.

    SECTION 13.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.

    SECTION 13.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives during the term of the Company and during the period of its liquidation following any dissolution any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

    SECTION 13.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other Person not a party to this Agreement.

    SECTION 13.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

    SECTION 13.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

    SECTION 13.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

    SECTION 13.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Nevada without giving effect to principles of conflict of laws.

    SECTION 13.13 SIGNATURES. The signature of the Managing Member shall be sufficient to bind the Company to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets, provided that the action being taken in connection therewith shall be authorized under the terms of this Agreement.

    IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

CONREX FINANCIAL INTERNATIONAL, INC.,
DOING BUSINESS AS GLOBAL EXPRESS
CAPITAL MORTGAGE

By:                    /s/ CONNIE FARRIS
            --------------------------------------
                   Connie Farris, President

                             MEMBER SIGNATURE PAGE

    IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Operating Agreement of Global Express Capital Real Estate Investment Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                                ADDRESS FOR NOTICE (Please Print):

(Exact Name to appear on Certificate)

SIGNATURE:

By:

Printed Name:                                  Attention:

Title:                                         Telecopy:

                                               Tax Identification #:

Dollar Amount of Capital Contribution: $

Dated:

                                   SCHEDULE A
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                                    MEMBERS

                                                  AMOUNT OF
                                                   CAPITAL
               NAME AND ADDRESS                  CONTRIBUTION
               ----------------                  ------------
                                                 $

                                          TOTAL  $

                                                                       EXHIBIT C

    BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY
                    RIGHT UNDER THE FEDERAL SECURITIES LAWS.

                      SUBSCRIPTION AGREEMENT INSTRUCTIONS

A.  COMPLETION OF SUBSCRIPTION AGREEMENT

    1.  SUBSCRIPTION AND RELATED UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES:
       PLEASE READ CAREFULLY PAGES C-1 THROUGH C-12.

       - Indicate appropriate type of ownership on page C-4.

       - If you are an individual complete page C-5. If you are a trust or corporation, etc. complete page C-7.

       - If you are investing in an employee benefit plan complete page C-8.

       - Indicate the investment amount and check whether this is your initial investment or an additional investment on page C-11.

       - All parties must date and sign on page C-12.

    2.  INVESTMENT ACCOUNT APPLICATION WITH SUITABILITY STANDARDS

       - Fill out individual account holder, co-account holder, and legal entities (non-benefit plans) as appropriate on pages C-5 through C-9.

       - Complete financial status and suitability on page C-6.

    3.  DISTRIBUTION INFORMATION. Fill out all information on page C-11.

    4.  SIGNATURE PAGE. Sign and date on page C-12.

B. PAYMENT. ALL SUBSCRIPTIONS MUST BE A MINIMUM OF $2000 ($5000 FOR NEVADA RESIDENTS).

                               IF YOU ARE PURCHASING DURING THE   IF YOU ARE PURCHASING FOLLOWING
                                COURSE OF THE MINIMUM OFFERING   THE PERIOD OF THE MINIMUM OFFERING
                               --------------------------------  ----------------------------------
Payment by Bank Check
or Certified Check:..........  Make payable to the order of      Make payable to the order of
                               "Southwest Escrow Company"        "Global Express Fund I"

Payment by Wire Transfer:....  U.S. Bank of Nevada               Bank of America, N.A.
                               ABA No. 121201694                 ABA No. 122400724
                               Southwest Escrow Company          Global Express Fund I
                               Account No. 1537-9030-9204        Account No. 004961930215
                               Re: Escrow No. 01-09-0003DEP
                               Attn: Dale E. Puhl

C. QUESTIONS. If you have any questions when completing this subscription agreement, please call Global Express Securities, Inc. 1-800-988-1488

D.  RETURN OF DOCUMENTS. The Subscription Agreement should be returned to the following address: Global Express Securities, Inc.
                         8540 South Eastern Ave, Suite 210
                         Las Vegas, NV 89012

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

    The undersigned hereby applies to become a member in GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, a Nevada limited liability company (the "Global Express Fund"), and subscribes to purchase a unit (the "Unit") in the dollar amount specified herein representing an interest in the Fund as set forth in the Global Express Fund operating agreement attached as Exhibit B to the prospectus dated July 20, 2001.

    1. REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to the Global Express Fund and its manager, Conrex International Financial, Inc., which operates under the assumed name, Global Express Capital Mortgage (the "Manager") as follows:

        (a)  I have received, read and understand the prospectus dated
    August   , 2001, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

        (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

        (c) I am aware that this subscription may be rejected in whole or in part by the Manager in its sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS FACTORS" set forth in the prospectus; and that there will be no public market for the Units, and accordingly, it may not be possible for me to readily liquidate my investment in the Fund.

        (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that the Units may not be sold or otherwise disposed of without the prior written consent of the Manager, which consent may be granted or withheld in its sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the operating agreement, and that if I am a resident of Nevada or if the transfer occurs in Nevada, any such transfer is also subject to the prior written consent of the Nevada Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

        (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Global Express Fund. If acting in a representative or fiduciary capacity for a corporation, Global Express Fund or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, Global Express Fund, trust, person or entity.

        (f) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another. I understand that the sale, transfer and assignment of the Units are subject to restrictions and may not be sold, transferred or assigned except in accordance with the terms of the operating agreement of Global Express Fund, and I am aware that the certificate evidencing the Units will bear the following restrictive legend:

       THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMPANY'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

        (g) I acknowledge and agree that counsel representing the Global Express Fund, the Manager and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

        (h) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Global Express Fund.

    By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

    2. POWER OF ATTORNEY. Upon acceptance of this subscription, the undersigned hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, verify, deliver, record and file, on its behalf the following; (i) the Global Express Fund's operating agreement attached as Exhibit B to the prospectus (the "operating agreement") (i) any amendment to the operating agreement which complies with the provisions thereof and (iii) any amendment to the Global Express Fund's certificate of formation and any other governmental filings and any amendment thereto required because the operating agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Global Express Fund or in the capital contributions of its members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Global Express Fund or the Manager shall have had notice thereof, (ii) may be exercised for a member by a facsimile signature of the Manager or, after listing more than one member, including the undersigned, by a single signature of the Manager acting as attorney-in-fact for all of them; and, (iii) shall survive the delivery of an assignment by a member of the whole or any portion of its Units or interest in the Global Express Fund, except that where the assignee thereof has been approved by the Manager for admission to the Fund and a substituted member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.

    3. ACCEPTANCE. This subscription agreement will be accepted or rejected by a Manager within five (5) days of its receipt by the Global Express Fund. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase a Unit in the dollar amount specified herein. The Manager will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with the cancelled check) of the agreement will be evidence of the purchase of the Units.

    4. PAYMENT OF SUBSCRIPTION PRICE. The full purchase price for the Units, equal to the dollar amount thereof, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the Manager, until my funds are needed to fund a mortgage investment or for other proper Global Express Fund purposes. In the interim, my subscription funds will earn interest at rates equal to the rates received by the Company or short-term cash deposits or securities.

    5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, A NEVADA LIMITED LIABILITY COMPANY, AND ITS MANAGER AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

    6. SIGNATURE. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

           GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC
                             SUBSCRIPTION AGREEMENT
                   PLEASE READ THIS AGREEMENT BEFORE SIGNING

--------------------------------------------------------------------------------

Type Of Ownership: (check one)

  1. / / SINGLE PERSON (I)
       (Investor and Trust Custodian must sign)

  2. / / MARRIED PERSON--SEPARATE PROPERTY (I-2)

 *3. / / COMMUNITY PROPERTY WITH RIGHTS OF SURVIVORSHIP (COM)

 *4. / / TENANTS IN COMMON (T)
       (All parties must sign)

 *5. / / JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (J)
       (All parties must sign)

  6. / / CORPORATION (C):
       (Authorized party must sign)

  7. / / TRUST (TR)
       (Trustee signature required)
    / / Taxable
    / / Tax Exempt

  8. / / PENSION PLAN (PP)
       (Trustee signature required)

  9. / / PROFIT SHARING PLAN (PSP)
       (Trustee signature required)

*10. / / ROTH IRA (RRA)
       (Investor and Trust Custodian must sign)

*11. / / Rollover ROTH IRA (RRI)
       (Investor and Trust Custodian must sign)

*12. / / INDIVIDUAL RETIREMENT ACCOUNT (IRA)

*13. / / IRA/SEP (SEP)
       (Investor and Trust Custodian must sign)

*14. / / ROLLOVER IRA (ROI)
       (Investor and Trust Custodian must sign)

 15. / / KEOGH (H.R.10) (K)
       (Custodian signature required)

 16. / / PARTNERSHIP (P)
       (Authorized Party must sign)

 17. / / NON-PROFIT ORGANIZATION (NP)
       (Authorized Party must sign)

 18. / / CUSTODIAN (CU)
       (Custodian signature required)

 19. / / CUSTODIAN/UGMA (UGM)
       (Custodian signature required)

 20. / / OTHER (Explain)

-------------------------------------------

-------------------------------------------

-------------------------------------------

------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.


1. INDIVIDUAL             Type or print your name(s) exactly as it should appear in
INVESTOR                  the account records of the Fund. Complete this section for individual investors and all trusts other than an IRA/Keogh or other qualified plans, If an IRA/Keogh or qualified plan,
                          Section 2 must also be completed. All checks and
                          correspondence will go to this address unless another
                          address is listed in Sections 2 or 5 below.

                          Individual Name

                          Additional Name(s) if held in joint tenancy, community property, tenants-in-common

                          Street Address

                          City                            State                        Zip
                          Code

                          Daytime Phone Number                           Evening Phone
                          Number

                          Taxpayer ID#                                          Social
                          Security #

                          A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs,
                          (HR10) and qualified plans, the taxpayer identification
                          number is your plan or account tax or employer
                          identification number. For most individual taxpayers, it is your social security number. NOTE: If the Units are to be
                          held in more than one name, only one number will be used and will be that of the first person listed.)

                          Date of Birth

                          Citizenship U.S.     Other

                          Occupation                          Employer Name

                                                              Employer Address

                                                              City       State       Zip


                          Investment Objective:

                          Preservation of capital and monthly income distributions (check)

                          Other (please explain)

                          Investor's Net Worth, exclusive of home, furnishings, and
                          automobile
                          (check appropriate range)

                          under $45,000            $45,000-$49,999          $50,000-$59,000
                          $60,000-$64,999          $65,000-$124,999         $125,000-$149,000
                          $150,000-$199,999        $200,000-$224,999        $225,000-$249,999
                          $250,000- or greater


                          Please provide any other information that would help the
                          Manager determine whether the Investor has sufficient
                          knowledge and experience in financial and business matters to evaluate the merits and risks of this security.
                          Investor's Annual Income (check appropriate range)

                          under $45,000            $45,000-$49,999          $50,000-$59,000
                          $60,000-$64,999          $65,000-$124,999         $125,000-$149,000
                          $150,000-$199,999        $200,000-$224,999        $225,000-$249,999
                          $250,000- or greater


                          Total Assets of the Investor(s): $

                          Discuss your investments in the last five years and discuss who made the relevant investment decisions (you, your
                          financial advisor, broker, accountant or attorney).

                          Please provide any other information that would help the
                          Manager determine whether the Investor has sufficient
                          knowledge and experience in financial and business matters to evaluate the merits and risks of this security.

                          Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential
                          company investment?
                          YES NO

                          If yes, please explain:

                          Are you an associated person of another member of the NASD? YES NO

2. LEGAL ENTITIES         Name of Investor:
   (NON-BENEFIT PLANS)    Type of Legal Entity:
   TRUST COMPANY,
   CORPORATION,           Please print here the exact name of Custodian or
   PARTNERSHIP OR         Administrator
   LIMITED LIABILITY
   COMPANY                Address

                          City                               State            Zip

                          Taxpayer ID#                                    Tax Year End
                          SIGNATURE:

                          (X)
                          Trust Company, Custodian or Administrator

                          Please provide the names of any persons authorized to transact business on behalf of the legal entity.

                          Investment Objective:

                          Preservation of capital and monthly income distributions (check)

                          Other (please explain)

                          Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions
                          (director, officer, financial advisor, broker, accountant or attorney):

                          Please provide any other information that would help the
                          Manager determine whether the Investor has sufficient
                          knowledge and experience in financial and business matters to evaluate the merits and risks of this security.

                          Is the Investor subject to any regulatory or other
                          constraints that may preclude or limit the Investor's
                          participation in any potential company investment? YES NO

                          If yes, please explain:

                          Is Investor an associated person of another member of the
                          NASD? YES NO


3. EMPLOYEE               Name of the Plan:
BENEFIT PLAN

                          Name of Administrator of the Plan ("Administrator"):

                          Investment Objective:

                          Preservation of capital and monthly income distributions (check)

                          Other (please explain)

                          Total assets (as indicated on most recent balance sheet) of the Investor:
                          $

                          Does this investment exceed 10% of the Plan's assets?
                           YES  NO

                          Is the Plan an "employee benefit plan" within the meaning of
                          Title I of ERISA (an "ERISA Plan") with a fiduciary as
                          defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment advisor (other than an
                          affiliate of the Manager), which fiduciary will decide
                          whether to purchase Units?  YES  NO

                          If yes, please explain:

                          Is the Plan an employee benefit plan other than an ERISA plan?
                          YES  NO

                          If yes, provide details as to the nature (IRA, KEOGH, etc.)
                          and the person making investment decisions on behalf of the
                          Plan

                          Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?
                          YES NO

      IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE
       REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

    The Administrator of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

    All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in a certain company (the "Plan Company") have been considered by the Administrator of the Plan.

    The Administrator and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of the security, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any securities, or (c) are employers maintaining or contributing to such Plan.

    An investment in the Plan Company conforms in all respects to the governing documents of the Plan.

    The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Plan Company conforms in all respect to laws applicable to the Plan and the Plan documents; and in making this investment, the Plan, its fiduciaries and its Administrator are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Plan Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

    The Plan's governing documents do not prohibit the Plan Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

    The Plan's proxy voting guidelines do not apply to securities held by the Plan Company.

    The Plan, its Administrator and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

    ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

    ______YES ______NO

    Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

4.  INVESTMENT

    Amount of payment enclosed $________________________________________________

    Minimum subscription is $2,000 ($5,000 in State of Nevada) with additional investments in increments of $1,000.

Initial Investment                             Additional Investment

                               IF YOU ARE PURCHASING DURING THE  IF YOU ARE PURCHASING FOLLOWING THE
                               COURSE OF THE MINIMUM OFFERING    PERIOD OF THE MINIMUM OFFERING
Payment by Bank Check or
Certified Check:.............  Make payable to the order of      Make payable to the order of
                               "Southwest Escrow Company"        "Global Express Fund I"

Payment by Wire Transfer:....  U.S. Bank of Nevada               Bank of America, N.A.
                               ABA No. 121201694                 ABA No. 122400724
                               Southwest Escrow Company          Global Express Fund I
                               Account No. 1537-9030-9204        Account No. 004961930215
                               Re: Escrow No. 01-09-0003DEP
                               Attn: Dale E. Puhl

5. ALTERNATIVE ADDRESS FOR CASH DISTRIBUTIONS (IF THE SAME AS IN 1 OR 2, PLEASE DISREGARD)

________________________________________________________________________________
Name

________________________________________________________________________________
Address

________________________________________________________________________________
City                                             State              Zip

________________________________________________________________________________
Account Number

If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will the Fund or its affiliates be responsible for any adverse consequences of direct deposits.

    If the proceeds of distributions are to be wired rather than sent by check, the account to which such proceeds should be wired is:

________________________________________________________________________________
Name of Financial Institution

________________________________________________________________________________
Routing ABA Number

________________________________________________________________________________
Address of Financial Institution

________________________________________________________________________________
Financial Institution Account Name and Number

6.  SIGNATURES PAGE

INDIVIDUAL(S):

Investor's primary residence is in _____________________________________________

                  Signature of Subscriber                     Date:

                  Print Name of Subscriber

                 Signature of Co-Subscriber                   Date:

                Print Name of Co-Subscriber

ENTITIES (OTHER THAN PLANS)

                  Print Name of Subscriber

By:                                                           Date:
             Signature of Authorized Signatory

             Print Name and Title of Signatory

By:                                                           Date:
       Signature of Required Authorized Co-Signatory

            Print Name and Title of Co-Signatory

BENEFIT PLAN ENTITIES

          Signature of Individual Plan Participant            Date:

         Print Name of Individual Plan Participant

             Signature of Custodian or Trustee                Date:

             Print Name of Custodian or Trustee

          Signature of Other Authorized Signatory             Date:

          Print Name of other Authorized Signatory

7.  ACCEPTANCE

    THE SUBSCRIPTION AGREEMENT WILL NOT BE AN EFFECTIVE AGREEMENT UNTIL IT OR A FACSIMILE IS SIGNED BY A MANAGER OF GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC A NEVADA LIMITED LIABILITY COMPANY.

(Office Use Only)

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been: ____Accepted ____Accepted in Part ____Rejected ____Other

Subscription Amount: $                         Dated:

By:  ---------------------------------------
     Connie S. Farris, President
     Global Express Capital Mortgage, Manager

By:    Registered NASD Representative          Date:

By:                                            Date:
                  Principal

By:                                            Date:
                  Principal

                                                                      APPENDIX A

                      STATE INVESTOR SUITABILITY STANDARDS


    You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. Our including a state in the chart below is for informational purposes only and is not intended to imply that the offering of units has been qualified in the particular state at this time. We will not sell units in a state in which we have not qualified the offering.



                           1. MINIMUM NET WORTH AND
STATE(S)                   MINIMUM GROSS INCOME; OR   MINIMUM NET WORTH    2. ADDITIONAL STANDARDS

Alabama, Arkansas,         $45,000/$45,000                $ 150,000       N/A
Colorado, Connecticut,
Delaware, Florida,
Georgia, Hawaii, Idaho,
Illinois, Indiana,
Kentucky, Michigan,
Minnesota, Montana, New
Mexico, New York,
Oklahoma, Oregon, Texas,
Utah, Vermont, Virginia,
Washington, West
Virginia, Wisconsin

Arizona, Alaska,           $60,000/$60,000                $ 225,000       Minimum investment in
California, Iowa,                                                         Iowa for IRAs is $3,000.
Massachusetts,                                                            Minimum investment in
Mississippi, Missouri,                                                    North Carolina is $5,000.
New Jersey, North
Carolina, Tennessee

Maine                      $50,000/$50,000                $ 200,000       N/A

New Hampshire              $125,000/$50,000               $ 250,000       N/A

South Carolina             $65,000/$65,000                $ 150,000       N/A

Nevada                     $45,000/$45,000                $ 150,000       Minimum investment is
                                                                          $5,000 ($2,000 for IRAs)

Kansas, Nebraska, Ohio,    $45,000/$45,000                $ 150,000       Investment is less than
Pennsylvania                                                              10% of Net Worth. We will
                                                                          make no sales in these
                                                                          states until we receive
                                                                          proceeds of at least
                                                                          $5,000,000.


                           1. MINIMUM NET WORTH AND
STATE(S)                   MINIMUM GROSS INCOME; OR   MINIMUM NET WORTH    2. ADDITIONAL STANDARDS
District of Columbia,      These jurisdictions do not have quantified suitability requirements. We
Louisiana, North Dakota,   believe that it is reasonable for us to rely upon the suitability
Rhode Island               standards set forth above when selling units to residents of these jurisdictions.
Maryland, South Dakota,    No minimum requirements. Disclosure state only. We will follow the
Wyoming                    guidelines for the preponderance of the states above in selling units in these states.

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                             IN RULE 260.141.11 OF
      THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE "CODE")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

    (1) to the issuer;

    (2) pursuant to the order or process of any court;

    (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

    (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

    (5) to the holders of securities of the same class of the same issuer;

    (6) by way of gift or donation inter vivos or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

   (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

   (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

   (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

   (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

   (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

   (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
        (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

   (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

   (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    The expenses incurred and estimated to be incurred in connection with this offering or paid by our manager, at its own expense, are as follows:


Securities and Exchange Commission Registration Fee.........  $ 25,000
NASD Filing Fees............................................    10,500
Blue Sky Fees...............................................    12,000
Accounting Fees and Expenses................................    15,000
Legal Fees and Expenses.....................................    80,000
Printing Fees and Expenses..................................    50,000
Mailing.....................................................     5,000
Miscellaneous...............................................     5,000
                                                              --------
Total.......................................................  $202,500
                                                              ========

ITEM 32. SALES TO SPECIAL PARTIES

    Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Indemnification of our manager and any member; any affiliate of a member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any member; and any employee or agent of ours or assign thereof, is provided for in Sections 3.5, 6.5, and 6.6 of the operating agreement, as more fully described below.

    Section 6.6 of the operating agreement requires us to indemnify our manager and its affiliates from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse the manager and its affiliates for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Nevada Revised Statutes, Limited Liability Companies law ("NRS") 86.451, we will not indemnify persons or advance payments for acts or omissions which are established to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

    Section 6.6 of the operating agreement gives the manager the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of Global Express Fund against any liability incurred by them in their capacities as such, whether or not Global Express Fund has the power to indemnify them against such liability.

    Section 3.4 of the operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of Global Express Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of Global Express Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of Global Express Fund solely by reason of being a manager or member or being a person affiliated with either of them.

    Section 6.8 of the operating agreement states that our manager may be removed Cause (as defined below) and as otherwise specifically provided in operating agreement. "Cause" means the manager (i) has been convicted of a felony, (ii) has committed fraud against Global Express Fund or (iii) has acted or omitted to take action on behalf of Global Express Fund which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists; provided that any removal of the manager for Cause shall be effected by a vote of the members whose aggregate capital exceed 50% of the aggregate of all members' capital at such time.

    NRS 86.371 states that unless it has been provided otherwise in the articles of organization, the manager of any limited liability company formed in Nevada cannot be individually liable for the debts of the company.

    NRS 86.411 law states that a limited liability company may indemnify a manager or member who was or is a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the company against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    NRS 86.421 provides for indemnification for any person named or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the company to procure a judgment in its favor. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    NRS 86.431 states that to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in NRS 86.411 and 86.421, or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Additionally, any indemnification under NRS 86.411 and 86.421, unless ordered by a court or advanced pursuant to NRS 86.441, may be made by the limited liability company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made:

    (a) By the members or managers as provided in the articles of organization or the operating agreement;

    (b) If there is no provision in the articles of organization or the operating agreement, by a majority in interest of the members who are not parties to the action, suit or proceeding;

    (c) If a majority in interest of the members who are not parties to the action, suit or proceeding so order, by independent legal counsel in a written opinion; or

    (d) If members who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

    NRS 86.441 provides in pertinent part that the operating agreement or a separate agreement made by a limited liability company may provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company.

    NRS 86.451 states in pertinent part that indemnification or advancement of expenses authorized in or ordered by a court does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in his official capacity or an action in another capacity while holding his office, except that indemnification or the advancement of expenses, unless ordered by a court, may not be made to or on behalf of any member or manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Further, NRS 86.451 provides that indemnification or advancement of expenses continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of his heirs, executors and administrators.

    NRS 86.461 provides that a limited liability company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a manager, member, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

    Insofar as indemnification for liabilities arising under the Securities act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnifications is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

    Not applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

    (b) Exhibits:


          1.1           [Form of] Underwriting Agreement
          1.2           [Form of] Selected Dealer Agreement
         *3             Articles of Organization, as amended
          4.1           Amended and Restated Operating Agreement of Registrant
                        (included as Exhibit B to the Prospectus)
          4.2           Subscription Agreement and Power of Attorney (included as
                        Exhibit C to the Prospectus)
          4.3           Form of Unit Certificate
         *5.1           Opinion of Snow Becker Krauss P.C. with respect to legality of the securities
         *8             Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters
         10.1           Escrow Agreement with Southwest Escrow Company, as Escrow
                        Agent
        *23.1           Consent of Snow Becker Krauss P.C. (contained in
                        Exhibit 5.1)
         23.2           Consent of James R. Bonzo, C.P.A


------------------------

*   Previously filed

ITEM 37. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933; to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

        (4) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) To send to each member at least on an annual basis a detailed statement of any transactions with our manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (7) To provide to the members the financial statements required by Form 10-K for the first full year of operations of the Company.

        (8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by our manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

        (9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

[The remainder of this page intentionally left blank]

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 4 on Form S-11 and has duly caused this Amendment to Registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on September 26, 2001.



                                                       GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT
                                                       FUND I, LLC

                                                       By:  Conrex International Financial, Inc. d/b/a
                                                            Global Express Capital Mortgage, its Sole
                                                            Manager

                                                            /s/ CONNIE S. FARRIS
                                                            -----------------------------------------
                                                            Connie S. Farris
                                                            DIRECTOR AND PRESIDENT
                                                            (CHIEF EXECUTIVE OFFICER OF MANAGER)



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the date indicated.



                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                /s/ CONNIE S. FARRIS
     -------------------------------------------       Director and President of    September 26, 2001
                  Connie S. Farris                       the Manager